UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

Mondelēz International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

SNACKING MADE RIGHT Notice of 2020 Annual Meeting of Shareholders and Annual Proxy Statement

AT-A-GLANCE 2019 OVERVIEW $268 2019 NET REVENUES REVENUES BY CATEGORY 2019 Cheese & Grocery 7% Gum 80,000 EMPLOYEES REVENUE PERCENTAGES BY MARKET 2019 Cheese & Grocery 7% Beverages 4% North America 27% ($7.18) 150 COUNTRIES Europe 39% ($10.08) Gum & Candy 13% Biscuits 44% Chocolate 32% latin America 12% ($3.0B) AMEA % ($5.8B) OUR STRATEGIES TO LEAD THE FUTURE OF SNACKING GROWTH We are accelerating consumer centric growth by taking a broader approach to snacking, balancing our investment across both globaland localbrands, transforming our marketing and investing in key markets and adjacencies. EXECUTION We are driving operationalexcellence in sales execution, marketing, supply chain and generating continuous cost and quality improvement across the business. CULTURE We are building a winning growth culture that more effectively leverages localcommercialexpertise, invests in talent and key capabilities while enabling the business to move with greater speed and agility. SOME OF OUR BRANDS 9 globalleaders (44% of total revenue) 60+ local jewels (47% oftotalrevenue),including:

LETTER FROM OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

DIRK VAN DE PUT
CHAIRMAN & CEO

APRIL 1, 2020



WE ARE VERY EXCITED ABOUT THE FUTURE OF MONDELĒZ INTERNATIONAL AND OUR ABILITY TO ACCELERATE GROWTH AND DELIVER VALUE FOR OUR SHAREHOLDERS, CUSTOMERS, CONSUMERS AND COLLEAGUES.

Dear Fellow Shareholders,

I'd planned to begin my letter to you celebrating our 2019 achievements. However, in the current circumstances, I want to first address COVID-19 and demonstrate the robust measures we are taking to mitigate its impact on our colleagues, customers, consumers and you, our shareholders.

Our hearts, of course, go out to all of those who are impacted by the outbreak in whatever form, wherever they are in the world. At Mondelēz International, we're committed to doing our part to help prevent the further spread of the virus and have moved fast to manage this situation across our global business with robust plans and resourcing.

The safety and health of our colleagues is always a priority, never more so than now. We are working to keep our colleagues safe with additional health and security measures, such as enforcing social distancing protocols and enhanced sanitization procedures, implementing health checks and screening, and reducing where possible person-to-person contact in our supply chain.

Simultaneously, we've maintained business continuity across our manufacturing, distribution and sales organizations, thanks to strong connections with governments and regulators, and the significant commitment of our frontline staff across the world who have been working around the clock to keep our business running and help maintain the global food supply chain.

We know that consumers look to us to help provide sustenance during these challenging times, and we're living up to those expectations. We're leveraging our strong supplier relationships to maintain a consistent supply of ingredients and materials, using our supply chain flexibility to effectively manage demand for our products and providing high levels of service to our customers.

I am proud of how the team has responded to this pandemic and believe that it is at times like these that the spirit and resilience of Mondelēz International shines through. Our approach to managing this situation gives me confidence that we will emerge from this crisis with momentum and strength, to be even better than we were before.

Now, let me turn to 2019.

It's been two and a half years since I joined Mondelēz International, and I am amazed by and proud of the significant progress we have made with our purpose, strategy, structure and business results in that relatively short time. Our recent success is built on a tremendous foundation.

2020 PROXY STATEMENT 1

While our company is only eight years old, we’re home to some of the most powerful consumer goods brands in the world: Oreo, Cadbury, Milka, Halls, and Toblerone, to name just a few. These brands, several of which reflect a century of heritage in consumers’ lives, are an important driver of our current and future growth as we invest in marketing, innovation and distribution expansion. Alongside our global brands, we are also proud guardians of many local jewels, a majority of which are taste-of-the-nation brands in their countries of origin, loved deeply for the connections and memories they inspire and evoke. These include Alpen Gold in Russia, or LU in France, or BIS in Brazil. Part of our growth strategy is to give these brands their fair share of investment to grow their following and nurture innovative ways to expand their reach. Combined with the robust growth that we continue to see in the $1.2 trillion global snacking market, our brand portfolio, strong market positions and geographic reach give us the confidence in our plans to continue to drive growth and fulfill our mission to lead the future of snacking. SNACKING MADE RIGHT Successful organizations today are guided not only by their financial objectives, but also by their purpose and the value they create for the broader society. For Mondel?z International, this purpose is to empower people to snack right. All over the world, snacking is on the rise, particularly among younger generations. But people don't want to have to choose between snacking and eating right. This universal tension inspires us – the 80,000 Mondel?z International makers and bakers across 150 countries – to go the extra mile to offer consumers the right snack, for the right moment, made the right way. Providing the right snack means offering a broad portfolio of products, from wholesome to indulgent, offering the consumer choices for those moments between or in replacement of a meal. To reach our consumers successfully, we need to be available in the right channels and in the right formats, ready to keep pace with their busy lives. The right moment is also about encouraging consumers to snack mindfully, giving thought to nutrients, portion sizes and their snacking needs, and seeing our products as part of a balanced diet overall. Finally, the right way informs how we run our business and how we produce our products, governing all aspects of how we create value from the sustainable farming of our ingredients through to mitigating the impact of our operations on the climate. While evolution and change are constants in our world, our purpose gives us a guiding light and a source of inspiration as we continue to pursue our business strategy and financial goals. STRATEGIC PROGRESS AND STRONG FINANCIAL RESULTS In 2019, we delivered on our new strategy to accelerate growth by focusing on the consumer, driving operational excellence and building a winning growth culture. Our results demonstrated the success of this strategy, as we exceeded our goal for top-line growth, expanded operating income and increased our Free Cash Flow.(1) 2019 financial highlights include: ? Diluted earnings per share was $2.65, up 16 percent; Adjusted EPS(1) was $2.47, up 8 percent on a constant currency(1) basis; ? Net revenues decreased 0.3 percent, driven by unfavorable currency impacts; Organic Net Revenue(1) grew 4.1 percent with balanced volume/mix and pricing; ? Cash provided by operating activities was $4.0 billion, Free Cash Flow(1) was $3.0 billion; and ? We returned $3.0 billion in capital to our shareholders through dividends and share repurchases; since our creation eight years ago, we’ve returned more than $24 billion to our shareholders. Our 2019 results were driven by progress on each of our three strategic priorities: ACCELERATING CONSUMER-CENTRIC GROWTH Our shift to a more consumer-centric growth culture is evident in our new marketing approach, which we have applied to many of our global and local brands, leading to increased brand equity and growth in key markets. In 2019, for the first time in many years, we increased investment in our brands and kick-started a virtuous investment cycle: Each year, we hope to generate sufficient margin to increase our profits, as well as to continue to reinvest part of that extra margin in our brands, our innovation, our routes-to-market and our people. These investments will allow us to continue to capture growth in key markets and through new channels, reaching more consumers and gaining market share in critical markets like the U.S., India and China.

DRIVING OPERATIONAL EXCELLENCE We continue to improve execution in our factories and across our supply chain, driving out unnecessary costs and improving our customer service. We are constantly striving for best-in-class in-store execution and marketing activations in order to delight more consumers more frequently. Our seasonal execution on brands like Milka and Cadbury in Europe, for instance, has been particularly strong. Our strategic investments in technology and improvements in procurement are generating productivity savings across the supply chain. BUILDING A WINNING GROWTH CULTURE Our organizational and incentive structures are designed to empower local leadership to drive innovation and growth, shifting the mindset from a singular focus on cost. We’re simplifying processes to enable faster decision-making by removing unnecessary meetings, for instance. We’re encouraging local teams to test and learn with new ideas before making big bets, and to make decisions based on what’s best for their consumers. We’ve also aligned the incentive structure towards growth. These changes have not only empowered our local business units but also increased their engagement and commitment. I strongly believe that this new model and strategy provides the basis for sustained long-term growth for Mondel?z International. We are well-placed to deliver on our long-term financial targets and capital allocation priorities, which include Organic Net Revenue(1) growth of 3 percent plus; high-single digit Adjusted EPS(1) growth at constant currency(1); Free Cash Flow(1) of more than $3 billion per year; and dividend growth outpacing Adjusted EPS growth. IMPACT FOR PEOPLE AND PLANET Alongside our performance metrics, we are also tracking significant sustainability and nutrition-related goals for our company. We’re seeing, quite rightly, more attention from consumers and investors in this space and will continue to be transparent in sharing our objectives and progress, as well as in engaging investors and stakeholders on our journey. We have three simple priorities in this area: We grow our essential ingredients in a sustainable way; we advocate for the efficient use of resources for minimal or zero environmental impact; and we promote the mindful consumption of our products. In sustainable sourcing, our first priority is cocoa: We are scaling our successful Cocoa Life sustainability program even further and working to make human rights respected across the cocoa supply chain. By 2025, we aim for Cocoa Life to produce 100% of the cocoa volume we require for our global chocolate brands. On environmental impact, we plan to cut emissions across our operations by 10% by 2025 (2018 baseline), as well as make all our packaging recyclable by working in collaboration with indNGOs and governments. In mindful consumption, by 2025, we are targeting 20% of our snacks net revenues from portion-controlled offerings of less than 200 calories. We’ve set bold ambitions and we are making great progress. I invite you to explore our Sustainable and Mindful Snacking strategies in more detail at www.mondelezinternational.com. The present COVID-19 situation notwithstanding, we are very excited about the future of Mondel?z International and our ability to accelerate growth and deliver value for our shareholders, customers, consumers and colleagues. In the months ahead, we will have opportunities to engage with you and share more details on our progress in delivering our strategy. On behalf of the Mondel?z International team, thank you for your investment. Best wishes, Dirk Van de Put Chairman & CEO www.mondelezinternational.com (1) Organic Net Revenue, Adjusted EPS, Free Cash Flow and presentation of amounts at constant currency are non-GAAP financial measures. For definitions, GAAP to non-GAAP reconciliations and why we are not able to reconcile our long-term financial targets to their most directly comparable GAAP financial measures, see Annex A.

LETTER FROM OUR LEAD DIRECTOR

JOSEPH NEUBAUER

LEAD DIRECTOR

APRIL 1, 2020



IN PARTNERSHIP WITH MANAGEMENT, WE WORK TO ENSURE THAT THE COMPANY IS CREATING A POSITIVE IMPACT FOR PEOPLE AND THE PLANET WHILE CONTINUING TO DRIVE BUSINESS PERFORMANCE.

Dear Fellow Shareholders,

I am pleased to share with you the highlights of our work in 2019 to continue to reinforce the culture of independent oversight and strong corporate governance at Mondelēz International and on the Board of Directors. As independent Lead Director, I have been working in particular this year to deliver on our promises to increase shareholder engagement and to respond more fully to feedback received.

Mondelēz International achieved a great deal in the past year, as our Chairman and Chief Executive Dirk Van de Put and his team made significant advances in implementing our new consumer-centric growth strategy. The company met or exceeded all of its financial goals for the year, while embarking on a clear strategic shift towards durable top-line growth, investing in global and local brands, and creating a more local-first commercial culture, while maintaining an adherence to cost discipline.

I am proud to have worked closely with the Board and executive teams to define the new strategy, and I continue to remain closely involved with Dirk and the broader organization in its implementation and refinement as we continue our journey.

My engagement, and that of the Board as whole, includes supporting the company with the challenges raised by the current global COVID-19 epidemic. Like Dirk and the management team, we are impressed by the resilience and dedication shown by Mondelēz International colleagues during these unprecedented times and their commitment to the safety and health of consumers and the communities we operate in. We will continue to offer counsel and support on this matter as we progress.

As a Board, we lead the governance around our compensation practices so that we can attract, retain and reward the talent that we need to lead and shape the future of this organization, while embracing market best practices and a pay-for-performance philosophy. A key priority for 2019 has been robust engagement with our shareholders to better understand their perspectives on our compensation program, as well as our governance and sustainability practices. Since our 2019 annual meeting, under the Board's leadership and guidance, we reached out to shareholders representing 53% of our outstanding shares and had conversations with shareholders representing 41% of our outstanding shares. Four independent Board members participated in meetings with 20 shareholders representing 34% of outstanding shares. The discussions that I and other independent directors have had with these shareholders have been invaluable and have provided us with an understanding of what is most important to them. In particular, the Human Resources and Compensation Committee has made a number of enhancements to our executive pay program based on feedback from shareholders and other key stakeholders, as detailed in the Compensation Discussion and Analysis section of this proxy statement.

4 Mondelēz International 2020 PROXY STATEMENT

Another important Board responsibility is the stewardship of our Sustainable and Mindful Snacking agendas, which bring together our environmental sustainability, consumer well-being, community engagement and safety projects. The Board's Governance, Membership and Public Affairs Committee oversees our policies and programs related to corporate citizenship, including not only sustainability and environmental responsibility programs, but also political contribution and lobbying activities, public policy issues and the company's code of business ethics. In partnership with management, we work towards the company's global goals of creating a positive impact for people and the planet while continuing to drive business performance.

The Board of Directors' diverse backgrounds and extensive experience leading other large, internationally operating organizations is essential in this work. Across the team, there is a strong foundation and background in areas as diverse as marketing, manufacturing, innovation, technology, people development, finance, capital investments and strategic planning, enabling the Board to provide effective oversight and strong decision-making support to the broader company.

As part of our ongoing Board refreshment and consistent with our retirement age policy, I will not be renominated as a director at this year's annual meeting. It has been a privilege to serve on the Board and as independent Lead Director during my tenure. Mark Ketchum, who preceded me as independent Lead Director, will also not be renominated as a director at this year's annual meeting. The Board joins me in thanking him for his valuable service to Mondelēz International. Jean-François van Boxmeer will succeed me as Lead Director following the annual meeting and continue our commitment to independent oversight, provided that he is re-elected. Jean-François brings a wealth of experience to the independent Lead Director role, having served as Chairman of the Executive Board and Chief Executive Officer of Heineken N.V. since 2005. Jean-François has announced he is stepping down from Heineken, which will be effective in June. Furthermore, this year the Board is nominating a new director, Michael Todman, who will bring deep expertise in manufacturing and marketing and a fresh perspective to our Board. As Mondelēz International continues executing its new strategy, the Board is well-equipped to create long-term value for our shareholders.

On behalf of the Mondelēz International Board, thank you for your investment in our company and for your continued support of the work we do to create value for you, our shareholders. More information on our company, Board, corporate governance approach and policies, and our sustainable and mindful snacking initiatives is available in this proxy statement and on our website at *www.mondelezinternational.com*.

We value the trust that you place in us when you invest in Mondelēz International shares and we are committed to delivering on your expectations.

Sincerely,

Joseph Neubauer

www.mondelezinternational.com

Mondelēz International

2020 PROXY STATEMENT 5

TIME AND DATE 9:00 a.m. CDT on May 13, 2020 Venue Virtual Annual Meeting www.virtualshareholdermeeting.com/MDLZ2020 Record Date March 12, 2020 NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS ITEMS OF BUSINESS: 1. To elect as directors the 12 director nominees named in the Proxy Statement; 2. To approve, on an advisory basis, the Company’s executive compensation; 3. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accountants for the fiscal year ending December 31, 2020; 4. To vote on one shareholder proposal if properly presented at the meeting; and 5. To transact any other business properly presented at the meeting and at any adjournments or postponements of the meeting. FORMAT OF THE ANNUAL MEETING OF SHAREHOLDERS: Due to the continued public health concerns about in-person gatherings related to the COVID-19 outbreak, the Board of Directors has determined that this year we will hold a virtual Annual Meeting of Shareholders conducted via live webcast in order to support the health and well-being of our shareholders and other participants. We have designed the format of the Annual Meeting so that shareholders have the same rights and opportunities as they would have at a physical meeting. Shareholders will be able to submit questions during the meeting using online tools, providing our shareholders with the opportunity for meaningful engagement with the Company. Access to the Audio Webcast of the Annual Meeting: The live audio webcast of the Annual Meeting will begin at 9:00 a.m. CDT. Online access to the audio webcast will open 30 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. Log-In Instructions: To attend the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/MDLZ2020 using the 16-digit control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form (“VIF”). Submitting Questions at the Annual Meeting: An online portal is available to shareholders at www.proxyvote.com where you can view and download our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2019, and vote your shares. On the day of, and during, the Annual Meeting, you can view our agenda and meeting procedures and submit questions on www.virtualshareholdermeeting.com/MDLZ2020. Shareholders must have their 16-digit control number to submit questions. Shareholders will have an opportunity to raise questions about the items of business for the meeting. In addition, after the business portion of the Annual Meeting concludes and the meeting is adjourned, shareholders will have another opportunity to raise questions of a more general nature. We intend to answer during the Annual Meeting all questions submitted that are pertinent to the Company and the items being voted on by shareholders, as time permits and in accordance with our meeting procedures. Answers to questions not addressed during the Annual Meeting will be posted following the meeting on the investor relations section of our website. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and address all shareholder questions, we will respond to no more than three questions from any single shareholder. Technical Assistance: Online access to the webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the meeting or during the meeting time, please call 1-855-449-0991 (toll-free) or 1-720-378-5962 (international).

WHO MAY VOTE: Shareholders of record of Class A Common Stock at the close of business on March 12, 2020. DATE OF DISTRIBUTION: On or about April 1, 2020, we distributed the Notice of Internet Availability of Proxy Materials and made available the Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended December 31, 2019, online at http://materials.proxyvote.com/609207. On or about April 1, 2020, we expect to mail the Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended December 31, 2019, to shareholders who previously elected to receive a paper copy of the proxy materials. On behalf of our Board of Directors, management and employees, thank you for your continued support. Ellen M. Smith Senior Vice President & Chief Counsel, Chief Compliance Officer and Corporate Secretary April 1, 2020 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2020 Mondel?z International, Inc.’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019, are available at http://materials.proxyvote.com/609207. HOW TO VOTE Even if you plan to attend the Annual Meeting online, please vote in advance of the meeting using one of the following voting methods (see VIA THE WITH YOUR BY TELEPHONE BY MAIL Question 12 on page 104 for additional details). INTERNET MOBILE DEVICE Call the telephone If you received paper If you are voting via the Internet, with your Visit the website listed on Scan the QR barcode on number on your Notice of copies of your proxy mobile phone or by telephone, be sure to have your Notice of Internet your Notice of Internet Internet Availability of materials, mark, sign, your proxy card or VIF in hand and follow the Availability of Proxy Availability of Proxy Proxy Materials, proxy date and return the proxy instructions. You can vote any of four ways: Materials, proxy card or VIF to vote Materials, proxy card or VIF to vote card or VIF to vote card in the enclosed envelope to vote FORWARD-LOOKING STATEMENTS This proxy statement contains a number of forward-looking statements. Words, and variations of words, such as “will" “expect,” “may,” “believe,” "plan," "intend," “deliver,” “target,” “commitment" and similar expressions are intended to identify our forward-looking statements. Please see our risk factors, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. Mondel?z International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this proxy statement, except as required by applicable law or regulation.

Back to Contents

PROXY STATEMENT SUMMARY

This summary highlights select information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully and consider all available information before voting. For more complete information regarding the Company's 2019 performance, please see our Annual Report on Form 10-K for the year ended December 31, 2019 (the "2019 Form 10-K"). Throughout this Proxy Statement, "we," "us," "our," "the Company" and "Mondelēz International" refer to Mondelēz International, Inc.

2020 ANNUAL MEETING OF SHAREHOLDERS (THE "ANNUAL MEETING")

9:00 a.m. CDT on Wednesday, May 13, 2020

Due to the continued public health concerns about in-person gatherings related to the COVID-19 outbreak, the Annual Meeting will be a virtual meeting of shareholders.

Record Date March 12, 2020

Each outstanding share of Class A Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Shareholders may attend, vote and submit questions by visiting *www.virtualshareholdermeeting.com/MDLZ2020* and using the 16-digit control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or VIF.

HOW TO VOTE IN ADVANCE OF THE MEETING

Even if you plan to attend the Annual Meeting, please vote in advance of the meeting using one of the following voting methods (see Question 12 on page 104 for additional details). If you are voting via the Internet, with your mobile phone or by telephone, be sure to have your proxy card or VIF in hand and follow the instructions. You can vote in advance of the meeting any of four ways:

VIA THE INTERNET
Visit the website listed on your Notice of Internet Availability of Proxy Materials, proxy card or VIF to vote

WITH YOUR MOBILE DEVICE
Scan the QR barcode on your Notice of Internet Availability of Proxy Materials, proxy card or VIF to vote

BY TELEPHONE
Call the telephone number on your Notice of Internet Availability of Proxy Materials, proxy card or VIF to vote

BY MAIL
If you received paper copies of your proxy materials, mark, sign, date and return the proxy card in the enclosed envelope to vote

ITEMS OF BUSINESS

Item		Voting Choices	Board's Voting Recommendation	More Information
Company Proposals:				
Item 1.	Election of 12 director nominees	*With respect to each nominee:* For Against Abstain	FOR All Nominees ✓	Page 15
Item 2.	Advisory vote to approve executive compensation	For Against Abstain	FOR ✓	Page 94
Item 3.	Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the fiscal year ending December 31, 2020	For Against Abstain	FOR ✓	Page 95
Shareholder Proposal:				
Item 4.	Consider employee pay in setting Chief Executive Officer pay	For Against Abstain	AGAINST ✗	Page 98
Transact any other business that properly comes before the meeting.				

Mondelēz International

2020 PROXY STATEMENT 9

PROXY STATEMENT SUMMARY
ABOUT MONDELĒZ INTERNATIONAL

ABOUT MONDELĒZ INTERNATIONAL

Mondelēz International empowers people to snack right around the world. We are leading the future of snacking with iconic global and local brands such as *Oreo*, *belVita* and *LU* biscuits; *Cadbury Dairy Milk*, *Milka* and *Toblerone* chocolate; *Sour Patch Kids* candy and *Trident* gum. Our mission is to provide the right snack, for the right moment, made the right way.



APPROXIMATELY 80,000 EMPLOYEES BRING OUR BRAND TO LIFE MAKING AND BAKING OUR DELICIOUS PRODUCTS.


% OF 2019 NET REVENUES
44%
32%
13%
7%
4%
$26B IN NET REVENUES
Biscuits
Chocolate
Gum & Candy
Cheese & Grocery
Beverages



OUR PRODUCTS ARE ENJOYED IN APPROXIMATELY 150 COUNTRIES AROUND THE WORLD.


% OF 2019 NET REVENUES
12%
22%
39%
27%
NET REVENUES BY GEOGRAPHY
AMEA
Europe
North America
Latin America

DIRECTOR NOMINEES

ELECTION OF DIRECTORS – NOMINEES

The Governance, Membership and Public Affairs Committee (the "Governance Committee") recommended and the Board of Directors nominated each of the 11 incumbent directors listed here as well as one new director nominee: Michael Todman, the former Vice Chairman at Whirlpool Corporation. He brings a wealth of experience in manufacturing and marketing to the Board. The Board is not renominating Joseph Neubauer consistent with our retirement age policy and is also not renominating Mark Ketchum.

The terms of all director nominees elected at the Annual Meeting will end at the 2021 Annual Meeting of Shareholders or when a director's successor has been duly elected and qualified. Additional information about the director nominees is provided under "Director Nominees for Election at the Annual Meeting" on page 19.

10 Mondelēz International
2020 PROXY STATEMENT

OUR DIRECTOR NOMINEES AT A GLANCE LEWIS W.K. BOOTH Former Executive Vice President and Chief Financial Officer, Ford Motor Company Age: 71 Director since 2012 Committees: Finance, Compensation Independent PETER W. MAY President and a Founding Partner, Trian Fund Management, L.P. Age: 77 Director since 2018 Committees: Finance, Compensation Independent CHARLES E. BUNCH Retired Executive Chairman, PPG Industries, Inc. Age: 70 Director since 2016 Committees: Governance, Compensation Independent Jorge s. meSquita Former Executive Vice President and Worldwide Chairman, Consumer, Johnson & Johnson Age: 58 Director since 2012 Committees: Audit, Governance Independent debra a. Crew Former President and Chief Executive Officer, Reynolds American Inc., British American Tobacco p.l.c. Age: 49 Director since 2018 Committees: Audit, Finance Independent fredriC g. reynoLdS Former Executive Vice President and Chief Financial Officer, CBS Corporation Age: 69 Director since 2007 Committees: Audit (Chair), Finance Independent LoiS d. JuLiber Former Vice Chairman and Chief Operating Officer, Colgate-Palmolive Company Age: 71 Director since 2007 Committees: Governance, Compensation (Chair) Independent ChriStiana s. Shi Former President, Direct-to-Consumer, Nike, Inc. Age: 60 Director since 2016 Committees: Audit, Governance Independent PatriCK t. Siewert Managing Director and Partner, The Carlyle Group, L.P. Age: 64 Director since 2012 Committees: Audit, Finance (Chair) Independent miChaeL a. todman Former Vice Chairman, Whirlpool Corporation Age: 62 Director Nominee Independent Jean-françoiS m. l. van boxmeer Chairman of the Executive Board and Chief Executive Officer, Heineken N.V. Age: 58 Director since 2010 Committees: Finance, Compensation Independent dirK van de Put Chairman and Chief Executive Officer, Mondel?z International, Inc. Age: 59 Director since 2017 We are not renominating Mark Ketchum and Joseph Neubauer as directors. we vaLue the diverSity of our direCtor nomineeS 2 4 5.8YRS AVERAGE TENURE 3 TENURE DiVERSiTY 0-3 Years 4-6 Years 7-9 Years 10-13 Years 1 64YRS AVERAGE AGE 4 AGE DiVERSiTY 40s 50s 60s 70s 25% WOMEN 3 GENDER DiVERSiTY Female Male 4 2 9 4

Back to Contents

PROXY STATEMENT SUMMARY
OUR GOVERNANCE FRAMEWORK

OUR GOVERNANCE FRAMEWORK

OUR STRONG CORPORATE GOVERNANCE FRAMEWORK PROMOTES THE LONG-TERM INTERESTS OF SHAREHOLDERS AND ACCOUNTABILITY AND TRUST IN THE COMPANY

Our governance practices and policies enhance our Board's effectiveness and accountability and promote the Company's long-term success. We highlight here key aspects of our corporate governance framework. You can find additional detail under "Corporate Governance" beginning on page 26, "Compensation Governance" on page 73, and "2021 Annual Meeting of Shareholders" on page 107.

Key practice or policy	Benefits
Lead Director. Independent Lead Director has substantive responsibilities: • engages in planning and approval of meeting schedules/agendas; • presides over frequent executive sessions of independent directors; and • consults with major shareholders.	A highly effective and engaged Lead Director: • enhances independent directors' input and investors' perspectives on agendas and discussions; • fosters candid discussion during regular executive sessions of the independent directors; and • provides feedback to management regarding the Board's concerns and information needs.
Majority Independent Board. At least 80% of the directors shall meet the Nasdaq listing standards' independence requirements. Eleven of our twelve director nominees are independent.	Substantial majority of independent directors in the boardroom and fully independent committees effectively oversee management on behalf of shareholders.
Annual Elections. Shareholders elect directors annually by majority vote.	Strengthens Board, committee and individual director accountability.
Special Meeting of Shareholders. Our By-Laws permit the holders of at least 20% of the voting power of the outstanding stock to call a special meeting of shareholders.	Further strengthens Board accountability and encourages engagement with shareholders regarding important matters.
Proxy Access. Our By-Laws provide for proxy access to enable shareholders who meet the requirements to add their nominee(s) to the proxy statement.	Further strengthens Board accountability and encourages engagement with shareholders regarding Board composition.
Regular Self-Assessment. Regular Board, committee and director self-assessments include candid, one-on-one conversations between the Governance Committee Chair and each director.	• Promotes continuous process improvement at the Board and committee levels. • Provides an opportunity to discuss individual directors' contributions and performance and to solicit views on improving Board and committee performance.
Tenure/Retirement. Our non-employee directors are subject to term limits and retirement policies.	• Term limits and retirement policies promote ongoing evolution and refreshment. • Annual self-assessments provide a disciplined mechanism for director input into the Board's evolution and succession planning process. • Average tenure for non-employee directors is approximately seven years.
Stock Ownership Requirements. Directors must own shares of our Common Stock in an amount equal to five times the annual Board cash retainer within five years of joining the Board. Distribution of actual shares occurs six months after the director ends his or her service as a director.	• Aligns directors' and shareholders' long-term interests. • Many directors exceed the minimum requirement.
Engagement with Shareholders. We regularly engage with shareholders to seek their input on emerging issues, address their questions and understand their perspectives.	Since our 2019 Annual Meeting of Shareholders, we reached out to shareholders representing over 53% of our outstanding shares and had conversations with 32 different shareholders, representing 41% of our outstanding shares.
Anti-Hedging Policy. Our Insider Trading Policy prohibits our employees and directors from engaging in transactions involving derivative securities, short-selling or hedging transactions that create an actual or potential bet against Mondelēz International, Inc. or one of its subsidiaries.	Prohibits employees and directors from making money in this way if the price of our stock goes down, thus eliminating an incentive tied to a decrease in our stock price.

12 Mondelēz International 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

RECENT COMPENSATION PROGRAM CHANGES IN RESPONSE TO SHAREHOLDER FEEDBACK

The Human Resources and Compensation Committee (the "Compensation Committee") continually evaluates our executive compensation structure to help us attract, retain and motivate executives while aligning pay with performance. In 2019 we continued to refine our compensation programs to further strengthen our pay-for-performance culture, align with our strategy and reflect input from our shareholders.

The following table summarizes the feedback we heard from shareholders during engagement since our 2019 Annual Meeting of Shareholders and the actions we have taken in response.

What We Heard	Actions We Have Taken	Effective Date
Desire for a stronger commitment to make any retention awards performance based	• Only in extraordinary situations would we grant retention compensation. If we determined a need to do so, we commit that any grant made would contain performance criteria and we would provide robust disclosure on the rationale for the grant. • We granted no such compensation in 2019 and we have no intention to grant any such compensation to any NEOs.	2019
Preference for above median performance for target level of vesting of Performance Share Units ("PSUs")	• Increased the rigor for achieving target payouts on PSUs by requiring 55th percentile performance on relative Total Shareholder Return ("TSR") versus peers.	Grants made in February 2020 for the 2020-2022 performance cycle
Eliminate opportunity to earn above target PSU awards when stock price declines during the performance period	• Added a cap to our PSU awards; PSU grants cannot vest above target if TSR is negative over the performance period. • Aligns executive interests with shareholder interests if stock price declines.	Grants made in February 2020 for the 2020-2022 performance cycle
Limit the use of duplicative metrics in incentive plans	• Defined Operating Income has replaced Defined EPS as a metric in the Annual Incentive Plan ("AIP"), thereby eliminating the duplication of EPS as a metric in the annual and the long-term incentive plans. • Over a one-year period, operating income is better aligned to our current business strategy and it is how we determine if our business is operating successfully. With this change, executives will be focused on the same metrics as our business unit leaders.	2020 AIP
Incorporate sustainability/recyclability into compensation program	• AIP includes a set of metrics (weighted at 20%) that incorporates sustainability/recyclability and other key growth, executional and cultural strategic indicators in place of the former "individual" component. • Supports our strategy of aligning pay to achievement of long-term strategic priorities that lead to shareholder value creation. • Clarifies the perception that the individual performance factor was a qualitative assessment by replacing it with more quantitative measurable metrics.	2020 AIP
Provide greater clarity on alignment between incentive plan metrics and strategy	• This proxy statement incorporates enhanced disclosure, including the direct connection between our stated growth strategy and the metrics included in our annual and long-term incentive plans. • Our enhanced disclosure will help our investors' evaluate our compensation program and see how it incentivizes and rewards actions that will lead to long-term shareholder value creation.	In this proxy statement pages 56-57; 65-68

Detailed information about our compensation programs, extensive shareholder outreach, response to shareholder concerns and changes to our compensation program can be found in the "Compensation Discussion and Analysis" ("CD&A") beginning on page 52 and "Executive Compensation Tables" beginning on page 75.

Mondelēz International
2020 PROXY STATEMENT 13

PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION

OVERVIEW OF 2019 NEO PAY ELEMENTS AND THEIR ALIGNMENT TO OUR STRATEGY

This table identifies and describes the primary elements of the 2019 executive compensation program for our NEOs, including each incentive plan metric's alignment with our strategy. A more detailed discussion, including definitions of the financial measures used in our AIP and PSU grants, can be found later in the CD&A and in Annex A.

Pay Element	Vehicle	2019 Performance Measures	
Base Salary	Cash	Market competitive to retain key talent	
Annual Incentive	**100%** At-risk cash	**80% Financial Measures:** • Organic Volume Growth (15%) • Organic Net Rev Growth (25%) • Defined Gross Profit Dollars (20%) • Defined EPS (20%) • Free Cash Flow (20%)	Market Share Overlay
		20% Individual / Strategic Goals	
Long-Term Incentive	**75% Performance Share Units** • 3-year cliff vest • 1-year holding requirement post vest	• 25% Organic Net Revenue Growth • 25% Adjusted EPS Growth • 50% Relative Total Shareholder Return	
	25% Stock Options • 3-year ratable vest • 1-year holding requirement post exercise	**Stock Price**	

Alignment with Strategy

GROWTH

Accelerating consumer-centric growth by balancing our investments across both global and local brands and transforming our marketing

EXECUTION

Driving operational excellence in sales execution, marketing and supply chain and generating continuous improvement

CULTURE

Building a winning growth and ownership culture that leverages local commercial expertise and invests in talent and key capabilities

TOTAL TARGET COMPENSATION MIX

The Compensation Committee places significant focus on performance-based compensation, which is provided in the form of an annual performance incentive under the AIP, and stock options and PSUs under the long-term incentive plan ("LTIP"). Our focus on performance-based compensation rewards strong Company financial and operating performance and aligns the interests of our NEOs with those of our shareholders.

Below we show the 2019 total target compensation mix for our CEO and, on average, our other NEOs serving as executive officers on December 31, 2019. This compensation mix includes base pay, target annual incentive and long-term incentive grants. The majority of compensation for both the CEO and Other NEOs is at risk/variable pay.

CEO


10%
18%
72%
90%
PAY AT RISK

OTHER NEOs


22%
20%
58%
78%
PAY AT RISK

Base Salary Annual Incentive Equity

14 Mondelēz International
2020 PROXY STATEMENT

Item 1. eLeCtion of direCtorS how We Build an experienced and Qualified Board OBJECTiVE The Governance Committee works with the Board to determine the appropriate mix of individuals that will result in a Board that is strong in its collective knowledge, competencies and experiences. HOW WE GET THERE The Governance Committee identifies, evaluates and recommends to the Board director nominees for election at the Annual Meeting (and any adjournments or postponements of the Annual Meeting). The Committee invites director nominee suggestions from the directors, management, shareholders and others. In addition, the Committee has retained a third-party executive search firm to assist it in identifying and evaluating potential director nominees based on the Board’s recruitment objectives. The Governance Committee considers the factors below when selecting and recruiting directors in the annual nomination process. Relevant Qualifications, Knowledge and Experiences The Board believes all directors should possess certain attributes, including integrity, sound business judgment and strategic vision, as these characteristics are necessary to establish a competent, ethical and well-functioning board that best represents shareholders’ interests. Individual Director Self-Assessments The Board does not believe that directors should expect to be automatically renominated. Consistent with our Corporate Governance Guidelines (the “Guidelines”), when evaluating the suitability of an individual for nomination to our Board, the Governance Committee considers the individual’s: ? general understanding of the varied disciplines relevant to the success of a large, publicly traded company in today’s global business environment; ? understanding of the Company’s global businesses and markets; and ? professional expertise and educational background. The Governance Committee also considers: ? other factors that promote diversity of views, knowledge and experience, including, among others, gender, race and national origin; ? whether the individual meets various independence requirements, including whether an individual’s service on boards and board committees of other organizations is consistent with our conflicts of interest policy; and ? whether the individual can devote sufficient time and effort to fulfill a director’s responsibilities to the Company, given the individual’s other commitments. See Key Competencies on page 17. Annually, all incumbent director nominees complete questionnaires to update and confirm their background, qualifications and skills, and identify any potential conflicts of interest. The Governance Committee assesses the experience, qualifications, attributes, skills, diversity and contributions of each director. The Governance Committee also considers each individual in the context of the Board composition as a whole, with the objective of recruiting and recommending a slate of director nominees who can best sustain the Company’s success and represent our shareholders’ interests through the exercise of sound judgment and informed decision-making.

Back to Contents

Board Refreshment Through Director Tenure and Age Limits The Board believes that its composition should provide continuity as well as new experiences and fresh perspectives relevant to the Board’s work. The Board Seeks and Values Diversity Although the Board does not establish specific diversity goals, the Board’s overall diversity is an important consideration in the director recruitment and nomination process. The annual Board and director self-assessment processes are important determinants in a director’s renomination and tenure. Our Guidelines provide that non-employee directors will have a tenure limit of 15 years. In addition, non-employee directors will not be nominated for re-election to the Board after age 75, except in the case of a non-employee director who first joins the Board between age 70 and 75. In such a case, the director will have a tenure limit of five years. The current Board composition reflects the Board’s commitment to ongoing refreshment. Of the non-employee director nominees, four served as directors before we spun off Kraft Foods Group, Inc. (“KFG”) to shareholders on October 1, 2012, six joined the Board on or after the spin-off, and we are nominating one at the Annual Meeting. The director nominees include three women, range in age between 49 and 77 with an average age of approximately 64, represent several national origins, and collectively bring a range of professional and life experiences to the Board’s work. When assembling the pool of candidates from which directors are selected, the Governance Committee considers criteria including gender, race and national origin, as diversity in those characteristics promotes a diversity of views, knowledge and experience that contribute to a more informed and effective decision-making process. As part of its annual assessment of the Board’s composition, the Governance Committee assesses the effectiveness of the Board’s efforts to promote diversity. This year, the Board is renominating 11 incumbent directors. The Board did not renominate Mr. Neubauer as a director, consistent with our retirement age policy. Mr. Van Boxmeer will succeed him as independent Lead Director provided that Mr. van Boxmeer is re-elected. The Board also did not renominate Mr. Ketchum as a director. The Board is nominating a new director, Mr. Todman, the former Vice Chairman at Whirlpool Corporation, who will bring to the Board a wealth of expertise pertaining to manufacturing and marketing.

Back to Contents

ITEM 1. ELECTION OF DIRECTORS
HOW WE BUILD AN EXPERIENCED AND QUALIFIED BOARD

BOARD COMPOSITION: DIRECTOR QUALIFICATIONS, KNOWLEDGE AND EXPERIENCE

The Governance Committee works with the Board to determine the appropriate mix of individuals that will result in a Board that is strong in its collective qualifications, knowledge and experience. We believe such a Board is best equipped to fulfill its responsibilities, perpetuate the Company's long-term success and represent all shareholders' interests. Based upon its discussions with the Board, the Governance Committee has identified key competencies that are desirable in order for the Board to fulfill its current and future obligations:

Key Competencies		Relevant Experience
INDUSTRY KNOWLEDGE	Industry Knowledge is vital to reviewing and understanding strategy, including in connection with potential acquisitions of businesses that offer complementary products or services.	• Food and beverage • Consumer products
SIGNIFICANT OPERATING EXPERIENCE	Significant Operating Experience as a current or former executive of a large global company or other large organization gives a director specific insight and expertise that will foster active participation in the development and implementation of the Company's operating plan and business strategy.	• CEO/COO • Manufacturing operations • Retail operations
LEADERSHIP EXPERIENCE	Leadership Experience gives a director the ability to motivate, manage, identify and develop leadership qualities in others and promotes strong critical thinking and verbal communication skills, and diversity of views and thought processes.	• CEO/COO or other leadership positions at complex organizations • M&A/alliances/partnerships • Strategic planning • Talent assessment and people development/compensation
SUBSTANTIAL GLOBAL BUSINESS AND OTHER INTERNATIONAL EXPERIENCE	Substantial Global Business and other International Experience are important given the Company's global presence.	• Developed markets • Emerging markets • New media/digital technology/ e-commerce • Technology/information technology strategy • Government affairs/ regulatory/compliance
ACCOUNTING AND FINANCIAL EXPERTISE	Accounting and Financial Expertise enables a director to analyze financial statements, capital structure and complex financial transactions and oversee accounting and financial reporting processes.	• CFO • M&A/alliances/partnerships • Financial acumen/capital markets • Cost management
PRODUCT RESEARCH, DEVELOPMENT AND MARKETING EXPERIENCE	Product Research, Development and Marketing Experience in the food and beverage sector or a complementary industry contributes to a director's ability to oversee efforts to identify and develop new food and beverage products and implement marketing strategies that will improve performance.	• Consumer insights/analytics • Research & development • Innovation
PUBLIC COMPANY BOARD AND CORPORATE GOVERNANCE EXPERIENCE	Public Company Board and Corporate Governance Experience at a large publicly traded company provides a director with a solid understanding of these organizations' extensive and complex oversight responsibilities and furthers the goals of greater transparency, accountability and protection of shareholders' interests.	• CEO/COO/other governance leadership positions • Government affairs/regulatory

Mondelēz International
2020 PROXY STATEMENT 17

Individual director self-assessments and considerations for renomination of IncumBent directors The Governance Committee coordinates annual Board, committee and director self-assessments. The assessment process includes one-on-one discussions between each director and the Chair of the Governance Committee. All incumbent director nominees complete questionnaires annually to update and confirm their background, qualifications and skills, and identify any potential conflicts of interest. The Governance Committee assesses the experience, qualifications, attributes, skills, diversity and contributions of each director. The Governance Committee also considers each individual in the context of the Board composition as a whole, with the objective of recruiting and recommending a slate of director nominees who can best sustain the Company’s success and represent our shareholders’ best interests through the exercise of sound judgment and informed decision-making. Board refreshment through director tenure, age limits and annual self-assessment The Board believes that its composition should provide continuity as well as new experiences and fresh perspectives relevant to the Board’s work. The Board does not believe that directors should expect to be automatically renominated. Therefore, the annual Board and director self-assessment processes are important determinants in a director’s renomination and tenure. Our Guidelines provide that non-employee directors will have a tenure limit of 15 years. In addition, non-employee directors will not be nominated for re-election to the Board after they turn 75, except in the case of a non-employee director who first joins the Board between age 70 to 75. In such a case, the director will have a tenure limit of five years. In addition, as noted above, the Board’s annual self-assessment process includes director self-assessments and discussions between the Chair of the Governance Committee and each director regarding the director’s strengths and opportunities to enhance contributions. The current Board composition reflects the Board’s commitment to ongoing refreshment. Five of the non-employee directors served as directors before we spun off KFG to shareholders on October 1, 2012 and seven joined the Board on or after the spin-off. the Board seeKs and values diversity Mondel?z International has cross-cultural and diverse employees who manufacture and market delicious snack food and beverage products for consumers in over 150 countries around the world. The Board embraces and encourages the Company’s culture of diversity and inclusion. The Board’s directors bring diversity of thought and global experience that promote informed decision making. Although the Board does not establish specific diversity goals, the Board’s overall diversity is an important consideration in the director recruitment and nomination process. When assembling the pool of candidates from which directors are selected, the Governance Committee considers criteria including gender, race and national origin, as diversity in those characteristics promotes a diversity of views, knowledge and experience that contribute to a more informed and effective decision-making process. The ultimate selection of a director from that candidate pool depends on a variety of factors, which are discussed under “How We Build an Experienced and Qualified Board” on page 15 and “Board Composition: Director Qualifications, Knowledge and Experience” on page 17. As part of its annual assessment of the Board’s composition, the Governance Committee assesses the effectiveness of the Board’s efforts to promote diversity. The director nominees include three women, range in age between 49 and 77 with an average age of approximately 64, represent several national origins, and collectively bring a range of professional and life experiences to the Board’s work. shareholder recommendations for director candidates The Governance Committee will consider recommendations for director candidates submitted by shareholders. Shareholders should submit the proposed candidate’s name along with the same information required for a shareholder to nominate a candidate for election to the Board at an annual meeting. Recommendations should be sent to our Corporate Secretary in the same manner as set forth in the advance notice provisions of our By-Laws.

Back to Contents

The Governance Committee evaluates director candidates recommended by shareholders using the same criteria as it uses to evaluate candidates from other sources. Following the evaluation process, the Governance Committee makes a recommendation to the Board regarding the candidate’s appointment or nomination for election to the Board, and the Board considers whether to appoint or nominate the candidate. Shareholders who nominate prospective candidates will be advised of the Board’s decision. shareholders elect directors annually Members of the Board are elected annually by a majority of votes cast (if the election is uncontested). The terms of all directors elected at the Annual Meeting will end at the 2021 Annual Meeting or when a director’s successor has been duly elected and qualified. The Governance Committee recommended, and the Board nominated for election at the Annual Meeting, the 12 director nominees listed below under “Director Nominees for Election at the Annual Meeting.” Shareholders most recently elected 11 incumbent directors to one-year terms at the 2019 Annual Meeting of Shareholders. Mr. Todman was recommended for consideration by Heidrick & Struggles, an international executive search firm. Mr. Ketchum and Mr. Neubauer, who were elected by the shareholders at the 2019 Annual Meeting of Shareholders, are not being renominated as directors. Each director nominee consented to his or her nomination for election to the Board and to serving on the Board, if elected. If a director nominee should become unavailable to serve as a director, the individuals named as proxies intend to vote the shares for a replacement director nominee designated by the Board. In lieu of naming a substitute, the Board may reduce the number of directors on the Board. director nominees for election at the annual meeting THE BOARD RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE 12 DIRECTOR NOMINEES LISTED BELOW. The following information regarding each director nominee is as of March 12, 2020 except as otherwise noted. Age 71 Director since: October 2012 INDEPENDENT Board Committees: ? Finance ? Compensation Former Executive Vice President and LewIS w.K. booth Chief Financial Officer, Ford Motor Company Director Qualifications: ? During his career at Ford, Mr. Booth gained global business experience and led operations in Africa, Asia and Europe. In these and other roles, he successfully implemented major growth initiatives, business restructuring and cost management, and was involved in strategy, product development, marketing and operations. ? Mr. Booth held a variety of positions on Ford’s Finance staff. As Ford’s Chief Financial Officer during the 2008 financial crisis, Mr. Booth led a restructuring of Ford’s balance sheet and a return to growth and profitability. ? Mr. Booth is a Chartered Management Accountant. ? Mr. Booth has extensive public company board and corporate governance experience. He is a director of Rolls-Royce Holdings plc and a former director of Gentherm Incorporated. Mr. Booth served as Executive Vice President and Chief Financial Officer of Ford Motor Company, a global automobile manufacturer, from November 2008 until his retirement in April 2012. He was Executive Vice President of Ford of Europe, Volvo Car Corporation and Ford Export Operations and Global Growth Initiatives, and Executive Vice President of Ford’s Premier Automotive Group from October 2005 to October 2008. Prior to that, Mr. Booth held various executive leadership positions with Ford, including Chairman and Chief Executive Officer of Ford of Europe, President of Mazda Motor Corporation and President of Ford Asia Pacific and Africa Operations. He worked for Ford in various positions from 1978 to 2012. Mr. Booth was appointed Commander of the Order of the British Empire in June 2012 for his services to the United Kingdom’s automotive and manufacturing industries.

Back to Contents

ITEM 1. ELECTION OF DIRECTORS
DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING



Age 70

Director since:
September 2016

INDEPENDENT

Board Committees:
- Governance
- Compensation

CHARLES E. BUNCH

Retired Executive Chairman, PPG Industries, Inc.

Director Qualifications:
- During his 37-year career at PPG, Mr. Bunch gained valuable experience in executive leadership, operations management, cost management, risk management and strategic planning.
- Under Mr. Bunch's leadership, PPG accelerated its business transformation, becoming the world's leading paints and coatings company through strategic actions that focused its business portfolio and expanded and strengthened its international presence. During his tenure as Chairman and Chief Executive Officer, PPG made more than 30 acquisitions and delivered strong growth and record financial performance.
- Through his service at the Federal Reserve Bank of Cleveland, including as its Chairman, Mr. Bunch gained a deep understanding of the U.S. economy and corporate finance.
- Mr. Bunch has extensive public company board and corporate governance experience. He is a director of Marathon Petroleum Corporation, ConocoPhilips and The PNC Financial Services Group, Inc. and a former director of H.J. Heinz Company and PPG.

Mr. Bunch served as Executive Chairman of PPG Industries, Inc., a manufacturer and distributor of a broad range of coatings, specialty materials and glass products, from September 2015 until his retirement in August 2016. He served as Chairman, President and Chief Executive Officer from July 2005 until August 2015; President and Chief Executive Officer from March 2005 until July 2005; President and Chief Operating Officer from July 2002 until March 2005; Executive Vice President, Coatings from 2000 to 2002 and Senior Vice President, Strategic Planning and Corporate Services from 1997 to 2000. He joined PPG in 1979 and held various positions in finance and planning, marketing and general management in the United States and Europe.

Mr. Bunch is a former director and chairman of the Federal Reserve Bank of Cleveland. He was appointed chairman of the Pittsburgh office of the Federal Reserve Bank of Cleveland from 2001 to 2002; deputy chairman of the Cleveland office from 2003 to 2005; and chairman of the Cleveland office in 2006.



Age 49

Director since:
March 2018

INDEPENDENT

Board Committees:
- Audit
- Finance

DEBRA A. CREW

Former President and Chief Executive Officer,
Reynolds American Inc., British American Tobacco p.l.c.

Director Qualifications:
- Ms. Crew possesses invaluable perspective and experience as former President and Chief Executive Officer of Reynolds American.
- Ms. Crew has significant knowledge of the food and beverage industry and consumer products generally attained through her service in various positions of increasing responsibility, including key executive roles, at Kraft Foods, Nestlé and PepsiCo.
- Ms. Crew has extensive public company board and corporate governance experience. She is a director of Newell Brands Inc. and Stanley Black & Decker, Inc. She is a former director of Reynolds American and, as of March 24, 2020, Diageo plc.

Ms. Crew has served as a senior advisor for Cerberus Operations and Advisory Company, a capital management company, since September 2018. She previously served as Director, President and Chief Executive Officer of Reynolds American Inc., a holding company for U.S. tobacco companies, from January 2017 through December 2017, including from July 2017 when Reynolds American was acquired by British American Tobacco p.l.c.

She also served as President and Chief Commercial Officer of R. J. Reynolds Tobacco Co., a subsidiary of Reynolds American and a tobacco company, from October 2014 to October 2015 and as President and Chief Operating Officer of RJR from October 2015 to December 2016.

Ms. Crew previously served in a variety of executive roles at PepsiCo, Inc., a global snack and beverage company, including President and General Manager, PepsiCo North America Nutrition from August 2014 to September 2014, President, PepsiCo Americas Beverages from October 2012 through August 2014 and President, Western European Region of PepsiCo Europe from April 2010 through October 2012.

Prior to that, Ms. Crew held positions of increasing responsibility at Kraft Foods, Nestlé S.A. and Mars, Incorporated, all global food companies, from 1997 to 2010. Ms. Crew served as a captain in the U.S. Army in military intelligence from 1993 to 1997.

20 Mondelēz International 2020 PROXY STATEMENT

Age 71 Director since: November 2007 INDEPENDENT Board Committees: ? Governance ? Compensation (Chair) Age 77 Director since: March 2018 INDEPENDENT Board Committees: ? Finance ? Compensation Former Vice Chairman and Chief Operating Officer, LoIS d. JuLIber Colgate-Palmolive Company Director Qualifications: ? Ms. Juliber brings a global perspective and many years of experience in the food and consumer products industries. ? As Vice Chairman and Chief Operating Officer of Colgate-Palmolive, she was responsible for Colgate-Palmolive’s business around the world as well as the company's growth functions, including global marketing and business development, research and development, supply chain operations and information technology. ? Ms. Juliber is credited with leading the resurgence of Colgate-Palmolive’s Colgate North America business, which was marked by market share increases, highly successful new products and increased profitability. ? Ms. Juliber also has extensive public company board and corporate governance experience. She is a director of Corteva, Inc. Ms. Juliber also is a former director of DowDuPont Inc. (successor of E.I. du Pont de Nemours and Company) and Goldman Sachs Group, Inc. Ms. Juliber served as Vice Chairman of the Colgate-Palmolive Company, a global consumer products company, from 2004 until her retirement in April 2005. She served as Colgate-Palmolive’s Chief Operating Officer from 2000 to 2004, Executive Vice President – North America and Europe from 1997 until 2000, President of Colgate North America from 1994 to 1997 and Chief Technology Officer from 1991 until 1994. Prior to joining Colgate-Palmolive, Ms. Juliber spent 15 years at Mondel?z International’s predecessor, General Foods Corporation, in a variety of key marketing and general management positions. President and a Founding Partner, Peter w. may Trian Fund Management, L.P. Director Qualifications: ? Mr. May has extensive investment, financial and leadership experience as President and a Founding Partner of Trian Fund Management, working with management teams and boards of directors, as well as acquiring, investing in and building companies. He has a deep understanding of the capital markets. He also has strong relationships with institutional investors and within investment banking/capital markets. ? Mr. May has considerable experience with large, complex food service organizations such as The Wendy’s Company, with a focus on operational efficiency and effectiveness. ? Mr. May has extensive public company board and corporate governance experience. He is a director of The Wendy’s Company. He is a former director of Tiffany & Co. Mr. May has served as President and a Founding Partner of Trian Fund Management, L.P., an investment management firm, since November 2005. He also served as President and Chief Operating Officer and a director of Triarc Companies, Inc. (now known as The Wendy’s Company), a holding company for various consumer and industrial businesses, from April 1993 to June 2007 and has served as its non-Executive Vice Chairman since June 2007. Prior to that, Mr. May served as President and Chief Operating Officer of Trian Group, Limited Partnership, which provided investment banking and management services to entities controlled by Mr. May and Nelson Peltz, from January 1989 to April 1993 and as President and Chief Operating Officer of Triangle Industries, Inc., a manufacturer of packaging products, from 1983 to December 1988.

Back to Contents

ITEM 1. ELECTION OF DIRECTORS
DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING



Age 58

Director since:
May 2012

INDEPENDENT

Board Committees:
- Audit
- Governance

JORGE S. MESQUITA

Former Executive Vice President and Worldwide Chairman, Consumer, Johnson & Johnson

Director Qualifications:
- Mr. Mesquita brings extensive experience leading major global company business units. In these roles, he has a strong track record of building and marketing global brands, including the reinvention of key brands, leading strategic business transformations and driving strong, profitable growth.
- As P&G's Group President, New Business Creation and Innovation, Mr. Mesquita redesigned the company's business development organization and worked across the company with technology, marketing and finance leaders to develop groundbreaking innovation capabilities.
- He is known for driving innovation and has led large, complex supply chain organizations.
- Mr. Mesquita was born and raised in Mozambique, Africa, and is of Portuguese descent. He has lived and worked in several countries, including Venezuela, Mexico, Brazil and the United States. He is fluent in Portuguese, Spanish and English.
- Mr. Mesquita has public company board and corporate governance experience, serving on the Board since 2012.

Mr. Mesquita was Executive Vice President and Worldwide Chairman, Consumer of Johnson & Johnson, a global healthcare products company, from December 2014 until February 2019. He served on J&J's Executive Committee and led the Consumer Group Operating Committee.

Prior to that, he was employed by P&G, a global marketer of consumer products, in various marketing and leadership capacities for 29 years from 1984 to 2013. During his tenure at P&G, he served as Group President – New Business Creation and Innovation from March 2012 until June 2013, Group President – Special Assignment from January 2012 until March 2012, Group President, Global Fabric Care from 2007 to 2011 and President, Global Home Care from 2001 to 2007, also serving as President of Commercial Products and President of P&G Professional from 2006 to 2007.



Age 69

Director since:
December 2007

INDEPENDENT

Board Committees:
- Audit (Chair)
- Finance

FREDRIC G. REYNOLDS

Former Executive Vice President and Chief Financial Officer, CBS Corporation

Director Qualifications:
- Mr. Reynolds has extensive experience in both the media (including advertising and marketing) and the food and beverage industries. He served in various executive roles at CBS, Viacom and PepsiCo. While at CBS, he successfully managed the integration following the CBS/Viacom merger, and he was ultimately responsible for all financial functions and growing the business portfolio at Viacom. During his tenure as Chief Financial Officer of CBS, CBS shareholders experienced substantial share appreciation and return of capital.
- Mr. Reynolds brings extensive financial experience gained during his service as Chief Financial Officer at CBS and Viacom and at divisions of PepsiCo.
- Mr. Reynolds is a Certified Public Accountant.
- Mr. Reynolds has extensive public company board and corporate governance experience. He is a director of Pinterest, Inc. and United Technologies Corporation. He is a former director of AOL, Inc. and Hess Corporation.

Mr. Reynolds served as Executive Vice President and Chief Financial Officer of CBS Corporation, a mass media company, from 2006 until his retirement in 2009. From 2001 through 2005, Mr. Reynolds served as President and Chief Executive Officer of Viacom Television Stations Group, a mass media company, and as Executive Vice President and Chief Financial Officer of Viacom Inc., a mass media company, from 2000 to 2001. He also served as Executive Vice President and Chief Financial Officer of CBS and its predecessor, Westinghouse Electric Corporation, from 1994 to 2000.

Prior to that, Mr. Reynolds served in various capacities at PepsiCo for 12 years, including Chief Financial Officer or Financial Officer at food and beverage companies Pizza Hut, Pepsi Cola International, Kentucky Fried Chicken Worldwide and Frito-Lay.

22 Mondelēz International
2020 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS
DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING



CHRISTIANA S. SHI

Former President, Direct-to-Consumer, Nike, Inc.

Age 60

Director since:
January 2016

INDEPENDENT

Board Committees:
- Audit
- Governance

Director Qualifications:
- During her career at McKinsey, Ms. Shi worked across North America, Europe, Latin America and Asia providing leadership, expertise and strategic vision to senior executives of Fortune 200 consumer companies. She designed and led performance transformation programs, developed cross-channel marketing and merchandising programs, and drove market entry work.
- In her various roles at Nike, Ms. Shi led Nike's global integrated digital commerce strategy and retail organization, as well as real estate, finance, supply chain operations and information technology.
- With her deep knowledge of digital commerce, Ms. Shi helped lead significant growth in Nike's digital commerce capabilities.
- Ms. Shi has extensive public company board and corporate governance experience. She is a director of United Parcel Service, Inc. She is a former director of West Marine, Inc. and Williams Sonoma, Inc.

Ms. Shi served as President, Direct-to-Consumer of Nike, Inc., a global provider of athletic footwear and apparel, from July 2013 until her retirement in September 2016. From 2012 to 2013, she served as Nike's Vice President and General Manager, Global Digital Commerce. From 2010 to 2012, she served as Nike's Chief Operating Officer for Global Direct-to-Consumer. Ms. Shi is a principal of Lovejoy Advisors, LLC, an advisory services firm for digitally transforming consumer and retail businesses, which she founded in 2016.

Prior to joining Nike, Ms. Shi spent 24 years at McKinsey & Company, a global management consulting firm, in various roles including ten years as Director and Senior Partner.

From 1981 to 1984, Ms. Shi served in various trading, institutional sales and investment banking roles at Merrill Lynch & Company.



PATRICK T. SIEWERT

Managing Director and Partner, The Carlyle Group, L.P.

Age 64

Director since:
October 2012

INDEPENDENT

Board Committees:
- Audit
- Finance (Chair)

Director Qualifications:
- While working at Coca-Cola, Eastman Kodak and Carlyle, Mr. Siewert developed extensive knowledge in the food and beverage and consumer products industries, especially insights into consumer trends and routes-to-market.
- Mr. Siewert led business operations globally and in Europe, Africa and the Middle East and Asia. He currently focuses on opportunities in Asian markets.
- Mr. Siewert has extensive public company board and corporate governance experience. He is a director of Avery Dennison Corporation.

Mr. Siewert has served as a Managing Director and Partner for The Carlyle Group, L.P., a global alternative asset management firm, since April 2007.

From 2001 to 2007, he held a variety of roles with The Coca-Cola Company, a global beverage company, including Group President and Chief Operating Officer, Asia, and was member of the Global Executive Committee.

From 1974 to 2001, he held a variety of roles with Eastman Kodak Company, a technology company focused on imaging products and services, including Chief Operating Officer, Consumer Imaging and Senior Vice President and President of the Kodak Professional Division.

Mondelēz International
2020 PROXY STATEMENT 23

ITEM 1. ELECTION OF DIRECTORS
DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING



MICHAEL A. TODMAN

Former Vice Chairman, Whirlpool Corporation

Age 62

Director Nominee

INDEPENDENT

Director Qualifications:

- Mr. Todman has broad leadership experience, including leading a $10 billion international business unit.
- Mr. Todman brings strong industry knowledge and marketing experience. He has extensive consumer experience from Whirlpool and as a director of Newell Brands and Brown-Forman.
- Mr. Todman has comprehensive knowledge of emerging markets and has led strategic growth initiatives for emerging markets in Asia.
- Mr. Todman has extensive public company board and corporate governance experience. He is a director of Prudential, Brown-Forman and Newell Brands and a former director of Whirlpool.

Mr. Todman served as Vice Chairman of Whirlpool Corporation, a major home appliance company, from November 2014 until his retirement in December 2015, and as a member of the Board of Directors from 2006 to December 2015. Prior to that, Mr. Todman was President, Whirlpool International, from 2009 to 2014 and President, Whirlpool North America, from 2007 to 2009. Mr. Todman was employed by Whirlpool beginning in 1993 in various capacities, including management, operations, sales and marketing positions in North America and Europe.

Before joining Whirlpool, Mr. Todman served in a variety of roles of increasing responsibility with Wang Laboratories, Inc., a manufacturer of computer systems, from 1983 to 1993, and PricewaterhouseCoopers LLP, a multinational professional services firm, from 1979 to 1983.



JEAN-FRANÇOIS M. L. VAN BOXMEER

Chairman of the Executive Board and Chief Executive Officer, Heineken N.V.

Age 58

Director since: **January 2010**

INDEPENDENT

Board Committees:

- Finance
- Compensation

Director Qualifications:

- Mr. van Boxmeer has a strong track record leading strategic acquisitions and integrations and driving revenue growth. He has led Heineken's significant global expansion, bringing its iconic brands into new markets through 65 acquisitions since 2005. These have expanded Heineken's brewing operations from 39 countries to 70, including China, Mexico, Brazil, Ethiopia, Vietnam and Ivory Coast.
- Mr. van Boxmeer brings a global perspective with particular insights regarding developing markets.
- Mr. van Boxmeer has broad leadership experience, including in global operations, product development and marketing, and the beverages and consumer products industries.
- Mr. van Boxmeer has extensive public company board and corporate governance experience. He is a Member of the Shareholders' Committee of Henkel AG & Co. KGaA.

Mr. van Boxmeer has been Chairman of the Executive Board and Chief Executive Officer of Heineken N.V., a global brewing company with a network of distributors and brewers in more than 70 countries, since 2005 and a member of its Executive Board since 2001. Mr. van Boxmeer is stepping down as Chairman of the Executive Board and Chief Executive Officer of Heineken effective June 1, 2020.

Mr. van Boxmeer has been employed by Heineken in various capacities since 1984, including in management positions in Rwanda (Sales & Marketing Manager), Democratic Republic of Congo (General Manager), Poland (Managing Director) and Italy (Managing Director). His experience includes Executive Board responsibility for Heineken Regions and Global functions: Human Resources, Corporate Relations, Supply Chain, Commerce, Legal Affairs, Strategy, Internal Audit and Company Secretary.

24 Mondelēz International
2020 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS
DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING



DIRK VAN DE PUT

Chairman and Chief Executive Officer, Mondelēz International, Inc.

Age 59

Director since:
November 2017

Director Qualifications:

- Mr. Van de Put is a seasoned global Chief Executive Officer with experience and expertise in all critical business and commercial operations in both emerging and developed markets.
- Mr. Van de Put brings a global perspective, having lived and worked on three different continents.
- Mr. Van de Put has extensive leadership experience, including 30 years of experience in the food and consumer packaged goods industry.
- Mr. Van de Put is fluent in English, Dutch, French, Spanish and Portuguese.
- Mr. Van de Put has public company board and corporate governance experience. He is a director of Keurig Dr Pepper Inc. He is a former director of Mattel, Inc.

Mr. Van de Put became Chief Executive Officer of Mondelēz International and joined the Company's Board of Directors in November 2017. He became Chairman on April 1, 2018. Mr. Van de Put served as President and Chief Executive Officer of McCain Foods Limited, a multinational frozen food provider, from 2011 to 2017, and served as its Chief Operating Officer from 2010 to 2011. McCain is a $9.1 billion CAD ($7.3 billion USD) privately-held Canadian company that is the largest marketer and manufacturer of frozen french fries, potato specialties and appetizers with sales in more than 160 countries.

Mr. Van de Put also served as President and Chief Executive Officer, Global Over-the-Counter, Consumer Health Division of Novartis AG, a global healthcare company, from 2009 to 2010. From 1998 to 2009, he held a variety of roles with Groupe Danone SA, a multinational provider of packaged water, dairy and baby food products, including Executive Vice President, Fresh Dairy, Americas and Executive Vice President, Fresh Dairy, Latin America.

From 1997 to 1998, he served as President, Coca-Cola Caribbean, and as Vice President, Value Chain Management, Coca-Cola Brazil with Coca-Cola.

From 1986 to 1997, he held a variety of roles with Mars, a global manufacturer of confectionery, pet food and other food products and a provider of animal care services, including General Manager and President, Southern Cone Region, Mars South America and Vice President, Marketing, Latin America.

Mondelēz International
2020 PROXY STATEMENT 25

CORPORATE GOVERNANCE

This section describes our governance policies, key practices, Board leadership structure and oversight functions. Our Board is committed to corporate governance practices that promote and protect the long-term interests of our shareholders. We design our corporate governance practices to provide a robust and balanced framework for the Board in upholding its fiduciary responsibilities and to promote accountability with, and trust in, the Company. Our Board believes that having and adhering to a strong corporate governance framework is essential to our long-term success.

GOVERNANCE GUIDELINES

KEY ELEMENTS OF OUR GOVERNANCE FRAMEWORK, PRACTICES AND POLICIES ENHANCE OUR BOARD'S EFFECTIVENESS AND ACCOUNTABILITY TO SHAREHOLDERS

The Guidelines articulate our governance philosophy, practices and policies in a range of areas, including the Board's role and responsibilities, Board composition and structure, responsibilities of the Board's committees, CEO and Board performance evaluations, and succession planning. At least annually, the Governance Committee reviews the Guidelines and recommends any changes to the Board for its consideration.

Key practice/policy	Benefits
Shareholders elect directors annually by majority vote in uncontested elections.	Strengthens Board, committee and individual director accountability.
By-Laws provide for **proxy access**, enabling substantial shareholders to add their nominee(s) to the proxy. Key parameters: • *Minimum Ownership Threshold*: 3% or more of the outstanding Common Stock; • *Ownership Duration*: continuously for at least 3 years; • *Nominating Group Size*: up to 20 shareholders may aggregate holdings to meet the minimum ownership threshold; and • *Maximum Nominations Permitted*: greater of 20% of the Board or 2 nominees.	Further strengthens Board accountability and encourages engagement with substantial shareholders regarding Board composition.
By-Laws allow shareholders of record of at least 20% of the voting power of the outstanding stock to call a **special meeting of shareholders**.	Further strengthens Board accountability and encourages engagement with substantial shareholders regarding important matters.
We **engage with shareholders** to seek their input on emerging issues, address their questions and understand their perspectives. The Lead Director is available for consultation with our major shareholders.	Since our 2019 Annual Meeting of Shareholders, we reached out to shareholders representing over 53% of our outstanding shares and engaged with 32 different shareholders, representing 41% of our outstanding shares.
Our **independent Lead Director** has substantive responsibilities: engages in planning and approval of meeting schedules/agendas; presides over frequent executive sessions of independent directors; and consults with major shareholders.	A highly effective and engaged independent Lead Director: • Incorporates independent directors' input and investors' perspectives into agendas and discussions; • Fosters candid discussion during regular executive sessions of the independent directors; and • Provides feedback to management regarding Board concerns and information needs.

26 Mondelēz International 2020 PROXY STATEMENT

Key practice/policy Benefits The Guidelines provide that the Chairman and CEO Majority independent directors in the boardroom and fully generally should be the only member of management independent committees effectively oversee management on to serve as a director. behalf of shareholders. Regular Board, committee and director ? Promotes continuous process improvement of the Board self-assessments include candid, one-on-one and committees. conversations between the Governance Committee Chair ? Provides an opportunity to discuss individual directors’ and each director. The results of these self-assessments contributions and performance as well as solicit their views are used in planning Board and committee meetings and on improving Board and committee performance. agendas, fostering director accountability and committee effectiveness, analyzing Board composition, and making director recruitment and governance decisions. Non-employee director tenure and retirement policies: ? Tenure/retirement policies promote ongoing evolution and ? All non-employee directors have a tenure limit of refreshment. 15 years. ? Annual self-assessments provide a disciplined mechanism ? Non-employee directors will not be nominated for for director input into the Board evolution and succession election to the Board after their 75th birthday unless they planning process. first join the Board between age 70 and 75, in which ? Average tenure for current non-employee directors is case they may serve for five years. approximately seven years. At each in-person Board meeting, the independent directors meet in executive session without any members of management present. The independent Lead Director chairs these sessions. A committee chair leads a Board discussion of a topic relevant to that committee’s remit. Allows the Board to discuss substantive issues, including matters concerning management, without management present. Annually, the Compensation Committee sets goals for Enhances management accountability. and evaluates the Chairman and CEO’s performance. The Compensation Committee seeks input from the other directors before deciding on a performance rating and compensation actions. Annually, the Board meets with management to The Company’s goals and executive compensation design discuss, understand and challenge our strategic are tied to a number of metrics critical to achieving the plan’s short-term and long-term objectives. At its strategic plan and promoting long-term shareholder returns. meetings during the balance of the year, the Board and management track progress against the strategic plan’s goals, consider opportunities in light of circumstances in the industry and the economic environment, and monitor strategic and operational risks. An independent director who serves as CEO at ? All our independent directors are in compliance with this another public company should not serve on more policy. than two public companies' boards, including the ? Independent directors have sufficient time to fulfill their Company’s Board. Other independent directors should duties to the Company. not serve on the board of more than four public companies, including the Company’s Board.

Back to Contents

director onBoarding and education We provide new directors with a substantive onboarding program. They meet with numerous executives to learn about different aspects of the Company’s operations. They are invited to attend various Board committee meetings prior to joining any committees. Once they are appointed to committees, they meet with the Company officers who support those committees. During their service, directors have opportunities to meet and talk with our employees during Board visits to Company facilities and during Board and committee meetings. In recent years, individual directors have taken the opportunity to experience our Direct Store Delivery model by riding with one of our drivers during an assigned route, to meet with employees involved in our e-commerce initiatives, and to observe a Line of the Future during production at our factories. In addition, the Company supports director participation in continuing education programs and reimburses directors for reasonable costs associated with attendance. Board leadership structure The Board has a duty to act as it believes to be in the best interests of the Company and its shareholders, including determining the leadership structure that will best serve those interests. The By-Laws provide the Board flexibility in determining its leadership structure. Within this framework, the Board determines the most appropriate leadership structure at a given time in light of the Company’s needs and circumstances, as described below. The Board may determine that the CEO should also serve as Chairman, but if it does so, the independent directors appoint an independent Lead Director with substantive responsibilities. The Board recognizes the importance of the Company’s leadership structure to our shareholders and regularly receives and considers input on the topic obtained through engagement with our shareholders. In considering which leadership structure will allow it to carry out its responsibilities most effectively and best represent shareholders’ interests, the Board takes into account various factors. Among them are our specific business needs, our operating and financial performance, industry conditions, economic and regulatory environments, the results of Board and committee annual self-assessments, the advantages and disadvantages of alternative leadership structures based on circumstances at that time, shareholder input, and our corporate governance practices.

Back to Contents

the Board’s current leadership structure provides Independent leadership and management oversight Our Board is led by Mr. Van de Put, the Chairman and CEO, together with Mr. Neubauer, our independent Lead Director. In addition, independent directors chair the Board’s four standing committees. Messrs. Van de Put and Neubauer are committed to working closely together. The Board believes that they, together with our independent committee chairs, provide appropriate leadership and oversight of the Company and facilitate effective functioning of both the Board and management. The Board did not renominate Mr. Neubauer as a director, consistent with our retirement age policy. Mr. Van Boxmeer will succeed him as independent Lead Director after the Annual Meeting, provided that Mr. van Boxmeer is re-elected. mr. van de Put Chairman SinCe 2018 The Board carefully considered its leadership structure, including whether the role of Chairman should be a non-executive position or combined with that of the CEO. Following due consideration, the Board concluded that combining these roles best positions Mr. Van de Put to: ? promote shareholders’ interests and contribute to the Board’s efficiency and effectiveness because of his knowledge of the Company, the food industry and the competitive environment in which we operate; ? promote the alignment of our strategic and business plans; ? inform the Board about our global operations and critical business matters including oversight of the Company’s risk management process; and ? discuss with the Board key risks and management’s responses to them. mr. neubauer Lead direCtor SinCe 2018 The independent directors selected Mr. Neubauer because he: ? is well-positioned to lead a high-performing Board by keeping it focused, coordinating across committees and facilitating effective information flow to the directors; ? builds a productive relationship between the Board and Mr. Van de Put by providing him with candid, constructive feedback from the Board; ? serves as a contact person for our shareholders; and ? is deeply engaged in the Company’s commitment to create a positive impact on the world while driving business performance.

Back to Contents

Independent lead director role and responsiBilities The Board created the Lead Director position to provide strong leadership of the Board’s affairs on behalf of shareholders, increase the Board’s effectiveness, promote open communication among the independent directors, and serve as the principal liaison between the Chairman and the other independent directors. The independent directors annually select the Lead Director for a one-year term. The Lead Director has significant authority and responsibilities that protect shareholders’ interests by promoting strong management oversight and accountability. Under the Guidelines, the Lead Director, in consultation with the other independent directors, has the following substantive duties and responsibilities: ? Serve as liaison between the independent directors and the Chairman and CEO; ? Seek input from the independent directors and advise the Chairman and CEO as to an appropriate annual schedule of, and major agenda topics and content of related briefing materials for, regular Board meetings prior to Board review; ? Review and approve meeting agendas as well as the content of Board briefing materials; ? Review and approve the allocation of time among the Board and committee meetings; ? Preside at Board meetings at which the Chairman and CEO is not present, including executive sessions of the independent directors and, as appropriate, apprise the Chairman of the topics considered; ? Call meetings of the independent directors or of the Board as needed; ? Facilitate effective communication and interaction between the Board and management; ? Provide input into the design of the annual Board, committee and individual director self-evaluation process; ? Work with the Governance Committee to develop recommendations for committee structure, membership, rotations and chairs; ? Be available for consultation with the Company’s major shareholders; and ? Perform such other duties as the Board may from time to time delegate to the Lead Director. director Independence all directors are independent except for our chairman and ceo The Guidelines require that at least 80% of our directors meet the Nasdaq listing standards’ independence requirements. In order to determine that a director is independent, the Board must affirmatively determine, after reviewing all relevant information, that a director has no relationship with Mondel?z International or any of its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on that criterion, the Board determined that the following directors and director nominee are independent: Lewis W.K. Booth, Charles E. Bunch, Debra A. Crew, Lois D. Juliber, Mark D. Ketchum, Peter W. May, Jorge S. Mesquita, Joseph Neubauer, Fredric G. Reynolds, Christiana S. Shi, Patrick T. Siewert, Michael A. Todman and Jean-François M. L. van Boxmeer. Mr. Van de Put is not independent because he is a Mondel?z International employee.

Back to Contents

Board oversight of strategy Oversight of our business strategy is one of our Board’s key responsibilities. The Board believes that overseeing and monitoring strategy is a continuous process. The Board has at least one meeting each year dedicated to strategy where it meets with management to discuss, understand and challenge our strategic plan’s short-term and long-term objectives. At Board meetings held throughout the year, the Board and management track progress against the strategic plan’s goals, consider impacts due to changing circumstances in the industry and the economic environment, and monitor strategic and operational risks. Throughout the strategic review that led to the development of our growth strategy, the Board and management team worked in close coordination to craft a consumer-centric strategy that leverages our Company’s unique strengths in the attractive snacking market to accelerate growth. Our Board, with recommendations from our Finance Committee, oversees the alignment of our capital allocation priorities with our long-term strategy. The Board oversees our capital allocation process and annually reviews our capital deployment budget, with the goal of balancing investment in growth and returning cash to shareholders. We continue to demonstrate this through our historical investments in capital expenditures and research and development, paired with sustained share repurchases and dividend growth. oversight of risK management Our business faces various risks, including strategic, financial, operational and compliance risks. Identifying, managing and mitigating our exposure to these risks, along with effective oversight of such matters, are activities critical to our operational decision-making and annual planning processes. Management is responsible for the day-to-day assessment, management and mitigation of risk. The Board has ultimate responsibility for risk oversight, but it has delegated primary responsibility for overseeing risk assessment and management to the Audit Committee. Pursuant to its charter, the Audit Committee annually reviews and discusses our Enterprise Risk Management (“ERM”) process, and global and business unit assessment and risk mitigation results. Our ERM process is ongoing and implemented at all levels of our operations and across business units to identify, assess, monitor, manage and mitigate risk. Our ERM process facilitates open communication between management and the Board, so that the Board and committees understand key risks to our business and performance, and the functioning of our risk management process, including who participates in the process and the information gathered in the assessment. Annually, the Audit Committee reviews and approves management’s recommendation for allocating to the full Board or another committee, or retaining for itself, responsibility for reviewing and assessing key risk exposures and management’s response to those exposures. Management provides reports to the Board or the appropriate committee in advance of meetings regarding key risks and the actions management has taken to monitor, control and mitigate these risks. Management also attends Board and committee meetings to discuss these reports and provide any updates. The committees report key risk discussions to the Board following their meetings. Board members may also further discuss the risk management process directly with members of management.

Back to Contents

During 2019, the Board and committees reviewed and assessed risks related to our business and operations as shown below. The Board annually reviews and sometimes reallocates responsibilities among committees. Accordingly, the allocation of responsibilities and/or descriptions of risk categories shown in this table may change during 2020. the board ? Strategy ? Competition ? Operations ? Labor and employment practices (including human capital) ? Food safety (including supply chain and food defense) ? Transformation change management and supply chain ? Revenue growth management and pricing strategy ? Enterprise digital transformation CommitteeS Audit ? Financial statements ? Financial reporting process ? Accounting matters ? Legal, compliance and regulatory matters (including non-financial compliance risks) ? Business continuity/disaster recovery ? Cybersecurity and data protection ? Management of third parties ? Financial risk management (including foreign exchange, commodities exposure, and income and other taxes) ? Health, safety and environmental Governance ? Governance practices ? Board organization, membership and structure ? Related person transactions ? Social responsibility (including well-being and environmental and social sustainability) ? Public policy ? Mondel?z International’s public image and reputation Compensation ? Executive compensation policies and practices ? Succession planning ? Human resources policies, practices and strategy For a discussion about risk oversight relating to the compensation programs, see: “How the Compensation Committee Manages Compensation-Related Risk” on page 45. Finance ? Capital structure ? Financial strategies and transactions (including economic trends) ? Interest rate exposure ? Enterprise funding and liquidity

Back to Contents

Board oversight of human capital management and corporate culture Human Capital management Our Board recognizes that our employees are our greatest asset and is actively engaged in human capital management throughout the organization. The Compensation Committee is responsible for oversight of organizational engagement and effectiveness and regularly reviews human resources policies and practices, talent sourcing strategies, employee development programs, and diversity policies, objectives and programs. At the executive level, the Compensation Committee, together with the CEO, regularly reviews senior management talent, including readiness to take on additional leadership roles and developmental opportunities needed to prepare leaders for greater responsibilities. The Compensation Committee also has a focus on developing our mid-level talent into our future leaders, and there are a number of initiatives underway to provide these potential future leaders with the experience and exposure needed to succeed at the highest levels of our business. Recent initiatives include: ? Revising the performance management process and rating system across the company; ? Seeking to identify diverse and "early career stage" talent deeper in our business units with a strong focus on developing general manager talent given our local-first orientation; ? Implementing targeted development actions for the talent we have identified to grow and develop our leadership bench; ? Enhancing skills and capability of human resources and line managers in talent assessment and development; and ? Rolling out consistent tools to enable quality discussions about our people. We are committed to creating and sustaining an environment where differences are valued and where everyone can be themselves, and we are focused on advancing diversity and inclusion in our workplace. ? We are implementing gender equality initiatives throughout all aspects of our business, including in our cocoa supply chain, our plants and our corporate offices. ? We conduct a global pay equity analysis every year which looks at pay equity across the white-collar workforce in 65 different countries. Our results have shown improvement each year; we currently have less than a 1% difference in pay between men and women globally. ? We were joined by four other companies and hosted the inaugural "Diversity and Inclusion in Grocery" conference in the EU in March 2019. ? We continue to invest in women’s empowerment in our supply chain, with specific action plans that bolster the pivotal role of women in cocoa communities around the world. We are also continuously improving the safety of our work environments through investments in our people and our facilities. ? We are committed to achieving world class safety standards for the places where our people work and for the foods we produce. ? Our objective is to build a safety culture that promotes our goal of zero incidents and zero defects. Corporate Culture Our Board believes that a positive corporate culture is of vital importance to our success. The Board oversees implementation of practices and policies to maintain a positive and engaging work environment for our team members. Our global compliance and integrity program guides our employees to act with integrity and make ethical decisions while conducting business around the world. In addition, Board members are provided direct access to our employees through walking the floors of our offices and periodic plant and in-market visits. These visits provide directors with an opportunity to assess our culture and interact with employees outside of the senior management team. Finally, this year we redesigned our global engagement survey and reviewed the results with the Board. The survey now provides richer data for our leaders and a more robust benchmark to other companies. We had the highest-ever level of employee participation, and the results showed marked improvement in confidence in our leadership as we continue to progress our new strategy, direction and local-first culture.

Back to Contents

meeting attendance Directors are expected to attend all Board meetings, the Annual Meeting and all meetings of the committees on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting. ? The Board held seven meetings during 2019. ? During 2019, Mses. Juliber and Shi and Messrs. Booth, Bunch, Neubauer, Reynolds and Van de Put attended 100% of the meetings of the Board and all committees on which they served. Ms. Crew and Messrs. Ketchum, May, Mesquita, Siewert and van Boxmeer attended at least 85% of meetings of the Board and all committees on which they served. ? All 13 of the then-incumbent directors attended the 2019 Annual Meeting of Shareholders. CodeS of ConduCt code of Business conduct and ethics for non-employee directors We have adopted the Code of Business Conduct and Ethics for Non-Employee Directors that fosters a culture of honesty and integrity, focuses on areas of ethical risk, guides non-employee directors in recognizing and handling ethical issues, and provides mechanisms to report unethical conduct. Annually, each non-employee director must acknowledge in writing that he or she has received, reviewed and understands the Code of Business Conduct and Ethics for Non-Employee Directors. employee code of conduct We have adopted the Mondel?z International Code of Conduct for all our employees that reflects our values and contains important rules for conducting our business. The Code of Conduct is part of our global compliance and integrity program. The program provides training throughout the Company and encourages reporting of potential wrongdoing by offering anonymous reporting options and a non-retaliation policy. where to find more Information To learn more about our corporate governance practices, you can access the corporate governance documents listed below at www.mondelezinternational.com/investors/corporate-governance. We will also provide copies of any of these documents to shareholders upon written request to the Corporate Secretary. ? Articles of Incorporation ? By-Laws ? Corporate Governance Guidelines ? Board Committee Charters ? Code of Business Conduct and Ethics for Non-Employee Directors You can access the Code of Conduct at www.mondelezinternational.com/about-us/our-way-of-doing-business/Code- of-Conduct. We intend to disclose in the Corporate Governance section of our website any amendments to the Code of Business Conduct and Ethics for Non-Employee Directors or Code of Conduct and any waiver granted to an executive officer or director under these codes.

Back to Contents

CORPORATE GOVERNANCE
REVIEW OF TRANSACTIONS WITH RELATED PERSONS

➡ REVIEW OF TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

The Board has adopted a written policy regarding “related person transactions.” In general, “related persons” are the following persons and their immediate family members: directors, executive officers and shareholders beneficially owning more than 5% of our outstanding Common Stock. A related person transaction is one in which Mondelēz International or one of its subsidiaries is a participant, the amount involved exceeds $120,000, and any related person had, has or will have a direct or indirect material interest.

The Governance Committee reviews transactions that might qualify as related person transactions. If the Governance Committee determines that a transaction is a related person transaction, then the Governance Committee reviews and approves, disapproves or ratifies the transaction. Only those related person transactions that are fair and reasonable to Mondelēz International and in our shareholders’ best interests are ratified or approved. When it is not practicable or desirable to delay review of a transaction until a committee meeting, the chair of the Governance Committee may act on behalf of the committee and report to the Governance Committee on any transaction reviewed.

When reviewing and acting on a related person transaction under this policy, the Governance Committee considers, among other things:

- the commercial reasonableness of the transaction;
- the materiality of the related person’s direct or indirect interest in the transaction;
- whether the transaction may involve an actual conflict of interest or create the appearance of one;
- the impact of the transaction on the related person’s independence (as defined in the Guidelines and the Nasdaq listing standards); and
- whether the transaction would violate any provision of the Code of Business Conduct and Ethics for Non-Employee Directors or the Code of Conduct.

Any member of the Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or decisions regarding the transaction.

REVIEW OF RELATED PERSON TRANSACTIONS SINCE JANUARY 1, 2019

For the period July through December 2019, Gustavo Valle, through Axia Plus LLC (“Axia Plus"), a management consulting firm owned by Mr. Valle, provided services to Mondelēz International’s *Tate’s* brand at a rate of $60,000 per month. We paid Axia Plus $315,000 for services in calendar year 2019. On February 1, 2020, Mr. Valle became Vice President, Latin America of Mondelēz International.

On February 5, 2020, BlackRock, Inc. (“BlackRock”), an investment management corporation, filed a Schedule 13G/A with the U.S. Securities and Exchange Commission ("SEC") reporting that it was a greater than 5% shareholder of the Company as of December 31, 2019. During 2019, BlackRock acted as an investment manager with respect to certain investment options under our U.S., Canadian and Puerto Rican retirement savings plans and Canadian, Irish and U.K. pension plans. BlackRock was selected as an investment manager by each plan’s designated authority for plan investments. BlackRock’s selection was based on the determination of each plan’s designated authority that the selection met applicable standards and that the fees were reasonable and appropriate. BlackRock’s fees were approximately $2.58 million during 2019. Each of the plans for which Blackrock performed services paid the fees for those services from its assets. The plans expect to pay similar fees to BlackRock during 2020 for similar services. Fees, based on plan asset value, are paid quarterly on a lagging basis.

Mondelēz International
2020 PROXY STATEMENT 35

CORPORATE GOVERNANCE
ANTI-HEDGING POLICY

ANTI-HEDGING POLICY

Our Insider Trading Policy prohibits our employees, including our executive officers, and our directors (together, "Mondelēz International personnel") from engaging in transactions involving Mondelēz International, Inc.-based or Mondelēz International, Inc. subsidiary-based derivative securities, short-selling or hedging transactions that create an actual or potential bet against Mondelēz International, Inc. or one of its subsidiaries. Derivative securities include options, warrants, convertible securities, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as Mondelēz International, Inc. stock. This prohibition includes, but is not limited to, trading in Mondelēz International, Inc.-based or Mondelēz International, Inc. subsidiary-based option contracts (for example, buying and/or writing puts and calls or transacting in straddles). This prohibition also applies to family members who reside with Mondelēz International personnel, others who live in their households (except tenants or staff), any family members who do not live in their households but whose transactions in securities they direct or are subject to their influence or control, any corporations or other business entities controlled or managed by Mondelēz International personnel and any trusts of which Mondelēz International personnel are the trustee or over which they otherwise have investment control.

SHAREHOLDER OUTREACH AND COMMUNICATIONS WITH THE BOARD

As part of our effort to better understand our shareholders' perspectives, we regularly engage with our shareholders, seeking their input and views on various matters. Since our 2019 Annual Meeting of Shareholders, non-employee directors and members of senior management conducted comprehensive shareholder engagement by reaching out to shareholders representing over 53% of our outstanding shares, which constitutes approximately 66% of our institutionally held shares. We engaged with 32 different shareholders, representing 41% of our outstanding shares. Directors led 20 of these meetings, representing 34% of our outstanding shares. In addition, we engaged with shareholders at roundtables and corporate governance forums. We discussed a variety of topics, including the Company's business strategy, executive compensation, and environmental, social and governance matters. These discussions were very productive, and we appreciate that our shareholders took the time to share their perspectives and questions with us, particularly with regard to our compensation program, since our Board was extremely disappointed with the low level of support we received on the advisory vote on executive compensation at our 2019 Annual Meeting. The Board values our shareholders' perspectives, and the feedback we received during these conversations was shared with the Board, the Compensation Committee and the Governance Committee, and continues to inform our policies and practices. For more information on our shareholder engagement, see "Shareholder Engagement & Responsiveness" on page 54.

Interested parties may directly contact the Board, the Lead Director, any of the independent directors or any committee of the Board regarding matters relevant to the Board's duties and responsibilities. Information about how to do so is available at *www.mondelezinternational.com/investors/corporate-governance/contacting-the-board-and-reporting-wrongdoings*. The Lead Director is available for consultation with our major shareholders.

The Corporate Secretary forwards communications relating to matters within the Board's purview to the Lead Director or appropriate independent director(s), and communications relating to matters within a Board committee's area of responsibility to the chair of the appropriate committee. Communications relating to ordinary business matters, such as suggestions, inquiries and consumer complaints, are forwarded to the appropriate Mondelēz International executive or employee and made available to any independent director who requests them. We do not forward solicitations, junk mail and frivolous or inappropriate communications.

36 Mondelēz International
2020 PROXY STATEMENT

BOARD COMMITTEES AND MEMBERSHIP

The Governance Committee considers and makes recommendations to the Board regarding the Board's committee structure and membership. The Board establishes its committee structure and designates the committee members and chairs following consideration of the Governance Committee's recommendations.

The Board currently has four standing committees: Audit Committee, Finance Committee, Governance Committee and Compensation Committee. The Board has adopted a written charter for each standing committee. The charters, which are available on our website at *www.mondelezinternational.com/investors/corporate-governance*, define the committees' respective roles and responsibilities. All committee members and chairs are independent.

Committee chairs approve agendas and materials for their committee meetings. Each committee meets regularly in executive session without management. Committees may retain outside legal, financial and other advisors at the Company's expense.

➡ COMMITTEE MEMBERSHIP

	As of March 12, 2020			
	Audit	Finance	Governance	Compensation
Lewis W.K. Booth		●		●
Charles E. Bunch			●	●
Debra A. Crew	●	●		
Lois D. Juliber			●	Chair
Mark D. Ketchum*				●
Peter W. May		●		●
Jorge S. Mesquita	●		●	
Joseph Neubauer*			Chair	
Fredric G. Reynolds	Chair	●		
Christiana S. Shi	●		●	
Patrick T. Siewert	●	Chair		
Jean-François M. L. van Boxmeer		●		●
Total Number of Committee Meetings During 2019	**10**	**3****	**5**	**8**

* The Board is not renominating Mr. Ketchum and Mr. Neubauer to the Board.
** In addition, the Finance Committee acted once by unanimous written consent.

● Member

Chair (icon) Chair

Mondelēz International
2020 PROXY STATEMENT 37

audit committee The Board established the Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that all of the Audit Committee members are independent within the meaning of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act. The Board also determined that all Audit Committee members are able to read and understand financial statements in accordance with Nasdaq listing standards and are financially literate in accordance with the New York Stock Exchange listing standards. The Board has determined that Debra A. Crew, Fredric G. Reynolds and Patrick T. Siewert are “audit committee financial experts” within the meaning of SEC regulations and have financial sophistication in accordance with Nasdaq listing standards. No Audit Committee member received any payments in 2019 from us other than compensation for service as a director. Under its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accountants, including review of their qualifications, independence and performance. Among other duties, the Audit Committee also oversees: ? the integrity of our financial statements, our accounting and financial reporting processes, and our systems of internal control over financial reporting and safeguarding our assets; ? our compliance with legal and regulatory requirements; ? the qualifications, independence and performance of our independent auditors; ? the performance of our internal auditors and internal audit functions; and ? our guidelines and policies with respect to risk assessment and risk management. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive. We encourage employees and third-party individuals and organizations to report concerns about our accounting controls, auditing matters, or anything else that appears to involve financial or other wrongdoing. To report such matters, please visit www.mondelezinternational.com/about-us/compliance-and-integrity for information about reporting options.

Back to Contents

BOARD COMMITTEES AND MEMBERSHIP
AUDIT COMMITTEE

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2019

Management has primary responsibility for Mondelēz International's financial statements and the reporting process, including the systems of internal control over financial reporting. Our role as the Audit Committee of the Mondelēz International Board of Directors is to oversee Mondelēz International's accounting and financial reporting processes and audits of its financial statements. We also emphasize the Board's commitment to compliance and ethical conduct throughout the organization. In addition, in 2019 we assisted the Board in its oversight of:

- Mondelēz International's compliance with legal and regulatory requirements;
- Mondelēz International's independent registered public accountants' qualifications, independence and performance;
- The performance of Mondelēz International's internal auditor and the internal audit function; and
- Mondelēz International's risk assessment and risk management guidelines and policies.

Our duties include overseeing Mondelēz International's management, the internal audit department and PricewaterhouseCoopers LLP, Mondelēz International's independent registered public accountants, in their performance of the following functions, for which they are responsible:

MANAGEMENT

- Preparing Mondelēz International's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP");
- Assessing and establishing effective financial reporting systems and internal controls and procedures; and
- Reporting on the effectiveness of Mondelēz International's internal control over financial reporting.

INTERNAL AUDIT DEPARTMENT

- Assessing management's system of internal controls and procedures; and
- Reporting on the effectiveness of that system.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

- Auditing Mondelēz International's financial statements;
- Issuing an opinion about whether the financial statements conform with U.S. GAAP; and
- Annually auditing the effectiveness of Mondelēz International's internal control over financial reporting.

Periodically, we meet, both independently and collectively, with management, the internal auditor and/or the independent registered public accountants to, among other things:

- Discuss the quality of Mondelēz International's accounting and financial reporting processes and the adequacy and effectiveness of its internal controls and procedures;
- Review significant audit findings prepared by each of the independent registered public accountants and internal audit department, together with management's responses;
- Review the overall scope and plans for the audits by the internal audit department and the independent registered public accountants;
- Review matters related to the conduct of the independent registered public accountant's audit;
- Review any critical audit matter identified in the independent registered public accountant's report;
- Review critical accounting policies, the implementation of new accounting standards and the significant estimates and judgments management used in preparing the financial statements and their appropriateness for Mondelēz International's business and current circumstances; and
- Review Mondelēz International's earnings releases.

In 2019, the Audit Committee also oversaw the routine transition of the independent registered public accountants' lead audit partner for Mondelēz International. A transition process was developed and followed during 2019 and the transition took effect in February 2020.

Mondelēz International
2020 PROXY STATEMENT 39

In addition to the activities outlined above, in 2019 we reviewed with management, among other things: ? Guidelines and policies with respect to Mondel?z International’s overall risk assessment and risk management; ? Ongoing oversight of Mondel?z International’s information technology and cybersecurity risk management and business continuity planning; ? Significant legal and regulatory matters; ? The Company's finance function and organization; ? The U.S. and non-U.S. tax regulatory environment; and ? Data privacy and compliance with related rules and regulations. Prior to Mondel?z International’s filing of its Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC, we also: ? Reviewed and discussed the audited financial statements with management and the independent registered public accountants; ? Discussed with the independent registered public accountants the items the independent registered public accountants are required to communicate to the Audit Committee in accordance with the applicable requirements of the Public Company Accounting Oversight Board and the SEC; ? Received from the independent registered public accountants the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with us concerning independence; and ? Discussed with the independent registered public accountants their independence from Mondel?z International, including reviewing non-audit services and fees to assure compliance with (i) regulations prohibiting the independent registered public accountants from performing specified services that could impair their independence, and (ii) Mondel?z International’s and the Audit Committee’s policies. Based upon the review and discussions described in this report and without other independent verification, and subject to the limitations of our role and responsibilities outlined in this report and in our written charter, we recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Mondel?z International’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 7, 2020. Audit Committee: Fredric G. Reynolds, Chair Debra A. Crew Jorge S. Mesquita Christiana S. Shi Patrick T. Siewert

Back to Contents

PRE-APPROVAL POLICIES The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. Non-audit services may include audit-related services and tax services, among others. The pre-approval authority details the particular service or category of service that the independent registered public accountants will perform. Management reports to the Audit Committee on the actual fees charged by the independent registered public accountants for each category of service. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval authority. In those instances, the committee approves the services before we engage the independent registered public accountants. In case approval is needed before a scheduled committee meeting, the committee has delegated pre-approval authority to its Chair. The Chair must report on such pre-approval decisions at the committee’s next regular meeting. The Audit Committee pre-approved all 2019 audit and non-audit services provided by the independent registered public accountants. Independent registered puBlic accountants’ fees The aggregate fees for professional services provided to us by our independe PricewaterhouseCoopers LLP, for 2019 and 2018 were: nt registered public accountants, 2019 2018 Audit Fees $16,266,000 $17,018,000 Audit-Related Fees 700,000 690,000 Tax Fees 28,000 -0- All Other Fees 30,000 15,000 TOTAL $17,024,000 $17,723,000 Audit Fees include: (a) the integrated audit of our consolidated financial statements, including statutory audits of the financial statements of our affiliates and our internal control over financial reporting; and (b) the reviews of our unaudited condensed consolidated interim financial statements (quarterly financial statements). Audit-Related Fees include professional services in connection with employee benefit plan audits and procedures related to various other audit and special reports. Tax Fees include professional services in connection with tax compliance and advice. All Other Fees include professional services in connection with seminars and compliance reviews. All fees above include out-of-pocket expenses. finance committee The Finance Committee’s charter sets out its responsibilities, which include reviewing and making recommendations to the Board on significant financial matters, including: ? at least annually, the Company’s long-term capital structure, including financing plans, projected financial structure, funding requirements, target credit ratings and return on invested capital; ? authorization of issuances, sales or repurchases of equity and debt securities; ? the Company’s external dividend policy and dividend recommendations; ? proposed acquisitions, divestitures, joint ventures, investments, asset sales and purchase commitments for services in excess of $100 million; and ? Board authorization and delegation levels with respect to financing matters. The Finance Committee also reviews and discusses with management: ? results of transactions such as acquisitions, divestitures, joint ventures and investments in excess of $100 million; and ? the cash-flow impact of non-debt obligations, including funding pension and other post-retirement benefit plans.

Back to Contents

GOVERNANCE, MEMBERSHIP AND PUBLIC AFFAIRS COMMITTEE The Governance Committee’s charter sets out its responsibilities, which include: ? reviewing candidates’ qualifications for Board membership consistent with criteria determined by the Board; ? considering the performance and suitability of incumbent directors for re-election and recommending to the Board a slate of nominees for each annual meeting of shareholders and candidates to be appointed to the Board as necessary to fill vacancies and newly created directorships; ? making recommendations to the Board as to directors’ independence and related person transactions; ? making recommendations to the Board concerning the functions, composition and structure of the Board and its committees; ? recommending the frequency of Board meetings and content of Board agendas; ? recommending to the Board the directors' retirement age; ? advising and making recommendations to the Board on corporate governance matters, including the Guidelines and the annual self-assessment process for the Board, its committees and its directors; ? administering the Code of Business Conduct and Ethics for Non-Employee Directors and monitoring directors’ compliance with our stock ownership guidelines; ? overseeing policies and programs related to corporate citizenship, social responsibility and public policy issues significant to Mondel?z International such as sustainability and environmental responsibility; food labeling, marketing and packaging; and philanthropic and political activities and contributions; and ? monitoring issues, trends, internal and external factors and relationships that may affect Mondel?z International’s public image and reputation and the food and beverage industry. political activity and governance We maintain a robust governance framework for overseeing our political activities. We do so responsibly and transparently, with priority on compliance with federal, state and local laws. The Governance Committee oversees our policies and programs related to corporate citizenship and public policy issues significant to the Company. As our success depends on sound public policies, we regularly work with government officials regarding matters of concern in accordance with applicable laws and regulations. Mondel?z International has proud history of involvement in the communities where employees live and work, including participation in the political process to support policies that impact our communities, employees and businesses. We provide comprehensive disclosure of political activity through our website: www.mondelezinternational.com/investors/ corporate-governance/board-oversight-of-corporate-citizenship reflecting our policies and procedures for making political contributions and expenditures. In addition, the website provides information on our lobbying activities and a link to the lobbying disclosure reports we file with the U.S. Congress. A list of trade associations to which we pay dues of more than $50,000 annually, including the portion of dues attributable to lobbying, can also be found on our website. As demonstrated by our robust reporting, we are firmly committed to providing shareholders with transparency over our political activities.

Back to Contents

human resources and compensation committee human resources and compensation committee Independence, InterlocKs and Insider participation The Board determined that all Compensation Committee members are independent within the meaning of the Nasdaq listing standards, including the heightened independence criteria for Compensation Committee members. All are “non-employee” directors under SEC rules and outside directors under the Internal Revenue Code of 1986, as amended (the “Code”). None of the Compensation Committee’s members are or were: ? an officer or employee of Mondel?z International; ? a participant in a related person transaction required to be disclosed under Item 404 of Regulation S-K (for a description of our policy on related person transactions, see "Review of Transactions with Related Persons” on page 35); or ? an executive officer of another entity at which one of our executive officers serves on the board of directors or the compensation committee. responsiBilities The Compensation Committee’s charter sets out its responsibilities. Among its responsibilities are to: ? establish our executive compensation philosophy; ? determine the group of companies the Compensation Committee uses to benchmark executive and director compensation; ? assess the appropriateness and competitiveness of our executive compensation programs; ? review and approve the CEO’s goals and objectives, evaluate the CEO’s performance against those goals and objectives and, based upon its evaluation, determine both the elements and amounts of the CEO’s compensation; ? review and approve the compensation of the CEO’s direct reports and other officers subject to Section 16(a) of the Exchange Act; ? determine annual incentive compensation, equity grants and other long-term incentive grants and awards under our incentive plan; ? determine the Company’s policies governing option and other stock grants; ? make recommendations to the Board regarding incentive plans requiring shareholder approval and approve eligibility for and design of executive compensation programs implemented under those plans; ? review our compensation and benefits policies and practices as they relate to our risk management practices and risk-taking incentives, and review proposed material changes to those policies and practices; ? review periodically the Company’s key human resources policies and practices related to organizational engagement and effectiveness, talent sourcing strategies, and employee development programs; ? oversee the management development and succession planning process (including emergency planning) for the CEO and his direct reports; ? review key human resource policies and practices, including our policies, objectives and programs related to diversity, and periodically review our diversity performance; ? monitor executive officers’ compliance with our stock ownership guidelines; ? advise the Board regarding the compensation of independent directors; ? review and discuss with management the Compensation Discussion and Analysis and prepare and approve the Compensation Committee’s report to shareholders included in our Proxy Statement; and ? assess the independence of the Compensation Committee’s outside advisors and at least annually assess whether the work of its compensation consultants has raised any conflict of interest that must be disclosed in our annual report and Proxy Statement. The Compensation Committee has the authority to delegate any of its responsibilities to the committee’s Chair, another Compensation Committee member or a subcommittee of Compensation Committee members, unless prohibited by law, regulation or any Nasdaq listing standard.

Back to Contents

BOARD COMMITTEES AND MEMBERSHIP
HUMAN RESOURCES AND COMPENSATION COMMITTEE

THE COMPENSATION COMMITTEE'S USE OF AN INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee retains an independent compensation consultant to assist in evaluating executive compensation programs and advise regarding the amount and form of executive and director compensation. It uses a consultant to provide additional assurance that our executive and director compensation programs are reasonable, competitive and consistent with our objectives. It directly engages the consultant under an engagement letter that the Compensation Committee reviews at least annually.

From September 2009 through July 2019, the Compensation Committee retained Compensation Advisory Partners LLC ("CAP") as its independent compensation consultant. At least annually, the Compensation Committee reviewed the engagements, objectivity and independence of the advice that CAP provided. The Committee believed that to maintain good governance practices it should complete a full evaluation of current executive compensation consultants. As a result of that evaluation, Semler Brossy Consulting Group, LLC ("Semler Brossy") was selected as the independent compensation consultant from August 2019 forward.

During 2019, CAP (through July) and Semler Brossy (from August forward) provided the Compensation Committee advice and services, including:

- regularly participating in Compensation Committee meetings, including executive sessions that exclude management;
- consulting with the Compensation Committee Chair and being available to consult with other committee members between meetings;
- advising on the composition of the Compensation Survey Peer Group and the Performance Peer Group (as described on page 71) used for benchmarking pay and performance;
- providing competitive peer group compensation data for executive positions and evaluating how the compensation we pay the NEOs (as described on page 75) relates both to the Company's performance and to how peers compensate their executives;
- analyzing "best practices" and providing advice about design of the annual and long-term incentive plans, including selecting performance metrics and ranges;
- updating the Compensation Committee on executive compensation trends, issues and regulatory developments;
- advising on our proxy statement and CD&A, and supporting our efforts in shareholder outreach on the compensation program; and
- benchmarking, assessing and recommending non-employee director compensation.

For the year ended December 31, 2019, CAP and Semler Brossy provided no services to Mondelēz International other than consulting services to the Compensation Committee. As a part of their evaluation, the Compensation Committee considered the six specific independence factors adopted by the SEC and Nasdaq and determined that CAP and Semler Brossy are independent and their work did not raise any conflicts of interest.

At least annually, the Compensation Committee reviews the current engagements and the objectivity and independence of the advice that Semler Brossy provides to it on executive and non-employee director compensation. The Compensation Committee considered the six specific independence factors adopted by the SEC and Nasdaq and determined that Semler Brossy is independent and Semler Brossy's work did not raise any conflicts of interest.

44 Mondelēz International
2020 PROXY STATEMENT

EXECUTIVE OFFICERS HAVE A LIMITED ROLE IN THE COMPENSATION COMMITTEE’S determination of executive compensation and recommendations to the Board regarding non-employee director compensation ? Each year, the CEO presents compensation recommendations for CEO direct reports and the other executive officers, including the NEOs. The Compensation Committee reviews and discusses these recommendations with the CEO but retains full discretion over the compensation of these employees. ? The CEO does not make recommendations or participate in deliberations regarding the CEO’s own compensation. ? Executive officers do not play a role in determining or recommending the amount or form of non-employee director compensation. the compensation committee’s role in management succession planning and development Succession planning for senior management positions, which facilitates continuity of leadership over the long-term, is critical to our success and important at all levels within our organization. Our Board’s involvement in leadership development and succession planning is systematic, strategic and continuous. The Compensation Committee oversees the development and retention of senior management talent while also maintaining an appropriate succession plan for our CEO. Additionally, the Board has contingency plans for emergencies such as the death or disability of the CEO. The Compensation Committee, together with the CEO, regularly reviews senior management talent, including readiness to take on additional leadership roles and developmental opportunities needed to prepare leaders for greater responsibilities. The CEO also provides a regular review to the Compensation Committee of the executive leadership team. While the Compensation Committee has the primary responsibility to develop succession plans for the CEO position, it annually reports to the Board and decisions are made at the Board level. Potential leaders interact with Board members through formal presentations and during informal events. More broadly, the Board is updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs. hoW the compensation committee manages compensation-related risK As it does each year, in 2019, the Compensation Committee evaluated whether our compensation designs, policies and practices operate to discourage our executive officers and other employees from taking unnecessary or excessive risks. As described in the “Compensation Discussion and Analysis,” we design our compensation to incentivize executives and other employees to achieve the Company’s financial and strategic goals as well as individual performance goals that promote long-term shareholder returns. Our compensation design discourages our executives and other employees from taking excessive risks for short-term benefits that may harm the Company and our shareholders in the long-term. The compensation program includes several risk-mitigating elements, including: ? using both short-term and long-term performance-based compensation so that executives do not focus solely on short-term performance; ? weighting executive compensation heavily toward long-term incentives to encourage sustainable shareholder value and accountability for long-term results; ? using multiple relevant performance measures in our incentive plan designs so executives do not place undue importance on one measure, which could distort the results that we want to incent; ? weighting business and individual performance in our AIP so that executives and employees do not have too narrow a focus; ? capping the amount of incentives that may be awarded or granted; ? retaining discretion to reduce incentive awards based on unforeseen or unintended consequences and clawback compensation upon certain financial restatements or significant misconduct that could damage the reputation of the company; ? requiring our top executives to hold a significant amount of their compensation in Common Stock and prohibiting them from hedging, pledging or engaging in short sales of their Common Stock; ? minimizing use of employment contracts;

Back to Contents

? not backdating or re-pricing option grants; and ? not paying severance benefits on change in control events unless the affected executive is first involuntarily terminated without cause or terminates due to good reason. In addition, the Audit Committee oversees our ethics and compliance programs that educate executives and other employees on appropriate behavior and the consequences of inappropriate actions. These programs not only drive compliance and integrity but also encourage employees with knowledge of potential wrongdoing to report concerns by providing multiple reporting avenues while protecting reporting employees against retaliation. Semler Brossy also reviewed the Compensation Committee’s risk analysis and confirmed the Compensation Committee’s conclusion below. In light of these analyses, the Compensation Committee believes that our compensation programs and processes do not encourage excessive risk taking nor do they create risks that are reasonably likely to have a material adverse effect on the Company. governance frameWorK around the use of earnings per share in our Incentive programs The Compensation Committee believes it is appropriate to base executive compensation on performance metrics that align with our external reporting framework and the means by which shareholders and other stakeholders measure our performance. Accordingly, the EPS metric we use in our incentive programs, like our external targets, accounts for our capital allocation plans for the year, including expected share repurchases. The Compensation Committee recognizes there are differing views among investors as to whether share repurchases should be factored into EPS targets in executive compensation programs but believes our robust governance and compensation practices mitigate the risk that an executive would act imprudently. Specifically, ? the Compensation Committee establishes the performance metrics and targets for both the annual and long-term incentive programs; ? the Board oversees our capital allocation process and reviews a budget each year for capital deployment, including share repurchases, with the goal of balancing investment in growth and returning cash to shareholders (as demonstrated through our historical investments in capital expenditures and research and development); and ? the Compensation Committee designs both the annual and long-term incentive programs so there is a mix of performance metrics such that even if executives were able to deploy an excessive amount of cash towards share repurchases to maximize EPS, there would be offsetting impacts on other performance metrics, with no clear visibility towards increasing payouts. Additionally, the Compensation Committee replaced Defined EPS with Defined Operating Income in the AIP for 2020 to eliminate a duplicative metric and also reduce the impact of EPS in the incentive plans.

Back to Contents

OUR APPROACH TO ENVIRONMENTAL AND SOCIAL ISSUES

Mondelēz International is committed to living our purpose to empower people to snack right, by making the right snacks, for the right moment, made the right way. Our mission is to lead the future of snacking by making snacks that are sustainably sourced using less energy, water and waste and made with ingredients consumers know and trust. By living our purpose to empower people to snack right, we believe we can continue to have a positive impact on the lives of our consumers and the world around us, and we are using our scale to have a positive impact on those who help produce and those who consume our products.

The future of our business depends on a sustainable value chain. We have specific goals to which we hold ourselves accountable, we are continuing to make progress in our efforts and we are committed to being transparent and effective in sharing our progress.

This includes the sustainable sourcing of key ingredients, as well as reducing our environmental footprint and protecting the rights of people across our value chain. We continue to evolve our portfolio so that we are offering a broad range of high-quality snacks that address consumer needs, and this is central to our strategy of accelerating our growth around the world. At the same time, we are working to encourage consumers to snack mindfully and with portion-controlled offerings.

SUSTAINABLE SNACKING

Sustainable Ingredients	Environmental Impact	Packaging Innovation	Social Sustainability
Build resilient supply chains by driving out deforestation, protecting natural resources and enhancing farmer's income and livelihoods focusing on cocoa, wheat and palm	Use resources more efficiently to reduce our waste and water usage and minimize our impact on the climate	Create zero net waste packaging and innovative partnerships to improve recycling globally	Respect human rights across our value chain

MINDFUL SNACKING

Broad Portfolio	Portion Control	Mindful Snacking
Offer a wide-range of snacks, from wholesome to indulgent, that meet consumers' evolving needs	Offer greater choice to consumers of portion-controlled snacks	Inspire mindful snacking habits by teaching consumers how to savor each bite and experience more satisfaction from the snacks they love

INTEGRITY, COMPLIANCE AND DIVERSITY

Promoting a Culture of Safety	Producing Safe, Quality Food	Treating People Fairly	Championing Diversity & Inclusion
Build a safety culture that promotes our goal of zero incidents and zero defects	Provide high-quality foods that are safe for people to eat	Build a culture of trust through adherence to our values, ethics and codes of conduct	Empower a diverse team to lead and innovate the future of snacking

➡ BOARD OVERSIGHT

Our Company, under the leadership of our Board of Directors, is committed to the principle that living our values and doing business the right way can help create a future where people and planet thrive.

Snacking Made Right means taking a stand on the issues that matter; it is at the core of how we drive sustainable business growth at scale with a positive impact on the lives of those across our value chain and the world around us. We have specific goals to which we hold ourselves accountable and continue to make progress in our efforts to deliver meaningful change.

We believe that consumers should not have to choose between snacking and eating right, or be concerned about the impact their snacking choices have on the world and their communities. Beginning with our Board, we have a comprehensive governance structure that provides oversight of our sustainability efforts at all levels of our organization. The Governance Committee is directly

Mondelēz International
2020 PROXY STATEMENT 47

OUR APPROACH TO ENVIRONMENTAL AND SOCIAL ISSUES
2025 GOALS

responsible for overseeing social responsibility, including well-being and environmental and social sustainability. We take a disciplined approach to our sustainability initiatives, are committed to remaining transparent and proactive about our progress, and track, report on and hold people accountable for achieving our goals.

2025 GOALS

SUSTAINABLE SNACKING				MINDFUL SNACKING		
Sustainable Ingredients	**Environmental Impact**	**Packaging Innovation**	**Social Sustainability**	**Innovation**	**Portion Control**	**Mindful Snacking**
Source 100% of the cocoa needed for our chocolate brands sustainably from Cocoa Life by 2025	10% reduction in end-to-end CO2 emissions by 2025 (2018 baseline)	100% of our packaging recyclable and labeled with consumer recycling information by 2025	100% adoption of child labor due diligence across Cocoa Life communities	$100 million in net revenue from SnackFutures by 2022	20% of global snacks net revenue from portion control products by 2025	Portion amounts and mindful snacking information on 100% of packages globally by 2025

UNITED NATIONS SUSTAINABLE DEVELOPMENT GOALS

At Mondelēz International, we have aligned our commitments to the business' ambition to make snacks the right way. Several of our commitments and the work that we are doing to deliver against them directly support the UN Sustainable Development Goals:


1 NO POVERTY
2 ZERO HUNGER
3 GOOD HEALTH AND WELL-BEING
4 QUALITY EDUCATION
5 GENDER EQUALITY
6 CLEAN WATER AND SANITATION
8 DECENT WORK AND ECONOMIC GROWTH
11 SUSTAINABLE CITIES AND COMMUNITIES
13 CLIMATE ACTION
15 LIFE ON LAND
17 PARTNERSHIPS FOR THE GOALS

2019 SUSTAINABLE AND MINDFUL SNACKING ACHIEVEMENTS

63%	100%	93%	76%	15%
OF OUR COCOA VOLUME FOR OUR CHOCOLATE BRANDS IS SOURCED VIA COCOA LIFE	PALM OIL CERTIFIED BY ROUNDTABLE ON SUSTAINABLE PALM OIL ("RSPO") WHILE PUSHING FOR MORE REFORMS	PACKAGING RECYCLABLE	CHILD LABOR DUE DILIGENCE VIA CHILD LABOR MONITORING AND REMEDIATION SYSTEMS ("CLMRS") ACROSS COCOA LIFE COMMUNITIES IN GHANA	SNACKS REVENUE FROM PORTION CONTROL OPTIONS

SUSTAINABILITY REPORTING

Every year, we map the positive impact that we have on people and planet through our Sustainable Snacking and Mindful Snacking strategies. Our next update will be published later this year as part of our 2019 Snacking Made Right report, which will be available on our website, *www.mondelezinternational.com*. The report will demonstrate the impact of our activities, progress against our goals and the alignment of our strategies with the U.N. Sustainable Development Goals. We are also tracking adoption of standards such as those published by the Sustainability Accounting Standards Board ("SASB") and the Task Force on Climate-related Financial Disclosures ("TCFD"). Our 2019 report will highlight the areas of alignment between those standards and our current disclosure, and we will reflect shareholder feedback as we continue to align our sustainability reporting with evolving standards.

48 Mondelēz International | 2020 PROXY STATEMENT

COMPENSATION OF NON-EMPLOYEE DIRECTORS REVIEW OF NON-EMPLOYEE DIRECTOR COMPENSATION Our Compensation Committee reviews non-employee director compensation to confirm that the compensation we offer is market appropriate without being excessive. To support the Compensation Committee’s review, as requested, in May 2019 CAP: ? benchmarked our non-employee director compensation against our Compensation Survey Peer Group and other Fortune 100 companies; ? assessed the form and amount of our non-employee director compensation; and ? provided the Compensation Committee with this data and an independent assessment of the appropriateness and competitiveness of our non-employee director compensation. Using CAP’s assessment, the Compensation Committee recommended to the Board, and the Board agreed, not to make any changes to the compensation for non-employee directors for 2019. SUMMARY OF 2019 COMPENSATION ELEMENTS Annual Compensation Elements Amount ($) Board Retainer 110,000 Lead Director Retainer 30,000 Audit Committee Chair Retainer 25,000 Compensation Committee Chair Retainer 25,000 Governance Committee Chair Retainer 20,000 Finance Committee Chair Retainer 15,000 Annual Equity Grant Value 175,000 We do not pay non-employee directors any meeting fees. We also do not pay a Company employee who serves as a director any additional compensation for serving as a director. Currently, Dirk Van de Put is the only director who is a Company employee. PLAN LIMITS ON NON-EMPLOYEE DIRECTOR GRANTS Our shareholder-approved Amended and Restated 2005 Performance Incentive Plan (the “Equity Plan”) caps the maximum fair market value of Common Stock grants made to any non-employee director in any calendar year at $500,000. All stock grants made in 2019 to non-employee directors were significantly below this amount. See the “2019 Non-Employee Director Compensation” and “2019 Non-Employee Director Equity Awards” tables for specific values.

Back to Contents

COMPENSATION OF NON-EMPLOYEE DIRECTORS
CASH COMPENSATION – BOARD, LEAD DIRECTOR AND COMMITTEE CHAIR RETAINERS

➡ CASH COMPENSATION – BOARD, LEAD DIRECTOR AND COMMITTEE CHAIR RETAINERS

We pay our non-employee directors their cash retainers quarterly. The Mondelēz International, Inc. 2001 Compensation Plan for Non-Employee Directors allows directors to defer 25%, 50%, 75% or 100% of their cash retainers into notional unfunded accounts. These accounts mirror certain of the investment options under the Thrift 401(k) Plan offered to U.S. salaried employees.

If the Board appoints a non-employee director during the year (i.e., other than at the annual meeting of shareholders), we pay that director prorated compensation for the balance of the year. We prorate cash compensation based on the number of days remaining in the calendar year.

➡ EQUITY COMPENSATION – ANNUAL EQUITY GRANT

We make annual equity grants to our non-employee directors following the annual meeting of shareholders. In order to align directors' interests with shareholders during the directors' service, grants are in the form of vested deferred stock units. We distribute actual shares six months after the director ends his or her service as a director. When we pay a dividend on our Common Stock, we accrue the value of the dividends that we would have paid on the deferred stock units. Six months after the director ends his or her service as a director, we issue shares to the director equal to the accumulated accrued value of the dividends.

If the Board appoints a non-employee director during the year (i.e., other than at the annual meeting of shareholders), we prorate the annual equity grant value based on the number of months until the next annual meeting of shareholders over a denominator of twelve months.

➡ DIRECTOR STOCK OWNERSHIP GUIDELINES

To align our non-employee directors' and our shareholders' interests, we expect our non-employee directors to hold shares of our Common Stock. Our expectations are as follows:

Key Provisions	Explanation of Key Provisions
Ownership expectation	• Amount equal to five times the annual Board cash retainer (i.e., $550,000).
Time to meet expectation	• Five years from joining the Board as a director.
Shares counted toward ownership	• Common Stock, including sole ownership, deferred stock units and accounts over which the director has direct or indirect ownership or control.
Holding expectation	• The Company does not release the shares underlying deferred stock units until six months after the director ends his or her service as a director. The Company does not require that shares be held after distribution/issuance.

If a non-employee director does not meet these ownership expectations, the Lead Director will consider the non-employee director's particular situation and may take action as deemed appropriate. As of March 12, 2020, each director serving for at least five years met or exceeded the ownership expectation.

➡ COMPANY MATCH FOR DIRECTOR CHARITABLE CONTRIBUTIONS

Non-employee directors are eligible to participate in the Mondelēz International Foundation (the "Foundation") Matching Gift Program. Each year, the Foundation will generally match up to $15,000 in contributions by a non-employee director to any 501(c)(3) non-profit organization(s).

50 Mondelēz International 2020 PROXY STATEMENT

COMPENSATION OF NON-EMPLOYEE DIRECTORS
2019 NON-EMPLOYEE DIRECTOR COMPENSATION

2019 NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All Other Compensation[3] ($)	Total ($)
Booth, Lewis	110,000	175,030	15,000	300,030
Bunch, Charles	110,000	175,030	25,000	310,030
Crew, Debra	110,000	175,030	10,000	295,030
Juliber, Lois	135,000	175,030	12,500	322,530
Ketchum, Mark	110,000	175,030	15,000	300,030
May, Peter	110,000	175,030	–	285,030
Mesquita, Jorge	110,000	175,030	–	285,030
Neubauer, Joseph	160,000	175,030	15,000	350,030
Reynolds, Fredric	135,000	175,030	30,000	340,030
Shi, Christiana	110,000	175,030	15,000	300,030
Siewert, Patrick	125,000	175,030	5,000	305,030
van Boxmeer, Jean-François	110,000	175,030	–	285,030

(1) Includes all retainer fees earned or deferred pursuant to the 2001 Compensation Plan for Non-Employee Directors.

(2) The amounts shown in this column represent the full grant date fair value of the deferred stock unit grants in 2019 as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the consolidated financial statements contained in our 2019 Form 10-K. The deferred stock units are immediately vested, but receipt of the shares is deferred until six months after the director no longer serves on the Board. The 2019 Non-Employee Director Equity Awards Table provides further detail on the non-employee director grants made in 2019 and the number of stock awards outstanding as of December 31, 2019.

(3) Represents Foundation contributions made as part of the Foundation Matching Gift Program. Annual match limits are based on gift date, not the match date by the Foundation. As such, the amounts reflected may represent gifts that directors made in 2018 but the Foundation did not match until 2019.

2019 NON-EMPLOYEE DIRECTOR EQUITY AWARDS

Name	All Stock Awards: Number of Shares of Stock or Units Granted in 2019 (#)	All Stock Awards: Grant Date Fair Value of Stock or Units Granted in 2019[1] ($)	Outstanding Stock Awards as of December 31, 2019 (#)
Booth, Lewis	3,377	175,030	33,303
Bunch, Charles	3,377	175,030	15,017
Crew, Debra	3,377	175,030	9,029
Juliber, Lois	3,377	175,030	54,844
Ketchum, Mark	3,377	175,030	59,623
May, Peter	3,377	175,030	9,029
Mesquita, Jorge	3,377	175,030	33,659
Neubauer, Joseph	3,377	175,030	22,733
Reynolds, Fredric	3,377	175,030	43,031
Shi, Christiana	3,377	175,030	17,707
Siewert, Patrick	3,377	175,030	33,454
van Boxmeer, Jean-François	3,377	175,030	39,287

(1) The amounts shown in this column represent the full grant date fair value of the deferred stock units granted in 2019 as computed in accordance with FASB ASC Topic 718.

Mondelēz International
2020 PROXY STATEMENT 51

TABLE OF CONTENTS EXECUTIVE SUMMARY 52 OUR GROWTH STRATEGY 52 PERFORMANCE OVERVIEW 53 SHAREHOLDER ENGAGEMENT & RESPONSIVENESS 54 EXECUTIVE COMPENSATION GOALS AND anaLySiS DESIGN PRINCIPLES 56 OVERVIEW OF PAY ELEMENTS 57 COMPENSATION GOVERNANCE 58 DETAILED PROGRAM DISCUSSION 58 TOTAL TARGET COMPENSATION MIX 58 ELEMENTS OF COMPENSATION 59 PEER GROUPS 71 COMPENSATION GOVERNANCE 73 This Compensation Discussion and Analysis details our alignment of pay with financial and strategic performance, outlines our extensive shareholder outreach and our response to shareholder feedback, explains the guiding principles and practices upon which our executive compensation program is based and describes the compensation paid to our 2019 named executive officers ("NEOs"): DIRK VAN DE PUT LUCA ZARAMELLA MAURIZIO TIM COFER SANDRA GLEN WALTER BRUSADELLI MACQUILLAN Chairman and Executive Vice Executive Vice Former Executive Vice Executive Vice President Executive Vice Chief Executive Officer President and Chief President and President and Chief and Chief Supply Chain President and Financial Officer President, AMEA Growth Officer Officer President, North (through August 31, 2019) America exeCutive Summary our growtH Strategy Beginning in late 2018, we embarked on a new strategy developed by our CEO and leadership team that emphasizes volume-driven growth by focusing on a consumer first approach. The strategy balances driving sustainable top and bottom line growth, built on a strong foundation of gross profit dollars and cost optimization to fund continuous investments in the business. Our new strategy has three pillars:

Back to Contents

Our reward structure is tightly aligned with our strategy, using incentive plan metrics that are intended to drive high quality results such as volume and market share-driven growth, innovation, operational excellence, and a winning growth culture with a “local first” commercial approach. PerformanCe overview Although we only have been executing on our growth strategy since late 2018, we are already seeing significant momentum across our business. Our 2019 performance demonstrates that our strategic priorities are working. Year-over-year highlights of our 2019 performance include: VOLUME +2.2% NET REVENUES (0.3)% +4.1% ORGANiC VOLUME GROWTH REPORTED NET REVENUES GROWTH ORGANiC NET REVENUE GROWTH (NON-GAAP) GROSS PROFiT EPS % REPORTED GROSS PROFiT DOLLARS GROWTH + % ADJUSTED GROSS PROFiT DOLLARS GROWTH @ CONSTANT CURRENCY (NON-GAAP) + % REPORTED DiLUTED EPS GROWTH + % ADJUSTED EPS GROWTH @ CONSTANT CURRENCY (NON-GAAP) See definitions of these measures and GAAP to non-GAAP reconciliations in Annex A. Our results demonstrate the power of our brands, the strength of our global footprint and the potential of our strategic plan. Over the last 5 years, we have performed better on a TSR(1) basis than our industry peers. This success has been even more pronounced since Mr. Van de Put assumed the CEO role in November 2017 and developed and implemented our new strategy. 83RD PERCENTiLE VS. PEERS 40.5% 1 Year 26.7% 31.1% ANNUALiZED TOTAL SHAREHOLDER RETURN During Mr. Van de Put’s tenure as CEO (11/20/2017-12/31/2019) 86TH PERCENTiLE VS. PEERS 16.2% 13.4% 89TH PERCENTiLE VS. PEERS 5 Year 10.8% 11.7% 5.6% 7.9% Mondelez International Performance Peer Group Median S&P 500 (1) TSR numbers are through December 31, 2019.

Back to Contents

We also announced a 10% dividend per share increase in the third quarter of 2019 and returned $3.0 billion of capital to shareholders in 2019 while continuing to invest in our business. All of this was made possible through Free Cash Flow generation that exceeded $3.0 billion for 2019. shareholder engagement & responsiveness SignifiCant outreaCh to SHareHolderS Following our 2019 Annual Meeting, the Board reviewed the results of the advisory vote on executive compensation. Support for our executive compensation program was approximately 56% and the Board was extremely disappointed with this low level of support. As a result, the Board and management continued conducting extensive outreach with our shareholders to better understand their perspectives on our compensation programs, particularly for those who voted against our say-on-pay proposal. In addition to discussing compensation, we also spoke with shareholders about our governance and sustainability practices. In total, we reached out to shareholders representing over 53% of our outstanding shares, which constitutes approximately 66% of our institutionally held shares. We ultimately had conversations with 32 different shareholders, representing 41% of our outstanding shares. Approximately one-third of the shareholders we engaged with voted against our 2019 advisory vote on executive compensation. The independent Lead Director, Chair of the Compensation Committee and two other members of the Compensation Committee led 20 conversations with shareholders representing 34% of our outstanding shares. Feedback from these discussions was shared with the Board, the Compensation Committee and the Governance Committee.

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY

WHAT WE HEARD AND HOW WE ARE RESPONDING

Throughout our discussions, we heard broad support for our ongoing compensation programs. Investors were supportive of our AIP and the metrics we use to incentivize growth. They were also largely supportive of our LTIP with the exception of the specific details discussed in the table below.

We also asked our shareholders for their thoughts on enhancements the Board was considering for 2020, reflecting feedback we received during discussions leading up to our 2019 Annual Meeting, and to further align our incentive compensation programs with our new growth strategy and shareholder interests. Shareholders were broadly supportive of the enhancements we previewed and subsequently adopted. Additionally, during our outreach we discussed the rationale for the metrics used in our incentive compensation plans. Finally, shareholders felt we could have been stronger in our commitment to delivering performance-based pay in retention situations.

The following table provides a summary of the substantive feedback we heard from shareholders and the actions we have taken in response.

What We Heard	Actions We Have Taken	Effective Date
Desire for a stronger commitment to make retention awards performance based	• Only in extraordinary situations would we grant retention compensation. If we determined a need to do so, we commit that any grant made would contain performance criteria and we would provide robust disclosure on the rationale for the grant. • We granted no such compensation in 2019 and have no intention to grant any such compensation to any NEOs.	2019
Preference for above median performance for target level of vesting of the PSUs	• Increased the rigor for achieving target payouts on PSUs by requiring 55th percentile performance on relative TSR versus peers.	Grants made in February 2020 for the 2020-2022 performance cycle
Eliminate opportunity to earn above target PSU awards when TSR is negative over the performance period	• Added a cap to our PSU awards; PSU grants cannot vest above target if TSR is negative over the performance period. • Aligns executive interests with shareholder interests if stock price declines.	Grants made in February 2020 for the 2020-2022 performance cycle
Reduce the use of duplicative metrics in incentive plans	• Defined Operating Income has replaced Defined EPS as a metric in the AIP, thereby eliminating the duplication of EPS as a metric in the annual and long-term incentive plans. • Over a one-year period, operating income is better aligned to our current business strategy and is how we determine if our business is operating successfully. With this change, executives will be focused on the same metrics as our business unit leaders.	2020 AIP
Incorporate sustainability/recyclability into compensation program	• AIP includes a set of metrics (weighted at 20%) that incorporates sustainability/recyclability and other key growth, executional and cultural strategic indicators in place of the former "individual" component. • Supports our strategy of aligning pay to achievement of long-term strategic priorities that lead to shareholder value creation. • Addresses the perception that the individual performance factor was a qualitative assessment by replacing it with more quantitative measurable metrics.	2020 AIP
Provide greater clarity on alignment between incentive plan metrics and strategy	• This proxy statement incorporates enhanced disclosure, including the direct connection between our stated growth strategy and the metrics included in our annual and long-term incentive plans. • Our enhanced disclosure will help our investors evaluate our compensation program and see how it incentivizes and rewards actions that will lead to long-term shareholder value creation.	In this proxy statement pages 56-57; 65-68

Mondelēz International
2020 PROXY STATEMENT 55

PREVIOUS AND UPCOMING COMPENSATION PROGRAM DESIGN CHANGES We have evolved our compensation program in recent years as we have transitioned to a new business strategy and addressed feedback from shareholders. Notable changes to our compensation programs are summarized below. Peer grouP ? For 2019, to better reflect our size and complexity, the Compensation Committee, with input from its independent compensation consultant, refreshed the Compensation Survey Peer Group. Reassessing our peer group resulted in a set of compensation peers more reflective of our revenue and market capitalization, see "Compensation Survey Peer Group" on page 72. annual Incentive plan ? In 2018, to address shareholder feedback, we increased the weighting of financial results to 80% (previously 60%) and reduced the individual performance weighting to 20% (previously 40%) to better align annual cash incentive awards to objective, quantifiable financial performance goals. ? For 2019, we retained the 2018 changes and also adjusted our performance measures by adding Organic Volume (at 15% weighting), reducing Organic Net Revenue Growth (to 25% weighting from 40%), replacing Adjusted Gross Margin Percent with Defined Gross Profit Dollars (at 20% weighting) and adding a market share overlay (+/-15 percentage points (pp)); see page 57 for details on the metrics and weightings in the 2019 AIP. These changes balance our top and bottom-line growth metrics, promote higher quality and more sustainable earnings, support our new strategy focused on growing both local and global brands, and allow us to better assess and reward quality of results. ? For 2020, in response to shareholder feedback and as described in the table on page 55, we replaced Defined EPS with Defined Operating Income and replaced the individual performance component (20%) of the AIP with measurable key progress indicators ("KPIs"). We also adjusted the weightings of the metrics in the AIP to further align our compensation programs with our strategy. See page 65 for details on the changes to the 2020 AIP. long-term Incentive ? For the 2018-2020 performance cycle, we replaced Adjusted ROIC Increase with Adjusted EPS Growth. Prior to the change, we had made strong progress in improving Adjusted ROIC, and given our balance sheet is predominantly goodwill and intangible assets, further improvement by focusing directly on ROIC was restricted. Sustainable Free Cash Flow, which is already a part of the AIP, provides another key lever to ROIC improvement, as it includes working capital and capital expenditure improvement. The Compensation Committee added Adjusted EPS Growth to the long-term incentive plan because it is the key lever for continuing to improve ROIC, provides clear line of sight to our leaders and aligns with shareholder interests. ? For the 2019-2021 performance cycle, we continued with the metrics and plan design used in the 2018-2020 performance cycle as we wanted to continue incentivizing long term revenue and EPS growth. ? For the 2020-2022 performance cycle, in response to shareholder feedback and as described in the table on page 55, we capped PSU payout at target (100%) if TSR is negative over the performance period and also increased the rigor for achieving a target PSU payout by requiring 55th percentile performance on relative TSR versus peers. See page 69 for details on the changes to the 2020 LTIP. executive compensation goals and design principles The Compensation Committee oversees our executive compensation program focusing on the following primary goals: 1. Attract, retain and motivate talented executives and develop world-class business leaders; 2. Support business strategies that promote superior long-term shareholder returns; 3. Align pay and performance by making a significant portion of our executives’ compensation dependent on achieving financial and other critical strategic and individual goals; and 4. Align our executives’ and shareholders’ interests through equity-based incentive grants and stock ownership requirements that link executive compensation to sustained and superior TSR.

Back to Contents

DESIGN PRINCIPLES Objective How We Accomplish Link pay to performance and strategy by aligning ? Set substantive performance goals reflecting strategy at the compensation with the achievement of relevant financial, beginning of performance cycles and hold executives strategic and individual performance goals. accountable for delivering on those targets. ? Consider individual performance in achievement against strategic objectives. Put pay at risk by heavily weighting the mix of fixed and variable compensation toward variable components. Heavily weight the mix of incentives toward long-term equity, the value of which aligns with returns to our shareholders and rewards long-term sustainable performance. Target compensation at or near the median of our Compensation Survey Peer Group. ? 90% of our CEO’s compensation and 78% of the other NEOs’ compensation is at risk. ? 72% of our CEO’s compensation and 58% of the other NEOs’ compensation is in equity-based grants that prioritize long-term performance. ? Our CEO’s annual target pay package is slightly below the median CEO target compensation of our 2019 Compensation Survey Peer Group. ? Target compensation for our Other NEOs at or near the median of their comparable positions in our 2019 Compensation Survey Peer Group. Require executives to hold stock at above market levels to ? Maintain rigorous stock ownership requirements: CEO must align their interests with shareholder interests and to hold 8 times salary and the other NEOs must hold 4 times encourage driving long-term performance rather than salary. short-term decision-making. ? All NEOs must hold net shares for at least one year post exercise/vesting regardless of ownership compliance. overview of Pay eLementS This table identifies and describes the primary elements of the 2019 executive compensation program for our NEOs, including each incentive plan metric’s alignment with our strategy. A more detailed discussion, including definitions of the financial measures used in our AIP and PSU grants, can be found later in this CD&A and in Annex A. Pay Element Vehicle 2019 Performance Measures Alignment with Strategy Base Salary Cash Market competitive to retain key talent 80% Financial Measures: GROWTH Accelerating consumer-centric growth by balancing our investments across both global and local brands and transforming our marketing ExEcuTiOn Driving operational excellence in sales execution, marketing and supply chain and generating continuous improvement Long-Term Incentive 25% Stock Options zz 3-year ratable vest zz 1-year holding requirement post exercise Stock Price cuLTuRE Building a winning growth and ownership culture that leverages local commercial expertise and invests in talent and key capabilities

Back to Contents

compensation governance Our executive compensation governance reflects best practices to protect and promote our shareholders’ interests. detailed program discussion total target compensation mix The Compensation Committee places significant focus on performance-based compensation, which is provided in the form of an annual performance incentive under the AIP and stock options and PSUs under the LTIP. Our focus on performance-based compensation rewards strong Company financial and operating performance and aligns the interests of our NEOs with those of our shareholders. Below we show the 2019 total target compensation mix for our CEO and, on average, our other NEOs serving as executive officers on December 31, 2019. This compensation mix includes base pay, target annual incentive and long-term incentive grants. The majority of compensation for both the CEO and Other NEOs is at risk/variable pay. CEO OTHER NEOS 22% 72% 90% PAY AT RISK 10% 18% 58% 78% PAY AT RISK 20% Base Salary Annual Incentive Equity

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

ELEMENTS OF COMPENSATION

BASE SALARY

OVERVIEW

Base salary is the primary element of compensation that is fixed. In setting base salaries for each NEO, the Compensation Committee generally starts by targeting the median of our Compensation Survey Peer Group executives in a comparable role. The Compensation Committee then considers several other factors, including NEO performance, level of responsibility, experience, potential to assume roles with greater responsibility and, if relevant, host country salary data. The Compensation Committee reviews NEO salaries annually. If awarded, salary increases are generally effective April 1.

If there is a notable change in an NEO's role and responsibilities during the year, the Compensation Committee considers whether an off-cycle increase is warranted.

2019 COMPENSATION ACTIONS

Of our NEOs, Luca Zaramella and Maurizio Brusadelli received base salary increases in 2019 to reflect their level of responsibility and performance. At the time of Mr. Zaramella's promotion to CFO in 2018, the Compensation Committee set his base salary below the median of our Compensation Survey Peer Group with the expectation of bringing his base salary to median as performance warrants. Base salaries for all of the NEOs, and increases (where applicable) are shown in the table below:

Name	2018 base salary	2019 base salary	% increase
Dirk Van de Put	$1,450,000	$1,450,000	-
Luca Zaramella	$700,000	$750,000	7.1%
Maurizio Brusadelli	€570,000	€583,680	2.4%
Tim Cofer	$875,000	$875,000	-
Sandra MacQuillan	NA	$625,000	-
Glen Walter	$725,000	$725,000	-

ANNUAL INCENTIVE PLAN

OVERVIEW

We design our AIP to motivate our NEOs to achieve or exceed our annual financial and strategic goals. The Compensation Committee sets the formula, target, threshold and maximum annual incentive opportunities at the beginning of each year. Targets are set based on internal financial and operating plans for the year as well as external market factors. The Compensation Committee determines actual awards earned by each NEO based on the Company's annual financial results and the NEO's individual performance against strategic objectives. Annual incentive award payouts can vary greatly from year-to-year based on actual performance relative to target goals.

As discussed further below, 2019 was the final year in which individual performance was considered in determining AIP payouts. Beginning in 2020, the individual performance component of the AIP will be replaced with a scorecard approach that measures progress against key strategic initiatives. For more information see "2020 Annual Incentive Plan" on page 65.

Mondelēz International
2020 PROXY STATEMENT 59

annuaL InCentive PLan award formuLa The Compensation Committee used the formula below to determine awards to the NEOs under the 2019 AIP. Target annual incentive opportunity: Name Target opportunity as a % of salary Mr. Van de Put 175% Mr. Zaramella 100% Mr. Brusadelli 90% Mr. Cofer 100% Ms. MacQuillan 80% Mr. Walter 90% The Compensation Committee reviews benchmark data from our Compensation Survey Peer Group to align with our goal of targeting each compensation element near market median. In 2019, Mr. Van de Put's target annual incentive opportunity increased to 175% to align closer with market median. Target annual incentive opportunities remained the same for all other NEOs.

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

The graphic below describes the 2019 AIP components:

80% Financial Performance Rating

In late 2018, the Compensation Committee approved the following performance measures to assess financial performance in determining the 2019 corporate and region ratings:

Performance Measures	Weighting	
Organic Net Revenue Growth	25%	Market Share Overlay +/- 15pp
Organic Volume Growth	15%	
Defined Gross Profit Dollars	20%	
Defined EPS (Corporate) Defined Operating Income (Region)	20%	
Free Cash Flow	20%	

\+

20% Individual Performance Rating

The 2019 potential individual performance ratings and payout ranges were:

Individual Performance Ratings	Incentive Payout Ranges as a Percent of Target
Outstanding	160% - 200%
Exceeded Expectations	120% - 155%
Achieved Expectations	85% - 115%
Partially Met Expectations	20% - 80%
Below Expectations	0%

FINANCIAL PERFORMANCE RATING (80% WEIGHTING)

METRICS AND ALIGNMENT WITH STRATEGY

The financial performance rating for all NEOs is based on company-wide performance, with the exception of Mr. Brusadelli and Mr. Walter, whose financial performance rating is based on both region and company-wide performance. The metrics used to determine the financial performance component and their alignment with our strategy are described below. In selecting metrics, the Board incentivizes actions that drive execution against our strategy. After considering many potential metrics, the Board determined that each of the metrics below incentivizes a key component of our growth strategy and executives have the ability to influence our performance on each measure. Performance ratings against each measure can range from 0% to 200%, with the exception of the Market Share Overlay.

Performance Measure	Alignment with Strategy
Organic Volume Growth	Incentivize balanced, high-quality growth and margin leverage by encouraging our executives to focus on positive volume growth at attractive margin levels.
Organic Net Revenue Growth	Focus on high quality revenue growth through market share, volume gains and price-mix gains.
Defined Gross Profit Dollars	Measures the company's ability to manage and balance trade-offs among volume, mix, pricing and costs, and enables investment to drive earnings and Free Cash Flow through investing in people and brands.
Defined EPS	Overall measure of profitability and how shareholders and other stakeholders measure our performance.
Free Cash Flow	Key metric that Influences our ability to invest for future growth, drive operational excellence and return cash to shareholders.
Market Share Overlay	Rewards for driving top-line performance ahead of peers, a key component of the growth pillar of our strategy, and promotes the company driving broad-based growth and maintaining leadership positions.

TARGET-SETTING PROCESS

The Board recognizes the importance of establishing realistic but rigorous targets that continue to motivate and retain executives. As such, the Board approves annual operating targets after a lengthy review and discussion. The Board sets

Mondelēz International
2020 PROXY STATEMENT 61

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

targets as stretch goals, while also reflecting superior performance within our industry. The targets set in the annual operating budget are the same targets approved by the Compensation Committee for the AIP.

2019 TARGETS AND CORPORATE FINANCIAL RATING

To determine awards for all NEOs except Mr. Walter and Mr. Brusadelli, the Compensation Committee first evaluated the 2019 Company results against the 2019 Company performance goals listed below (U.S. dollars in millions except per share amounts).

Performance Measures(1)	Threshold	Target	Maximum	Actual	Weighting	Results
Organic Volume Growth	(0.6)%	0.4%	1.4%	2.2%	15%	200%
Organic Net Revenue Growth(2)	1.0%	2.5%	4.0%	3.9%	25%	193%
Defined Gross Profit Dollars(3)	$10,133	$10,340	$10,546	$10,427	20%	140%
Defined EPS(4)	$2.37	$2.43	$2.49	$2.50	20%	200%
Free Cash Flow	$2,399	$2,666	$2,933	$3,040	20%	200%

Preliminary Corporate Rating		Adjustment for Market Share Overlay(5)		FINAL CORPORATE RATING
186%	+	5pp	=	191%

(1) See definitions in Annex A; U.S. dollars in millions for Defined Gross Profit Dollars and Free Cash Flow.
(2) Final results differ from the Organic Net Revenue Growth number on page 53 due to a (0.2) pp adjustment for hyperinflationary conditions in Argentina.
(3) As noted in the definitions in Annex A, Defined Gross Profit Dollars is Adjusted Gross Profit Dollars calculated at currency exchange rates utilized in our internal financial planning for 2019.
(4) As noted in the definitions in Annex A, Defined EPS is Adjusted EPS calculated at currency exchange rates utilized in our internal financial planning for 2019.
(5) Reflects an increase in global market share measured on a revenue-weighted basis across our core snacks categories.

Overall, we achieved an above target Company performance rating of 191% under the 2019 AIP.

2019 AMEA AND NORTH AMERICA TARGETS AND FINANCIAL RATING

To determine the award for Mr. Brusadelli, the Compensation Committee evaluated the weighted average of the performance of the business units in the AMEA region against the performance measures and determined a final performance rating as shown below:

Performance Measures(1)	Weighting	Performance Rating
Organic Volume Growth	15%	173%
Organic Net Revenue Growth	25%	147%
Defined Gross Profit Dollars	20%	136%
Defined Operating Income	20%	135%
Free Cash Flow	20%	200%
Market Share Overlay	-/+15%	+5pp
Final AMEA Business Unit Rating		**162%**

62 Mondelēz International
2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

This performance resulted in a financial performance rating of 162% for AMEA under the 2019 AIP. The Compensation Committee then also considered targets, actual results and overall financial performance ratings for both AMEA (70% weighting) and Corporate (30% weighting) to determine a blended financial performance rating. The final blended rating (171%), together with individual performance, determined the final 2019 annual incentive award for Mr. Brusadelli.

To determine the award for Mr. Walter, the Compensation Committee evaluated the weighted average of the performance of the business units in the North America region against the performance measures and determined a final performance rating as shown below:

Performance Measures(1)	Weighting	Performance Rating
Organic Volume Growth	15%	174%
Organic Net Revenue Growth	25%	153%
Defined Gross Profit Dollars	20%	193%
Defined Operating Income	20%	142%
Free Cash Flow	20%	194%
Market Share Overlay	-/+15%	(5)pp
Final North America Business Unit Rating		**165%**

(1) See definitions in Annex A.

This performance resulted in a financial performance rating of 165% for North America under the 2019 AIP. The Compensation Committee then also considered targets, actual results and overall financial performance ratings for both North America (80% weighting) and Corporate (20% weighting) to determine a blended financial performance rating. The final blended rating (170%), together with individual performance, determined the final 2019 annual incentive award for Mr. Walter.

INDIVIDUAL PERFORMANCE COMPONENT (20% WEIGHTING)

In consultation with the Board, the Compensation Committee approves the annual goals for the CEO. The CEO presents his proposed annual goals, which are based on our financial goals and strategic plans, for Compensation Committee review. The other NEOs develop annual quantitative and qualitative objectives that are reviewed and approved by the CEO.

At the conclusion of the annual performance period:

- Based on an NEO's contributions in specific areas, such as achievement of key strategic initiatives, operational efficiency, enterprise leadership, quality of financial results and talent management, the CEO provides the Compensation Committee with an individual performance assessment and rating recommendation. The Compensation Committee reviews and discusses the CEO's recommendations before determining each NEO's individual performance rating.
- The CEO also provides to the Board a detailed self-evaluation of his performance relative to his annual objectives. The Compensation Committee reviews and discusses that evaluation with the Board and decides on a performance rating and compensation actions for the CEO.

Mondelēz International
2020 PROXY STATEMENT 63

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

Based on its evaluation, the Compensation Committee determined each NEO's individual performance rating for 2019 considering primarily the factors described below:

	Primary Annual Objectives	Committee's Review and Determination
Mr. Van de Put	• Achieve key Company financial goals • Position key strategic markets for future profitable growth • Prepare the Company for accelerated growth by evolving culture, structure, core processes and capabilities • Progress on upgrading people processes by embedding the new leadership framework and developing tools for leaders to assess and develop talent • Transform the business so we create a virtuous cycle where investment-driven volume and revenue growth further fuels reinvestments that translate to bottom line performance.	• Developed and introduced a new strategic plan for the Company to drive consumer-centric growth. • Improved our North America supply chain performance, particularly in the areas of service and waste reduction. • Embedded the new leadership framework in the organization as a baseline for developing future capabilities and talent. • Created a new integrated talent management approach with common processes, timelines and clear accountabilities. • Shifted to a volume-led growth strategy that enables reinvestment into the business. • Made advancements on all key elements of our growth agenda which lay the foundation for sustainable growth. • Made good progress on alternative channels, revenue growth management and Canada turnaround.
Mr. Zaramella	Achieve key Company financial goals	• Led the execution of the financial plans; broad-based top-line growth with a good balance of volume/mix/pricing. • Drove best-in-class working capital efficiency and strong Free Cash Flow generation. • Positioned the Company with investors as a top global consumer staples company versus food peers. • Educated investment community on Company strategy and value drivers along with developing challenging, but thoughtful targets for the Company.
Mr. Brusadelli	Achieve key financial goals for the AMEA region	• Delivered strong financial performance across all business units within the region. • Grew both top and bottom line versus the prior year. • Divested cheese business in our Middle East Africa business unit with no disruption. • Invested in AMEA team to drive future acceleration in key markets.
Ms. MacQuillan	Progress the new strategic agenda throughout the supply chain function	• Rolled out the strategic direction, purpose, metrics and principles for the supply chain function. • Developed new value creation opportunities for the future.
Mr. Walter	Achieve key financial goals for the North America region	• Delivered strong business results driven by strong biscuit performance; improved performance in Canada business unit. • Leveraged best in class marketing to deliver high growth in key brands like *Oreo*, *Ritz* and *belVita*. • Improved plant productivity performance versus the prior year. • Strengthened North America talent and leadership team and completed the acquisition of a majority interest in the Perfect Snacks business.

64 Mondelēz International
2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

ANNUAL CASH INCENTIVE PROGRAM DECISIONS

After determining the 2019 corporate, North America and AMEA payout percentages and each NEO's individual performance against the annual objectives described above, the Compensation Committee approved the following annual incentive cash payments:

Name	Base Salary	Target Incentive Amount	Financial Performance Rating	Individual Performance Rating	Total Incentive Payment	Total Incentive Payment as % of Target
Mr. Van de Put	$ 1,450,000	$ 2,537,500	191%	155%	$ 4,663,925	184%
Mr. Zaramella	$ 750,000	$ 750,000	191%	150%	$ 1,371,000	183%
Mr. Brusadelli	€ 583,680	€ 525,312	171%	165%	€ 891,980	170%
Mr. Cofer	$ 875,000	$ 582,534	191%	100%	$ 1,006,619	173%
Ms. MacQuillan	$ 625,000	$ 280,822	191%	100%	$ 485,260	173%
Mr. Walter	$ 725,000	$ 652,500	170%	130%	$ 1,057,050	162%

2020 ANNUAL INCENTIVE PLAN

As noted previously, in response to shareholder feedback, we made a number of significant enhancements to the AIP and shifted the weightings of several metrics for 2020:

Change	Rationale
Replaced Defined EPS metric with Defined Operating Income	• Eliminates a duplicative metric between the annual and long-term incentive plans. • Operating income is better aligned to our current business strategy and it is how we determine if our business is operating successfully. • Continues to be weighted at 20%.
Shifted the weighting of several metrics: • Organic Net Revenue Growth weighted at 15% • Defined Gross Profit Dollars weighted at 30% • Market Share Overlay impact of +/- 30pp	• Increases the importance of growing the top line in the right way (focused more heavily on market share) and driving gross profit dollars to fuel our virtuous cycle of reinvestment. • Encourages driving top-line results ahead of competitors.
Replaced the individual performance component with a scorecard approach that measures progress against key strategic initiatives	• Creates alignment with KPIs that are used consistently across the Company to assess and measure performance at both the corporate and region level and are directly linked to the three pillars of our strategy: growth, execution and culture. • Continues to be weighted at 20%. • KPI examples within each strategic pillar include: **Growth:** snack share growth, growth in key channels **Execution:** productivity, sustainability/recyclability initiatives **Culture:** diversity, talent, employee engagement

At the beginning of 2020, the Compensation Committee approved specific KPIs and corresponding long-term measurable goals for each KPI. The Compensation Committee will annually assess progress toward meeting those long-term goals. This approach eliminates performance subjectivity and differentiation among our executives; each member of the corporate leadership team will receive the same score, and each of the region leaders will receive a score specific to their respective regions. Everyone will pursue the same KPIs and goals, though regional performance and scores may differ from the corporate performance and score depending on actual performance.

Mondelēz International
2020 PROXY STATEMENT 65

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

LONG-TERM INCENTIVE PLAN

OVERVIEW

We design our long-term incentive plan to incentivize our NEOs to focus on critical performance objectives that we believe will translate into sustainable shareholder returns over the long term. Grants made under our 2019 long-term incentive program were entirely in equity using the same mix used in 2018: 75% PSUs and 25% stock options.

Vehicle	Weight	Structure	Purpose
PSUs	75%	• Number of shares earned may range from 0% to 200% of the target number of PSUs granted based on the final business performance rating for the performance cycle • 3-year cliff vest • 1-year holding requirement post vest	• Strengthens retention • Facilitates stock ownership when earned • Aligns long-term interests with those of shareholders
Stock Options	25%	• 3-year ratable vest • 10-year term • 1-year holding requirement post exercise	• Requires share price appreciation for value creation • Facilitates stock ownership • Aligns long-term interests with those of shareholders

2019 EQUITY GRANTS TO NEOS

The table below shows the 2019 equity grants to our NEOs. Each grant reflects the executive's level of responsibility and individual performance, as well as Company performance and external market positioning.

	2019 Annual Equity Grant[1]			
	PSUs		NQSOs	
Name	#	$[2]	#	$[2]
Mr. Van de Put	164,240	7,837,500	273,740	2,612,500
Mr. Zaramella	35,370	1,687,500	58,940	562,500
Mr. Brusadelli	35,370	1,687,500	58,940	562,500
Mr. Cofer	35,370	1,687,500	58,940	562,500
Ms. MacQuillan[3]	15,920	862,500	26,530	287,500
Mr. Walter	33,010	1,575,000	55,010	525,000

(1) Except for Ms. MacQuillan, the grant date for the annual equity grants was February 22, 2019. Grants of PSUs are reflected at target since actual shares earned, if any, will be determined after the three-year performance cycle ending on December 31, 2022.

(2) Amount approved by the Compensation Committee; differs from the value in the "Grants of Planned Based Awards" ("GOPBA") table. Value in the GOPBA table represents the accounting value of the award; stock options valued using Black Scholes valuation and since relative TSR is a metric in our LTIP, 50% of the PSU accounting value is based on our Monte Carlo valuation.

(3) Ms. MacQuillan received an annual equity grant on her June 10, 2019 employment start date in lieu of the grant she would have received from her prior employer. These PSUs and stock options are generally subject to the same terms and conditions as the grants made to the NEOs on February 22, 2019.

We present the actual equity grants, including grant date fair value, in the 2019 Summary Compensation Table and 2019 GOPBA table under "Executive Compensation Tables" beginning on page 75. Our 2019 annual equity grant date was the regularly scheduled Compensation Committee meeting following the release of our annual financial results. The exercise price for all stock option grants equals the closing stock price on the grant date.

PERFORMANCE SHARE UNITS (75%)

OVERVIEW

The Compensation Committee grants PSUs as a part of the equity grant to motivate executives to achieve or exceed our long-term financial goals and deliver top-tier shareholder returns. Each NEO's target number of PSUs is based on 75% of the total annual equity grant value.

The Compensation Committee approves performance targets for a three-year performance cycle when it grants PSUs. At the end of the three-year performance cycle, the grants will only vest if the Compensation Committee certifies that Company

66 Mondelēz International 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

results meet or exceed the performance thresholds set at the beginning of the cycle. The number of shares earned by an executive depends on the Company's achievement of key financial measures and annualized TSR relative to the median of our Performance Peer Group. Vested PSUs are settled in shares of our Common Stock in the first quarter following the end of the performance cycle. Dividend equivalents accrue during the performance period and are paid in cash after the shares are issued based on the actual number of shares earned.

After vesting, executives must hold net shares acquired for at least one year.

2019-2021 METRICS AND WEIGHTING

The table below describes the performance measures and weightings for the 2019-2021 PSUs and outlines how those measures align with our strategy. In selecting the metrics, the Compensation Committee seeks to incentivize behavior consistent with achieving our long-term growth objectives and to align the interests of our executives with the interests of our shareholders. The Compensation Committee considered several financial metrics for the most recent performance period and ultimately decided to use Organic Net Revenue Growth and Adjusted EPS Growth as in prior years because these two metrics promote growth and overall financial performance. The Compensation Committee considered additional metrics but determined that they are not sufficiently aligned with our strategy or that executives have limited ability to influence outcomes on those measures.

Measures	Weighting	Alignment with Strategy
Organic Net Revenue Growth	25%	Incentivize growth over the long-term; also a key objective of our new growth-oriented strategy.
Adjusted EPS Growth	25%	Overall measure of performance and primary driver of shareholder value creation and return on capital.
Annualized Relative TSR	50%	Further link awards to shareholder value creation.

At the end of the performance cycle, the number of shares actually earned may range from 0% to 200% of the target number of PSUs granted. The number of shares that may be earned against each measure, as a percentage of target, at threshold, target and maximum performance levels is as follows:

Metrics	Below Threshold	Threshold	Target	Max
Shares Earned (as a percentage of target)	0%	50%	100%	200%

2019-2021 TARGETS AND TARGET SETTING PROCESS

For the 2019–2021 PSU grant, the target set for Annualized Relative TSR is the median of the Performance Peer Group. The Compensation Committee sets our financial performance targets for Organic Net Revenue Growth and Adjusted EPS Growth based on annual average growth rates while also taking into consideration our long-term strategic plan and external guidance.

Although we do not prospectively disclose specific financial performance targets, we do disclose them retrospectively, along with results, at the end of each performance cycle (see "2017-2019 Performance Cycle Results and Shares Earned" on page 68). Revealing specific targets prospectively would provide competitors and other third parties with insights into our confidential planning process and strategies and potentially harm us competitively. We design our financial performance targets to be challenging, and there is no guarantee that any shares will be earned or that grants will pay out at or above target.

We provide guidance to assist shareholders in determining if our prospective targets are rigorous when evaluating our compensation programs. Below is guidance on the performance targets, thresholds and maximums for our 2019-2021 performance cycle.

Metrics	Threshold	Target	Max
Organic Net Revenue Growth	1.2pp below target	Greater than 3%	1.2pp above target
Adjusted EPS Growth	2.9pp below target	Approximately 7%	3.1pp above target
Annualized Relative TSR	25th percentile	Median	90th percentile

Mondelēz International
2020 PROXY STATEMENT 67

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

The performance measures for cash awards under our AIP and for share grants related to our PSUs both include Organic Net Revenue Growth and Adjusted EPS Growth. These two metrics are both fundamental drivers of shareholder value, and we believe our executives should focus on them over both the short and long term. One-year targets (under the AIP) and three-year targets (for the PSUs) for Organic Net Revenue Growth and Adjusted EPS Growth create different, yet complimentary incentives for our employees to achieve strategic goals and are key drivers impacting our operational and financial performance and advancing our new strategic plan.

The Compensation Committee uses different benchmarks to measure performance relative to each metric:

- Performance measures for the short-term incentive awards are set on an annual basis and are based on annual operating targets.
- Performance measures for PSUs are set at the beginning of the performance period and are based on cumulative three-year performance goals.
- Earned PSUs vest and pay out (or are cancelled if not earned) three years following the date of grant. The actual value realized by our NEOs with respect to these awards is based on achievement of performance goals and our stock price at the time of vesting.

As described in "2020 Annual Incentive Plan" on page 65, the Compensation Committee replaced Adjusted EPS with operating income in the AIP beginning in 2020, so EPS will no longer be a duplicative metric between the annual and long-term incentive plans. However, growth is a key element of our new strategy, so the Compensation Committee determined it was appropriate for Organic Net Revenue Growth to remain a metric in both the annual and long-term incentive plans.

2017-2019 PERFORMANCE CYCLE RESULTS AND SHARES EARNED

The following chart details:

- the key financial measures, weightings and performance standards the Compensation Committee set in 2017;
- our actual performance over the 2017-2019 performance cycle; and
- the final business performance rating approved by the Compensation Committee at the conclusion of the 2017-2019 performance cycle.

The Compensation Committee did not apply any discretion to adjust the final business performance rating for the 2017-2019 performance cycle. Based on the Company’s three-year results, we achieved a below target performance rating of 66% for the 2017-2019 PSU awards. Actual results for the 2017-2019 performance cycle included:

					2017-2019 Performance Cycle Results	
Key Performance Measures	Weighting	Threshold	Target	Maximum	Actual	Payout Percentage
Organic Net Revenue Growth	25%	1.7%	2.7%	4.7%	2.5%	90%
Adjusted ROIC Increase(1)	25%	10.4%	10.9%	11.9%	10.0%	0%
Annualized Relative TSR(2)	50%	25th percentile	Median	90th percentile	43rd percentile	86%
Final Business Performance Rating						**66%**

(1) See definition in Annex A.

(2) In determining our Annualized Relative TSR performance, we used our 2019 Performance Peer Group (see "Performance Peer Group" on page 72).

68 Mondelēz International 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

Based on target awards and the performance rating, the shares earned (before taxes) for each NEO for the 2017-2019 performance cycle were as follows:

Name(1)	Shares Earned
Mr. Van de Put	52,899
Mr. Zaramella(2)	12,737
Mr. Brusadelli	17,193
Mr. Cofer	22,922
Ms. MacQuillan	7,920

(1) Mr. Walter did not receive a grant for the 2017-2019 performance cycle.
(2) Mr. Zaramella received the 2017-2019 PSU grant before he was an NEO; as such, his grant had different performance metrics than those of the other NEOs.

OTHER OUTSTANDING PERFORMANCE SHARE GRANTS

In addition to the 2017-2019 PSU grant which just vested, two additional PSU grants remain outstanding and have the following characteristics:

	2017	2018	2019	2020	2021	2022	2023
2017-2019 75% of long-term incentive value	• Based on achievement of Organic Net Revenue Growth, Adjusted ROIC Increase and Relative TSR targets. • Results certified in February 2020; below target performance rating of 66%.			Shares earned are subject to a 1-year holding period post vest			
	2018-2020 75% of long-term incentive value	• Based on achievement of Organic Net Revenue Growth, Adjusted EPS Growth and Relative TSR targets. • At December 31, 2019 performance was projected above target level.			Shares earned are subject to a 1-year holding period post vest		
		2019-2021 75% of long-term incentive value	• Based on achievement of Organic Net Revenue Growth, Adjusted EPS Growth and Relative TSR targets. • At December 31, 2019 performance was projected to be slightly above target level.			Shares earned are subject to a 1-year holding period post vest	

CHANGES TO PSUS FOR 2020

As noted above, in response to shareholder feedback, we are making two enhancements to our long-term incentive plan starting in 2020.

- **Grants will vest at target for TSR at the 55th percentile of our peers, rather than at the 50th percentile**
  - Enhances the rigor of the portion of the long-term equity award that is earned based on relative TSR
- **Capping PSUs; grants will not vest above target if TSR is negative at the end of the performance period**
  - Aligns executives' interests with shareholders' interests

STOCK OPTIONS (25%)

25% of our executive's long-term incentive is delivered in the form of stock options that vest ratably over 3 years and have a term of 10 years. The Board believes options are an appropriate vehicle for long-term compensation because they are performance-based and emphasize growth.

As with PSUs, NEOs must hold the net shares acquired upon exercising stock options for at least one year.

OTHER COMPENSATION ELEMENTS

DEFERRED COMPENSATION

In 2019, our U.S.-based NEOs were eligible to participate in the Mondelēz Global LLC Executive Deferred Compensation Plan ("MEDCP"), a voluntary non-qualified deferred compensation plan. The MEDCP allows executives to defer, on a pre-tax basis, up to 50% of their salary and up to 100% of their award under the Annual Incentive Program. Participants may invest deferred amounts in one or more notional investment options.

The MEDCP is similar to plans provided to executives at many of the companies in our Compensation Survey Peer Group. The Compensation Committee believes the MEDCP aids in recruitment and assists executives in managing their future cash flow.

Mondelēz International
2020 PROXY STATEMENT 69

LIMITED PERQUISITES; NO EXECUTIVE-ONLY WELFARE PLANS OR TAX GROSS-UPS The Compensation Committee believes offering certain limited perquisites is important for executive retention and recruitment. Our perquisites for NEOs, including car and financial planning allowances, are similar in scope and value to those offered by companies in our Compensation Survey Peer Group. In addition, based on the findings of an independent, third-party security study, we require our CEO to use a private (non-commercial) aircraft for both business and personal travel. Use of a private aircraft enhances personal safety and increases the time available for business purposes for our CEO, which is necessary since we do business in over 150 countries. Our NEOs generally participate in the same retirement, health and welfare plans broadly available to all salaried employees in the location where they are based. The footnotes to the Summary Compensation Table list the perquisites we provided to our NEOs in 2019. We do not provide our NEOs with tax gross-ups on perquisites or health and welfare benefits. retirement and SeparatiOn beneFitS Our U.S.-based NEOs are eligible for broad-based U.S. employee benefit plans on the same terms as U.S. salaried employees, including two tax-qualified plans – the Mondel?z Global LLC Retirement Plan (“Retirement Plan”) and the Mondel?z Global LLC Thrift Plan (“Thrift Plan”). The Retirement Plan was closed to new participants in 2009; as a result, only Mr. Cofer participates in that plan. Accruals under the Retirement Plan and the defined benefit portion of the Supplemental Plan (as defined below) ceased December 31, 2019. U.S. salaried employees who are not eligible to participate in the Retirement Plan receive a Company contribution based on a percentage of eligible compensation under the Thrift Plan. We also provide an unfunded non-qualified plan, the Mondel?z Global LLC Supplemental Benefits Plan (“Supplemental Plan”), for eligible U.S. employees. The Supplemental Plan provides benefits that are not provided under the Retirement Plan or the Thrift Plan because: ? an employee’s compensation exceeds the tax-qualified plan compensation limit under Code Section 401(a)(17); ? an employee elects to defer compensation under either the MEDCP or the Supplemental Plan; or ? a Retirement Plan participant’s benefit exceeds the limits under Section 415 of the Code. The Compensation Committee believes the Retirement Plan, the Thrift Plan and the Supplemental Plan are integral pieces of our overall executive compensation program because they promote the retention of our executive leadership team over the long term. The Compensation Committee believes our NEOs should receive the same defined benefit accruals, be able to defer the same percentage of their compensation and receive the same corresponding notional employer contributions as all other employees, without regard to the Code’s compensation limit applicable to tax-qualified plans or whether the NEO has elected to defer compensation. Change in COntrOL SeveranCe pLan In order to promote the retention of our executive leadership team in the event of a potentially disruptive corporate transaction, we maintain a Change in Control Plan for Key Executives (the “CIC Plan”). The CIC Plan is consistent with similar severance plans maintained by companies in our Compensation Survey Peer Group, including eligibility and severance benefit levels. We structure separation payments with two goals in mind: to make key executives, including our NEOs, available to facilitate a successful transition following a change in control and to provide a competitive level of severance protection if an executive is involuntarily terminated without cause or resigns for good reason within two years following a change in control (“double trigger”). In the event a payment under the CIC Plan, or otherwise, triggers an excise tax under Code Section 4999, the payment will be the greater of the full benefit or a reduced benefit that does not trigger the excise tax as determined on an after-tax basis for each. We do not provide any tax gross-ups for taxes payable on change in control benefits. We further describe the severance arrangements and other benefits provided under the CIC Plan (as well as the equity treatment upon certain separations in the event of a change in control) under “Potential Payments Upon Termination or Change in Control” on page 85. nOn-Change in COntrOL SeveranCe agreementS Although we generally do not have individual severance or employment agreements with any of our NEOs, we typically provide separation benefits as consideration for the NEO entering into an agreement protecting our interests. The severance payments and other benefits provided to a typical NEO are described under “Potential Payments Upon Termination or Change in Control" on page 85.

Back to Contents

OTHER 2019 COMPENSATION ACTIONS The following compensation actions occurred for specific reasons described below. They are not part of our recurring compensation program. mr. CoFer’S Separation Mr. Cofer, our former Executive Vice President and Chief Growth Officer, was separated from employment on August 31, 2019 as a result of a restructuring and received severance treatment consistent with the severance treatment applied to all employees terminated under such circumstances. Mr. Cofer’s severance included: i) a cash severance benefit equivalent to twelve months of gross base pay; ii) a prorated AIP award for his period of employment in 2019, based on actual business and individual performance and paid at the same time as for all employees; iii) a prorated PSU award for each outstanding performance cycle, based on actual Company performance and the portion of the performance cycle he was in active employment; and iv) vesting in unvested stock options on a pro-rata basis based on number of months of active employment. The entire deferred stock unit retention grant made to Mr. Cofer in August 2017 was forfeited. Mr. Cofer is also subject to customary restrictive covenants for a twelve-month period through August 31, 2020. exeCutive viCe preSident, CHieF Supply CHain oFFiCer reCruitment Ms. MacQuillan, our Executive Vice President and Chief Supply Chain Officer, began employment on June 10, 2019. To offset the loss of certain compensation she forfeited from her previous employer and to incent her to join the Company, the Compensation Committee approved the following compensation: ? 7,850 deferred stock units with a grant date target value of $425,000(1) (to partially offset forfeited equity from her previous employer); ? Cash payments of $100,000 at hire and $100,000 in June 2020 on her first anniversary, subject to full repayment if her employment with us terminates before June 10, 2021 (to compensate for loss of 6 months of an annual incentive award and certain retirement benefits from her previous employer); ? 12,000 and 11,080 PSUs, with an aggregate grant date target value of $1,250,000(1) (to partially offset forfeited PSUs from her previous employer), subject to the same other terms and conditions as the grants made to our NEOs on February 16, 2017 and February 22, 2018, respectively; and ? 9,230 stock options with a grant date target value of $100,000(1). Ms. MacQuillan also received a 2019 equity grant subject to the same terms and conditions as the grants made to our NEOs on February 22, 2019, providing her with equity consistent with the 2019 grants received by other Company executives. Specific terms and vesting schedules for the above grants can be found in the Summary Compensation Table and GOPBA table beginning on pages 75 and 78. peer groups The Compensation Committee uses two different groups of companies to benchmark executive compensation and assess relative performance. The Compensation Survey Peer Group is used to benchmark total direct compensation (at target levels), including base salary and annual and long-term incentives, against a global peer group of companies of comparable size, scope, structure (strong global presence) and industry who are primarily consumer facing. The Compensation Committee also considers Company and individual performance, responsibilities, leadership and years of experience when making compensation decisions. The Performance Peer Group is used to assess our relative performance against industry peers. As another data element used in determining appropriate compensation levels for our executives, the Compensation Committee reviews compensation packages for comparable roles at companies in our Compensation Survey Peer Group. Aon Hewitt (“Aon”) provides this underlying compensation benchmarking data. At the request of the Compensation Committee, the executive compensation consultant reviews and evaluates the Aon data. To further validate our compensation levels, using data provided by its executive compensation consultant, the Compensation Committee retrospectively evaluates how well we aligned pay-for-performance compared with our Compensation Survey Peer Group. (1) Differs from the value in the GOPBA table; value in the GOPBA table represents accounting value of the award; stock options are valued using Black Scholes valuation and since Relative TSR is a metric in our LTIP, 50% of the PSU accounting value is based on our Monte Carlo valuation.

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS
DETAILED PROGRAM DISCUSSION

COMPENSATION SURVEY PEER GROUP

To better reflect our size and complexity, the Compensation Committee, with input from its independent compensation consultant, refreshed the Compensation Survey Peer Group in 2019. Reassessing our peer group resulted in a set of compensation peers more closely aligned to our business, complexity, breadth, scope, median revenue and market capitalization. The median revenue of our new Compensation Survey Peer Group is $24.1 billion compared to our 2019 revenue of $25.9 billion. We made the following changes to our Compensation Survey Peer Group for 2019:

2018 COMPENSATION SURVEY PEER GROUP

3M Company
Abbott Laboratories
The Coca-Cola Company
Colgate-Palmolive Company
Danone
DowDuPont Inc.
General Mills, Inc.
Johnson & Johnson
Kellogg Company
Kimberly-Clark Corporation
McDonald's Corporation
Nike, Inc.
Nestlé S.A.
PepsiCo, Inc.
Philip Morris International Inc.
The Procter & Gamble Company
Unilever PLC
United Parcel Services, Inc.

+ ADDED

Newell Brands Inc.
Starbucks Corporation
The Estée Lauder Companies Inc.

− REMOVED

Abbott Laboratories
Danone
DowDuPont Inc.
Nestlé S.A.
Pfizer, Inc.
Unilever PLC
United Parcel Services, Inc.

2019 COMPENSATION SURVEY PEER GROUP

3M Company
The Estée Lauder Companies Inc.
Johnson & Johnson
Kimberly-Clark Corporation
McDonald's Corporation
Newell Brands Inc.
Nike, Inc.
Philip Morris International Inc.
Starbucks Corporation
The Coca-Cola Company
Colgate-Palmolive Company
General Mills, Inc.
Kellogg Company
PepsiCo, Inc.
The Procter & Gamble Company

PERFORMANCE PEER GROUP

We compare our financial and TSR performance against our Performance Peer Group. The Performance Peer Group comparison allows us to link long-term incentive compensation directly to the delivery of superior financial results relative to our food and beverage industry peers.

Industry competitors primarily focused on the production and marketing of food and non-alcoholic beverages, regardless of revenue size or market capitalization, make up our 2019 Performance Peer Group. This group of companies is less relevant when we compare compensation levels for certain executive positions because differences in company size, scope and complexity reduce comparability. However, we directly compete with these companies, so comparing our results with this peer group's performance provides a valuable and relevant measure of our performance. Specifically, we compare our annualized TSR with the annualized TSR of our Performance Peer Group to assess our results against the TSR performance measure for our PSUs.

The companies in our Performance Peer Group are shown in the graphic below. There are 6 companies that overlap between the Compensation Survey and Performance Peer groups (as indicated in bold in the left-hand column).

2019 PERFORMANCE PEER GROUP

The Coca-Cola Company	Campbell Soup Company
Colgate-Palmolive Company	Danone
General Mills, Inc.	The Hershey Company
Kellogg Company	The Kraft Heinz Company
PepsiCo, Inc.	Nestlé S.A.
The Procter & Gamble Company	Unilever PLC

72 Mondelēz International
2020 PROXY STATEMENT

COMPENSATION GOVERNANCE STOCK OWNERSHIP To further align NEO and shareholder interests, the Compensation Committee requires all executives to hold a significant amount of Common Stock. The following chart summarizes our requirements, which are comparable to, or greater than, such requirements at the majority of companies in our Compensation Survey Peer Group. Key Provisions Explanation of Key Provisions Ownership Requirement ? CEO: 8 times salary. ? Other NEOs: 4 times salary. Time to Meet ? 5 years from employment date or 3 years following a promotion. Requirements Shares Counted Toward ? Common Stock, including shares owned outright, direct purchase plan shares, unvested Ownership deferred stock units and accounts over which the executive has direct or indirect ownership or control. ? Excludes unexercised Mondel?z International stock options and unvested PSUs. Additional Holding ? Until an NEO satisfies our stock ownership requirements, the NEO must hold 100% of all Requirements shares acquired under our equity program (including stock after the restrictions have lapsed, shares awarded for vested deferred stock units, shares acquired upon exercise of a stock option and shares awarded for PSUs), net of shares withheld for taxes or payment of exercise price. ? Once an NEO satisfies our stock ownership requirements, the NEO must hold 100% of new shares acquired under our equity program (including stock after the restrictions have lapsed, shares awarded for vested deferred stock units, shares acquired upon exercise of a stock option and shares awarded for PSUs), net of shares withheld for taxes or payment of exercise price, for at least one year. The Compensation Committee monitors our executives’ compliance with these requirements. As of March 12, 2020, all NEOs have satisfied, exceeded or were on track to meet their stock ownership requirements and adhered to the holding requirements. ClawBaCk poliCy The Board or an appropriate committee of the Board may determine the extent to which the Company should recoup the incentive-based compensation of any executive officer whose act or omission necessitated a restatement or who participated in significant misconduct. The Board or committee, in its discretion, may then take the actions it deems necessary or appropriate to address the events that gave rise to the restatement or misconduct and to prevent its recurrence. Those actions may include, to the extent permitted by applicable law: ? requiring a covered executive or executive officer to repay some or all of the incentive compensation granted or paid during the last three years including annual incentive bonus and long-term incentive grants; ? requiring a covered executive or executive officer to repay any gains realized on the exercise of stock options or on the open-market sale of vested shares occurring in the previous three years; ? canceling some, or all, of a covered executive or executive officer’s restricted stock or deferred stock unit grants, PSUs and outstanding stock options; ? adjusting a covered executive or executive officer’s future compensation; ? terminating a covered executive or executive officer; and/or ? initiating legal action against a covered executive or executive officer.

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION GOVERNANCE

ROLE OF THE COMPENSATION CONSULTANT

The Compensation Committee retains an independent compensation consultant to assist in evaluating executive compensation programs, advising the committee regarding the amount and form of executive and director compensation and ensuring pay for performance alignment. Conferring with a consultant provides additional assurance that our executive and director compensation programs are reasonable, competitive and consistent with our objectives. The Compensation Committee directly engages the consultant.

From August 2019 forward, the Compensation Committee engaged Semler Brossy as its independent compensation consultant. For additional information regarding the Compensation Committee's use of an independent compensation consultant see "The Compensation Committee's Use of an Independent Compensation Consultant" on page 44.

TRADING RESTRICTIONS, ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our insider trading policy limits the timing and types of transactions in Mondelēz International securities by Section 16 officers, including our NEOs. Among other restrictions, the policy:

- allows Section 16 officers to trade Company securities only during open window periods and only after they have pre-cleared transactions with the Corporate Secretary;
- prohibits Section 16 officers from short-selling Company securities or “selling against the box” (failing to deliver sold securities); and
- prohibits Section 16 officers from entering into transactions in puts, calls or other derivatives on Mondelēz International securities on an exchange or in any other organized market, or engaging in any other derivative or hedging transactions on Mondelēz International securities.

Our insider trading policy also prohibits our executive officers and certain additional executives from holding Mondelēz International securities in a margin account or pledging Mondelēz International securities as collateral for a loan.

These restrictions extend to any member of a Section 16 officer’s family sharing the same household, any corporations or other business entities a Section 16 officer controls or manages, and any trusts of which a Section 16 officer is the trustee or over which a Section 16 officer has investment control.

TAX DEDUCTIBILITY

Section 162(m) of the Code generally places a limit of $1 million per year on the amount of deductible compensation paid to certain "covered employees" under the code, which includes our NEOs. The Compensation Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding compensation. Even though some compensation awards may result in non-deductible compensation expenses, the Compensation Committee intends to maintain strong pay-for-performance alignment of executive compensation arrangements even though the exemption for certain performance-based compensation has been repealed.

74 Mondelēz International
2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

2019 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non–Equity Incentive Plan Compensation Annual Incentive Awards[5] ($)	Change in Pension Value[6] ($)	All Other Compensation[7] ($)	Total Compensation ($)
Van de Put, Dirk Chairman and Chief Executive Officer	2019	1,450,000	–	9,510,317	2,140,647	4,663,925	–	350,560	18,115,449
	2018	1,450,000	–	7,947,822	2,097,003	2,918,850	–	556,225	14,969,900
	2017	162,877	10,000,000	30,001,641	975,134	1,035,300	–	267,972	42,442,924
Zaramella, Luca Executive Vice President and Chief Financial Officer	2019	737,671	–	2,048,100	460,911	1,371,000	–	384,992	5,002,674
	2018	844,926	–	1,506,002	407,092	683,530	–	0	3,441,550
Brusadelli, Maurizio Executive Vice President and President, AMEA	2019	649,862	–	2,048,100	460,911	998,893	–	632,773	4,790,539
Cofer, Timothy Former Executive Vice President and Chief Growth Officer	2019	636,058	–	2,048,100	460,911	1,006,619	2,796,319	308,991	7,256,998
	2018	875,000	–	1,987,212	524,312	1,156,750	0	0	4,543,274
	2017	875,000	–	6,685,836	559,946	835,000	1,612,277	0	10,568,059
MacQuillan, Sandra Executive Vice President and Chief Supply Chain Officer	2019	351,027	100,000	2,990,032	314,688	485,260	–	39,667	4,280,674
Walter, Glen Executive Vice President and President, North America	2019	725,002	–	1,911,444	430,178	1,057,050	–	134,580	4,258,254
	2018	725,000	–	1,854,526	489,357	527,220	–	566,836	4,162,939

(1) For Mr. Cofer, amount includes an accrued vacation payout due to his separation from the Company. Mr. Brusadelli is an employee of Mondelēz International in Italy and is currently on international assignment in Singapore. The amounts reported in this table that were paid in Euros and Singapore dollars have been converted to U.S. dollars using the applicable conversion rate on December 31, 2019 (each such conversion rate, the "Applicable Exchange Rate").

(2) Reflects the portion of Ms. MacQuillan's sign-on award paid in cash in 2019; Ms. MacQuillan will need to repay this amount if she leaves the Company prior to June 10, 2021.

(3) Reflects grants of deferred stock units and PSUs. The amounts shown represent the full grant date fair value of the stock grants made in each year as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the consolidated financial statements contained in our 2019 Form 10-K. For PSUs, amounts are based on the probable outcome of the performance conditions as of the grant date. Below is a breakout of the applicable 2019-2021, 2018-2020 and 2017-2019 PSU grants for each NEO assuming maximum performance. Ms. MacQuillan's grant, which was made on her date of hire, has the same terms as the annual grant.

Mondelēz International

2020 PROXY STATEMENT 75

EXECUTIVE COMPENSATION TABLES
2019 SUMMARY COMPENSATION TABLE

Name	Performance Cycle	Value at Maximum Performance ($)
Van de Put, Dirk	2019 - 2021	15,675,066
	2018 - 2020	13,500,283
	2017 - 2019	12,011,583
	2017 - 2019	6,750,233
Zaramella, Luca	2019 - 2021	3,375,713
	2018 - 2020	1,170,419
	2018 - 2020	1,500,763
Brusadelli, Maurizio	2019 - 2021	3,375,713
Cofer, Timothy	2019 - 2021	3,375,713
	2018 - 2020	3,375,506
	2017 - 2019	3,375,648
MacQuillan, Sandra	2019 - 2021	4,226,820
Walter, Glen	2019 - 2021	3,150,474
	2018 - 2020	3,150,124

(4) Reflects stock option grants. The amounts shown represent the full grant date fair value of the options granted in each year as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the consolidated financial statements contained in our 2019 Form 10-K.

(5) Reflects awards made under our 2019 AIP which were settled in March 2020.

(6) Reflects the aggregate increase in the actuarial present value of the benefits under the Mondelēz Global LLC Retirement Plan and Mondelēz Global LLC Supplemental Benefits Plan I, as applicable. Mr. Van de Put, Mr. Zaramella, Mr. Brusadelli, Ms. MacQuillan and Mr. Walter are not eligible to participate in the Mondelēz Global LLC Retirement Plan.

(7) The amounts shown in the "All Other Compensation" column for 2019 reflect the following:

	D. Van de Put ($)	L. Zaramella ($)	M. Brusadelli ($)	T. Cofer ($)	S. MacQuillan ($)	G. Walter ($)
Personal use of company aircraft[a]	165,738	–	–	–	–	–
Car allowance	23,333	15,000	52,197	15,000	16,250	15,000
Financial counseling allowance[b]	10,000	7,500	–	5,880	–	7,500
Employer contributions on defined contribution plans[c]	130,500	70,394	135,707	79,313	23,417	68,950
Relocation expense[d]	–	–	–	–	–	39,144
Tax equalization payment[e]	348	287,940	(217,107)	(62,249)	–	–
Payments related to expatriate assignment[e]	1,816	1,816	661,976	1,816	–	–
Foreign tax expense and gross-up[f]	18,825	2,342	–	–	–	3,986
Severance pay[g]	–	–	–	269,231	–	–
Total All Other Compensation	350,560	384,992	632,773	308,991	39,667	134,580

(a) Consistent with the findings of an independent, third-party security study, for security and personal safety, we require Mr. Van de Put to use a private (non-commercial) Company-leased aircraft for all travel. The incremental cost of personal use of the Company-leased aircraft, as reflected in the table, is the actual invoice to the Company. Mr. Van de Put is responsible for taxes in connection with his personal aircraft use and we do not reimburse him for those taxes.

(b) All U.S. executive officers are eligible for an annual financial counseling allowance up to $7,500 and, in the case of Mr. Van de Put, up to $10,000.

(c) All eligible U.S. employees, including our NEOs, receive matching Company contributions for contributions made to the Mondelēz Global LLC Thrift Plan and Mondelēz Global LLC Supplemental Benefits Plan I, if applicable. Similarly, all eligible U.S. employees hired or localized to the United States after 2008 who are not otherwise eligible to participate in the Mondelēz Global LLC Retirement Plan, including Mr. Van de Put, Mr. Zaramella, Ms. MacQuillan and Mr. Walter, receive an additional non-elective Company contribution to the Mondelēz Global LLC Thrift Plan and Mondelēz Global LLC Supplemental Benefits Plan I, if applicable, equal to 4.5% of eligible compensation. The amount for Mr. Brusadelli is related to the Company-sponsored Il Mio Domani plan in Italy. All eligible Italian employees at the senior manager level and above, including Mr. Brusadelli, receive matching company contributions for contributions made to the Il Mio Domani Plan. The percentage of the company contribution made to the plan is based on the member's base pay plus AIP.

(d) At the time of his hire, Mr. Walter received our standard executive relocation assistance program; amount represents residual trailing relocation related expense.

76 Mondelēz International
2020 PROXY STATEMENT

(e) Mr. Zaramella, previously a Swiss expatriate, received payments in conjunction with his international assignment in the United States until his localization effective August 1, 2018. Likewise, Mr. Brusadelli, currently an Italian expatriate on international assignment in Singapore, also received payments in conjunction with his assignment. These payments were similar to the types of payments generally made to other employees who accept an international assignment with the Company. Payments are designed to mitigate the inconvenience of an international assignment by covering expenses in excess of what the expatriate would have incurred if he or she had remained in his or her home country. These payments include housing expenses, cost of living adjustments, travel expenses and other assignment related expenses. Expenses incurred in Singapore dollars for Mr. Brusadelli and in Swiss francs for Mr. Zaramella are converted to U.S. dollars using the Applicable Exchange Rate. Tax equalization ("TEQ") payments are made pursuant to our TEQ Policy and are designed to ensure an expatriate does not receive any undue tax burden or benefit. The TEQ amount for Mr. Brusadelli is negative due to the fact that the effective tax rate in Italy, which Mr. Brusadelli was responsible for per our TEQ Policy, was higher than the non-Italian tax obligations generated by his assignment(s). Mr. Zaramella and Mr. Brusadelli also received tax preparation services from the Company-selected tax services provider. Mr. Cofer, a former U.S. expatriate who repatriated back to the United States in 2016, had residual assignment-related tax expenses; however, the TEQ amount is negative due to the amount and timing of repayments related to TEQ settlements. Mr. Van de Put and Mr. Cofer also received tax preparation services from the Company-selected tax services provider. (f) Mr. Van de Put, Mr. Zaramella and Mr. Walter each incurred a business-related tax expense associated with business travel to Canada. As the travel was business-related, the Company paid the Canadian tax expense and associated tax gross-up on their behalf. (g) Mr. Cofer received severance payments due to his separation from the Company.

Back to Contents

EXECUTIVE COMPENSATION TABLES
2019 GRANTS OF PLAN-BASED AWARDS

2019 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]		Estimated Future Payouts Under Equity Incentive Plan Awards[2]					
Name	Grant Date	Grant Type	Target ($)	Maximum ($)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards[4] ($/Share)	Grant Date Fair Value of Stock and Option Awards[5] ($)
Van de Put, Dirk	–	AIP	2,537,500	5,075,000	–	–	–	–	–	–
	02/22/2019	Performance Share Units	–	–	164,240	328,480	–	–	–	9,510,317
	02/22/2019	Stock Options	–	–	–	–	–	273,740	47.72	2,140,647
Zaramella, Luca	–	AIP	750,000	1,500,000	–	–	–	–	–	–
	02/22/2019	Performance Share Units	–	–	35,370	70,740	–	–	–	2,048,100
	02/22/2019	Stock Options	–	–	–	–	–	58,940	47.72	460,911
Brusadelli Maurizio	–	AIP	588,275	1,176,550	–	–	–	–	–	–
	02/22/2019	Performance Share Units	–	–	35,370	70,740	–	–	–	2,048,100
	02/22/2019	Stock Options	–	–	–	–	–	58,940	47.72	460,911
Cofer, Timothy	–	AIP	582,534	1,165,068	–	–	–	–	–	–
	02/22/2019	Performance Share Units	–	–	35,370	70,740	–	–	–	2,048,100
	02/22/2019	Stock Options	–	–	–	–	–	58,940	47.72	460,911
MacQuillan, Sandra	–	AIP	280,822	561,644	–	–	–	–	–	–
	06/10/2019	Performance Share Units	–	–	39,000	78,000	–	–	–	2,564,640
	06/10/2019	Stock Options	–	–	–	–	–	35,760	54.19	314,688
	06/10/2019	Deferred Stock Units	–	–	–	–	7,850	–	–	425,392
Walter, Glen	–	AIP	652,500	1,305,000	–	–	–	–	–	–
	02/22/2019	Performance Share Units	–	–	33,010	66,020	–	–	–	1,911,444
	02/22/2019	Stock Options	–	–	–	–	–	55,010	47.72	430,178

(1) Table does not include a "threshold" column because under our 2019 AIP a zero payout was possible if threshold performance levels were not achieved and individual performance did not warrant a payout. Actual amounts under our 2019 AIP were settled in March 2020 and are disclosed in the Non-Equity Incentive Plan Compensation Annual Incentive Awards column in the 2019 Summary Compensation Table. Maximum amounts equal 200% of target. The amount for Mr. Brusadelli is converted to U.S. dollars using the Applicable Exchange Rate.

(2) No threshold column is included because a zero payout is possible if threshold performance levels are not achieved. The target number of units shown in the table reflects the number of shares of our Common Stock earned if performance is achieved at target levels. Actual shares earned under the 2019-2021 performance cycle will be issued no later than March 15, 2022 assuming threshold performance is achieved. All shares will be awarded net of applicable tax withholding. Dividend equivalents accrue during the performance cycle and will be paid at the end of the performance cycle in cash, net of applicable tax withholding, based on the actual number of shares earned for the performance cycle, if any.

(3) Dividend equivalents are generally paid on unvested deferred stock units at a similar time as dividends are paid to our shareholders.

(4) Exercise price equals the closing price of our Common Stock on the grant date.

(5) Amounts represent the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718.

78 Mondelēz International

2020 PROXY STATEMENT

2019 outstanding eQuity aWards at fiscal year-end Option Awards Stock Awards Equity Equity Incentive Plan Incentive Plan Awards: Awards: Market or Number of Payout Value Number of Number of Number of Market Value Unearned of Unearned Securities Securities Shares or of Shares or Shares, Units Shares, Units Underlying Underlying Units of Units of or Other or Other Unexercised Unexercised Option Stock That Stock That Rights That Rights That Options Options Exercise Option Have Not Have Not Have Not Have Not Stock Exercisable Unexercisable(1) Price Expiration Vested(1) Vested(2) Vested(1),(3) Vested(2) Name Grant Date Ticker (#) (#) ($) Date (#) ($) (#) ($) Van de Put, Dirk 11/20/2017 MDLZ – – – – 228,194 12,568,926 – – 11/20/2017 MDLZ 88,164 45,416 42.110 11/20/2027 – – – – 02/22/2018 MDLZ – – – – – – 310,280 17,090,222 02/22/2018 MDLZ 85,328 173,242 43.510 02/22/2028 – – – – 02/22/2019 MDLZ – – – – – – 328,480 18,092,678 02/22/2019 MDLZ – 273,740 47.720 02/22/2029 – – – – Zaramella, Luca Brusadelli, Maurizio 02/19/2014 MDLZ 18,300 – 34.165 02/19/2024 – – – – 02/18/2015 MDLZ 18,620 – 36.940 02/18/2025 – – – – 02/22/2016 MDLZ 25,190 – 39.700 02/22/2026 – – – – 02/16/2017 MDLZ 28,650 14,760 43.200 02/16/2027 – – – – 02/22/2018 MDLZ – – – – – – 72,400 3,987,792 02/22/2018 MDLZ 19,912 40,428 43.510 02/22/2028 – – – – 02/22/2019 MDLZ – – – – – – 70,740 3,896,359 02/22/2019 MDLZ – 58,940 47.720 02/22/2029 – – – – Cofer, Timothy 02/19/2014 MDLZ 73,180 – 34.165 09/01/2020 – – – – 02/18/2015 MDLZ 76,140 – 36.940 09/01/2020 – – – – 02/16/2017 MDLZ 54,259 – 43.200 09/01/2020 – – – – 02/22/2018 MDLZ – – – – – – 43,100 2,373,948 02/22/2018 MDLZ 32,325 – 43.510 09/01/2020 – – – – 02/22/2019 MDLZ – – – – – – 15,720 865,858 02/22/2019 MDLZ 9,824 – 47.720 09/01/2020 – – – –

Back to Contents

Option Awards Stock Awards Equity Equity Incentive Plan Incentive Plan Awards: Awards: Market or Number of Payout Value Number of Number of Number of Market Value Unearned of Unearned Securities Securities Shares or of Shares or Shares, Units Shares, Units Underlying Underlying Units of Units of or Other or Other Unexercised Unexercised Option Stock That Stock That Rights That Rights That Options Options Exercise Option Have Not Have Not Have Not Have Not Stock Exercisable Unexercisable(1) Price Expiration Vested(1) Vested(2) Vested(1),(3) Vested(2) Name Grant Date Ticker (#) (#) ($) Date (#) ($) (#) ($) MacQuillan, 06/10/2019 MDLZ – – – – 7,850 432,378 – – Sandra 06/10/2019 MDLZ – – – – – – 54,000 2,974,320 06/10/2019 MDLZ – 35,760 54.190 06/10/2029 – – – – Walter, 11/27/2017 MDLZ – – – – 58,870 3,242,560 – – Glen 02/22/2018 MDLZ – – – – – – 72,400 3,987,792 02/22/2018 MDLZ 19,912 40,428 43.510 02/22/2028 – – – – 02/22/2019 MDLZ – – – – – – 66,020 3,636,382 02/22/2019 MDLZ – 55,010 47.720 02/22/2029 – – – – (1) The vesting schedule for all outstanding unvested stock and stock options is as follows: Grant Date Grant Type Vesting Schedule 02/16/2017 Stock Options First tranche (33%) vested on 02/16/2018, second tranche (33%) vested on 02/16/2019 and last tranche (34%) vested on 02/16/2020. 10/16/2017 Deferred Stock Units 100% of the grant vests on 10/16/2020. 11/20/2017 PSUs Grant in connection with commencement of employment. Performance conditions have been satisfied and 100% of the grant vested on 01/01/2020. 11/20/2017 Stock Options First tranche (33%) vested on 02/16/2018, second tranche (33%) vested on 02/16/2019 and last tranche (34%) vested on 02/16/2020. 11/27/2017 Deferred Stock Units 100% of the grant vests on 11/27/2020. 02/22/2018 PSUs 100% of the grant vests upon approval of the Compensation Committee subject to the satisfaction of the performance criteria. Distribution of any shares awarded will be no later than 3/15/2021. 02/22/2018 Stock Options First tranche (33%) vested on 02/22/2019, second tranche (33%) vested on 02/22/2020 and last tranche (34%) vests on 02/22/2021. 08/01/2018 PSUs 100% of the grant vests upon approval of the Compensation Committee subject to the satisfaction of the performance criteria. Distribution of any shares awarded will be no later than 3/15/2021. 08/01/2018 Stock Options First tranche (33%) vested on 08/01/2019, second tranche (33%) vests on 08/01/2020 and last tranche (34%) vests on 08/01/2021. 02/22/2019 PSUs 100% of the grant vests upon approval of the Compensation Committee subject to the satisfaction of the performance criteria. Distribution of any shares awarded will be no later than 3/15/2022. 02/22/2019 Stock Options First tranche (33%) vested on 02/22/2020, second tranche (33%) vests on 02/22/2021 and last tranche (34%) vests on 02/22/2022. 06/10/2019 PSUs Consists of two PSU grants to Ms. MacQuillan: ? Grant in connection with commencement of employment (Grant A): 100% of Grant A (11,080 PSUs) vests upon approval of the Compensation Committee subject to the satisfaction of the performance criteria. Distribution of any shares awarded will be no later than 3/15/2021. ? 2019 annual equity grant (Grant B): 100% of Grant B (15,920 PSUs) vests upon approval of the Compensation Committee subject to the satisfaction of the performance criteria. Distribution of any shares awarded will be no later than 3/15/2022. 06/10/2019 Stock Options First tranche (33%) vests on 06/10/2020, second tranche (33%) vests on 06/10/2021 and last tranche (34%) vests on 06/10/2022. 06/10/2019 Deferred Stock Units 50% vests on 06/10/2020 and remaining 50% vests on 06/10/2021.

Back to Contents

(2) The market value of unearned shares is based on the December 31, 2019 closing price of $55.08. (3) Actual number of shares earned ranges between 0% and 200% depending on actual performance for the performance cycle. Amount reflects maximum award levels for the 2018-2020 and 2019-2021 performance cycles. 2019 options exercised and stocK vested Option Awards Stock Awards Number of Shares Acquired on Value Realized on Number of Shares Acquired on Value Realized on Exercise Exercise(1) Vesting Vesting(2) Name (#) ($) (#) ($) Van de Put, Dirk – – 299,347 16,180,228 Zaramella, Luca 29,680 715,993 12,737 764,345 Brusadelli, Maurizio 58,860 1,817,871 17,193 996,334 Cofer, Timothy 331,140 9,200,292 22,922 1,387,938 MacQuillan, Sandra – – 7,920 451,382 Walter, Glen – – – 64,168 (1) Amounts shown are calculated based on the fair market value of the Common Stock on the date of exercise. (2) Amounts shown are calculated based on the fair market value of the Common Stock on the date of vesting and include the value of shares awarded for the 2017-2019 performance cycle based on actual performance for the cycle, which ended on December 31, 2019, and the December 31, 2019 closing price of $55.08. The amounts also include earned dividend equivalents for deferred stock units and accrued dividend equivalents for PSUs based on the actual share award for the 2017-2019 performance cycle. The amounts shown include the following: ? Mr. Van de Put: $151,820 in accrued dividend equivalents for his actual share award for the 2017-2019 performance cycle and $198,391 in dividend equivalent payments for his 2017 deferred stock unit grant. ? Mr. Zaramella: $36,555 in accrued dividend equivalents for his actual share award for the 2017-2019 performance cycle and $26,236 in dividend equivalent payments for his 2017 deferred stock unit grant. ? Mr. Brusadelli: $49,344 in accrued dividend equivalent payments for his actual share award for the 2017-2019 performance cycle. ? Mr. Cofer: $65,786 in accrued dividend equivalents for his actual share award for the 2017-2019 performance cycle and $59,608 in dividend equivalent payments for his 2017 deferred stock unit grant, earned prior to separation. ? Ms. MacQuillan: $8,633 in accrued dividend equivalents for her actual share award for the 2017-2019 performance cycle and $6,515 in dividend equivalent payments for her 2019 deferred stock unit grant. ? Mr. Walter: $64,168 in dividend equivalent payments for his 2017 deferred stock unit grant.

Back to Contents

EXECUTIVE COMPENSATION TABLES
2019 PENSION BENEFITS

2019 PENSION BENEFITS

Name[(1)]	Plan Name	Number of Years of Credited Service[(2)] (#)	Present Value of Accumulated Benefits[(3)] ($)	Payments During Last Fiscal Year ($)
Cofer, Timothy	Mondelēz Global LLC Retirement Plan	27.2	1,184,027	–
	Mondelēz Global LLC Supplemental Benefits Plan I	27.2	7,905,568	–

(1) No U.S.-based salaried employee hired after 2008 or localized to the United States after 2015 is eligible to participate in the Mondelēz Global LLC Retirement Plan. Therefore, no amounts are shown for Mr. Van de Put, Mr. Zaramella, Ms. MacQuillan and Mr. Walter. Mr. Brusadelli is based in Italy and is not eligible for a defined benefit pension.

(2) The years of credited service under the plans are equivalent to the years of total service.

(3) The amount reflects the actuarial present value of benefits accumulated under the respective retirement plans, in accordance with the same assumptions and measurement dates disclosed in Note 11 to the consolidated financial statements contained in our 2019 Form 10-K. The assumptions for each of the plans are as follows:
- Assumes commencement at the earliest age that participants would be eligible for an unreduced pension benefit, which is age 62, and are discounted for current age;
- Measurement date of December 31, 2019;
- Discount rate of 3.44% (Mondelēz Global LLC Retirement Plan) and 3.42% (Mondelēz Global LLC Supplemental Benefits Plan I); and
- PRI-2012 Mortality Table projected using MP2019 methodology.

RETIREMENT BENEFIT PLAN DESCRIPTIONS

MONDELĒZ GLOBAL LLC RETIREMENT PLAN – MR. COFER

Eligibility for this plan is limited to U.S.-based employees who were eligible for the Kraft Foods Group, Inc. Retirement Plan before our October 1, 2012 spin-off of Kraft Foods Group. As a result, only full-time and part-time U.S. employees, including our NEOs, hired by the Company before January 1, 2009, or localized to the United States before January 1, 2016, are participants in this funded non-contributory, tax-qualified defined benefit plan.

Benefits under this plan are payable upon retirement in the form of an annuity or a lump sum. Normal retirement under this plan is defined as age 65 with five years of vesting service. If a participant elects to receive a distribution prior to normal retirement, benefits are subject to reduction. Participants vest on completing five years of service.

Benefits under the plan generally accrue based on:
- 1.3% of final average pay up to the Social Security covered compensation amount multiplied by years of service up to 30; plus
- 1.675% of final average pay in excess of the Social Security covered compensation amount, multiplied by years of service up to 30; plus
- 0.5% of final average pay multiplied by years of service in excess of 30.

Final average pay is defined as the greater of (a) the average of an executive officer's salary plus annual bonus during the last 60 consecutive months of service before separation and (b) the five highest consecutive calendar years of salary plus annual bonus out of the last ten years prior to separation. Social Security covered compensation is an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches age 65. (If the participant was born between 1938 and 1954, the 35-year average ends in the year the participant reaches age 66. If the participant was born after 1954, the 35-year average ends in the year the participant reaches age 67.) The Internal Revenue Service has established certain limits on how much employees may receive from this plan.

Employees hired before January 1, 2004 with at least ten years of service are eligible to retire under this plan at age 55. The benefits payable to employees eligible to retire before age 62 are reduced by 3% each year (maximum 20%) between age 62 and the year that the employee retires.

This plan is frozen as of January 1, 2020; therefore, service and pay after 2019 are not used in the formula.

82 Mondelēz International 2020 PROXY STATEMENT

MONDELEZ GLOBAL LLC SUPPLEMENTAL BENEFITS PLAN I – MR. COFER We offer an unfunded, non-qualified pension plan as part of the Mondel?z Global LLC Supplemental Benefits Plan I to keep affected U.S.-based executives whole when they are not able to receive a benefit to which they would otherwise be entitled under the Mondel?z Global LLC Retirement Plan due to its status as a tax-qualified plan. If the executive’s qualified pension plan benefit would be limited due to qualified plan compensation or benefit limits under the Code, then the non-qualified pension plan provides the executive with the total pension benefit to which the executive would be entitled absent the applicable qualified plan limits under the Code offset by the benefit payable under the qualified pension plan. If the executive deferred base salary or incentive compensation under the Mondel?z Global LLC Executive Deferred Compensation Plan, then the deferred compensation is considered non-qualified earnings and the pension benefit relating to the deferred compensation is payable from the non-qualified pension plan. Only employees who have an accrued benefit under our tax-qualified pension plan are eligible to receive a supplemental non-qualified pension benefit under our non-qualified pension plan. Employees hired before January 1, 2004, with at least ten years of service are eligible to retire under our non-qualified pension plan at age 55. The benefits payable to employees eligible to retire before age 62 are reduced by 3% each year (maximum 20%) between age 62 and the year that the employee retires. This plan is frozen as of January 1, 2020; therefore, service and pay after 2019 are not used in the formula. 2019 non-Qualified deferred compensation Benefits Executive Registrant Aggregate Aggregate Contributions in Contributions Earnings in Withdrawals/ Aggregate Balance as of 2019(1) in 2019(2) 2019(3) Distributions in 2019 December 31, 2019(4) Name Plan ($) ($) ($) ($) ($) Van de Put, Dirk Supplemental Benefits Plan I 70,269 368,100 16,789 – 791,632 Executive Deferred 2,824,951 – 44,845 – 2,869,796 Compensation Plan Zaramella, Luca Supplemental Benefits Plan I – 50,005 828 – 50,937 Cofer, Timothy Supplemental Benefits Plan I 88,951 66,713 38,259 – 1,503,528 Executive Deferred – – 105,124 – 493,831 Compensation Plan MacQuillan, Supplemental Benefits Plan I – 2,544 4 – 2,548 Sandra Walter, Glen Supplemental Benefits Plan I – 43,750 1,300 – 68,204 (1) Base salary and 2019 AIP deferrals are included in the 2019 Summary Compensation Table. The 2019 deferred compensation amounts attributable to base salary and 2019 AIP awards for participating NEOs are as follows: Name Plan Base Salary ($) AIP Award ($) Mr. Van de Put Supplemental Benefits Plan I 70,269 – Executive Deferred Compensation Plan – 2,824,951 Mr. Zaramella Supplemental Benefits Plan I – – Mr. Cofer Supplemental Benefits Plan I 26,250 62,701 Ms. MacQuillan Supplemental Benefits Plan I – – Mr. Walter Supplemental Benefits Plan I – – (2) Amounts in this column are also included in the “All Other Compensation” column in the 2019 Summary Compensation Table. (3) Amounts in this column are at market rates and are not reflected in the 2019 Summary Compensation Table. (4) The aggregate balance includes amounts reported as compensation for our NEOs in prior years. Amounts reported attributable to base salary, AIP awards or all other compensation that were reported in the Summary Compensation Table of previously filed proxy statements for the participating NEOs are as follows: Mr. Van de Put – $331,545; Mr. Zaramella – $104; Mr. Cofer – $1,234,887; Ms. MacQuillan - $0 and Mr. Walter – $22,950.

Back to Contents

EXECUTIVE COMPENSATION TABLES
2019 NON-QUALIFIED DEFERRED COMPENSATION BENEFITS

MONDELĒZ GLOBAL LLC SUPPLEMENTAL BENEFITS PLAN I

Because IRS Code Sections 401(a)(17) and 415 limits the amount that may be contributed to our U.S. tax-qualified defined contribution plan on behalf of an employee, we offer our U.S.-based NEOs a supplemental defined contribution program under the Mondelēz Global LLC Supplemental Benefits Plan I. This is an unfunded non-qualified plan that allows eligible employees to defer a portion of their annual compensation (base salary and AIP awards) and receive corresponding matching amounts to the extent that their contributions to the tax-qualified defined contribution plan (and the corresponding matching contributions) are limited by Code Sections 401(a)(17) or 415. In addition, employees hired after 2008 or localized to the United States after 2015, who are not otherwise eligible to participate in the Mondelēz Global LLC Retirement Plan, receive an additional non-elective Company contribution to the Mondelēz Global LLC Supplemental Benefits Plan I equal to 4.5% of eligible compensation. The timing of distributions depends on whether the amount distributed is subject to Code Section 409A. For distributions not subject to Code Section 409A, the distribution will be made in accordance with the employee's distribution election. For distributions subject to Code Section 409A, employees will receive their account balances in a lump sum within 90 days after separation from service. Recognizing that an employee who is a "specified employee" for purposes of Code Section 409A will have the lump sum delayed for six months. Amounts deferred, and notional employer matching contributions earn the same notional rate of return as the Income Fund, which is a market rate investment option available to participants in the U.S. tax-qualified defined contribution plan. The rate of return under this investment option in 2019 was 2.68%.

Beginning January 1, 2020, all U.S. based employees will receive a non-elective Company contribution because the Mondelēz Global LLC Retirement Plan is frozen as of January 1, 2020.

MONDELĒZ GLOBAL LLC EXECUTIVE DEFERRED COMPENSATION PLAN

The MEDCP is a non-qualified plan that allows U.S.-based participants to defer, on a pre-tax basis, up to 50% of salary and up to 100% of their AIP award. The notional investment options are similar to those offered to participants in our U.S. tax-qualified defined contribution plan. A participant who elects to defer compensation must decide whether to defer receipt of the compensation until separation from service, as determined under Code Section 409A, or to receive a distribution while still employed with the Company. Distributions may be made in a lump sum or annual installments of between two and ten years. Recognizing that any participant who is a "specified employee" for purposes of Code Section 409A will have the distribution delayed for six months following a separation from service.

The notional investment options available to participants in the MEDCP are selected by the Company and may be changed from time to time. Participants are permitted to change their investment elections at any time on a prospective basis. The table below shows the available notional investment options under the MEDCP and their annual rate of return for the calendar year ended December 31, 2019.

Name of Fund	Annual Return
Vanguard Developed Markets Index Admiral (VTMGX)	22.05%
Vanguard Emerging Mkts Stock Index Admiral (VEMAX)	20.31%
Vanguard Inflation Protected Sec Admiral (VAIPX)	8.16%
Vanguard LifeStrategy Moderate Growth Inv (VSMGX)	19.37%
Vanguard Federal Money Market Fund (VMFXX)	2.14%
SSgA S&P 500 Index (SVSPX)	31.26%
Vanguard Extended Market Index Admiral (VEXAX)	28.03%
Vanguard Short Term Treasury Admiral (VFIRX)	3.70%

84 Mondelēz International
2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The narrative and tables below describe the potential payments to each NEO upon certain terminations, including following a change in control ("CIC"). In accordance with SEC rules, all information described in this section is presented as if the triggering events occurred on December 31, 2019. Mr. Cofer is not included in the tables as he ceased being an executive officer with his separation from the company as a result of restructuring effective September 1, 2019. Consistent with the severance treatment applied to all U.S. employees terminated under such circumstances, Mr. Cofer received a cash severance benefit of $875,000, the equivalent of twelve months of gross base pay.

INVOLUNTARY TERMINATION WITHOUT CAUSE (NON-CHANGE IN CONTROL EVENT)

Generally, we do not enter into ongoing agreements that provide for separation benefits on the NEO's departure from the Company. However, if we involuntarily terminate an NEO without cause outside of a CIC event, we expect that in most cases, the Compensation Committee would offer separation benefits as consideration for protections we would likely seek, such as a release of claims and entering into non-compete, non-solicitation and confidentiality agreements. More specifically, we expect to treat our U.S. salaried NEOs (other than Mr. Van de Put) at least comparably to other U.S. salaried employees whom we involuntarily terminate without cause. For U.S. salaried employees such as our NEOs, our severance plan provides an employee whose job is eliminated with severance pay of up to 12 months based on length of service. Because Mr. Brusadelli is an employee of Mondelēz Italia Services, his separation benefits are comparable to those offered to our other Italian employees whom we involuntarily terminate without cause.

The following chart reflects the typical separation benefits that may be offered to a U.S. NEO whom we involuntarily terminate without cause. The Compensation Committee would determine actual terms and conditions based on the particular facts in each specific case.

Severance Benefits	• CEO: 24 months of base salary. • All other NEOs: 12 months of base salary. • Payment in a lump sum.
Pension, Health and Welfare Benefits	• No pension crediting or continuation of health and welfare benefits coverage.
Outplacement Services	• Outplacement services for up to 12 months.
Treatment of AIP Award	• CEO: AIP award based on actual business performance results and individual performance no less than the actual business performance result. • All other NEOs: AIP award based on actual business performance results and target individual performance.
Treatment of PSU Grants	• Outstanding PSU grants are generally forfeited, however, the Compensation Committee may exercise discretion, and has typically done so in company restructuring events, to prorata vest grants subject to actual Company performance, based on the number of months of active employment during the performance cycle. • Generally, for employees, including NEOs, eligible for retirement (minimum age 55 with at least ten years of service), grants prorata vest, subject to actual Company performance, based on the number of months of active employment during the performance cycle.
Treatment of Deferred Stock Unit Grants	• Outstanding deferred stock unit grants are generally forfeited; however, the Compensation Committee may exercise discretion, and has typically done so in company restructuring events, to prorate and accelerate vesting of deferred stock units based on the number of months of active employment during the vesting period. • Generally, for employees, including NEOs, eligible for retirement (minimum age 55 with at least ten years of service), deferred stock unit grants prorata vest based on the number of months of active employment during the vesting period.
Treatment of Stock Options	• Unvested stock option grants are generally forfeited, however, the Compensation Committee may exercise discretion, and has typically done so in company restructuring events, to prorate and accelerate the vesting of stock option grants based on the number of months of active employment during the vesting period. • Generally, for employees, including NEOs, eligible for retirement (minimum age 55 with at least ten years of service), stock option grants continue to vest under the original vesting schedule provided the employee is actively employed for at least 90 days following the grant date. • An individual who is eligible for retirement has the remaining full term to exercise vested options. An individual who is involuntarily terminated without cause, who is not retirement eligible, has until the earlier of 12 months from termination or the end of the term to exercise vested stock options.

Mondelēz International
2020 PROXY STATEMENT 85

EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYOUT UPON AN INVOLUNTARY TERMINATION WITHOUT CAUSE

The table below was prepared as if each of the NEOs were involuntarily terminated without cause on December 31, 2019.

Name	Separation Pay[1] ($)	Annual Incentive Award[2] ($)	Value of Unvested PSU Grants[3] ($)	Value of Unvested Stock Grants[4] ($)	Value of Unvested Stock Options[4] ($)	Outplacement Services[5] ($)	Total ($)
Van de Put, Dirk	2,900,000	4,846,625	16,983,588	–	589,046	12,500	25,331,759
Zaramella, Luca	750,000	1,296,000	–	–	–	12,500	2,058,500
Brusadelli, Maurizio	6,735,794	586,545	–	–	–	33,596	7,355,935
MacQuillan, Sandra	625,000	485,260	1,271,246	432,378	8,215	12,500	2,834,599
Walter, Glen	725,000	1,017,900	–	–	–	12,500	1,755,400

(1) Per Mr. Van de Put's offer of employment, amount reflects 24 months of base salary. Amounts reflect 12 months of base salary for the other NEOs except Mr. Brusadelli. Under Italian law, amount reflected for Mr. Brusadelli is the maximum of a separation pay range converted to U.S dollars using the Applicable Exchange Rate; actual amount may be lower.

(2) Per Mr. Van de Put's offer of employment, amount reflects his 2019 AIP award assuming the final corporate rating of 191%. Amounts for other NEOs except Mr. Brusadelli reflect 2019 AIP awards assuming target individual performance and the final corporate rating of 191% for Mr. Zaramella and Ms. MacQuillan and the blended North America/Corporate rating of 170% for Mr. Walter. Amount for Mr. Brusadilli is the average of 2016-2018 AIP awards converted to U.S. dollars using the Applicable Exchange Rate.

(3) Per the terms of the grants made to Mr. Van de Put and Ms. MacQuillan in connection with their respective offers of employment, amount reflects the full value, assuming target performance, of the PSU grants received at the time they respectively commenced employment. PSUs earned are based on actual Company performance during the respective performance cycles. Amount for Ms. MacQuillan excludes her annual PSU grant for the 2019-2021 performance cycle.

(4) Per the terms of the grants made to Mr. Van de Put in connection with his offer of employment, amounts reflect the value of his outstanding unvested stock options received at the time he commenced employment. Per the terms of the grants made to Ms. MacQuillan in connection with her offer of employment, amounts reflect the value of her outstanding unvested deferred stock units and stock options. Amount for Ms. MacQuillan excludes her annual 2019 stock option grant. All amounts are based on a December 31, 2019 closing stock price of $55.08.

(5) Amount for Mr. Brusadelli is converted to U.S. dollars using the Applicable Exchange Rate.

86 Mondelēz International 2020 PROXY STATEMENT

DOUBLE TRIGGER CHANGE IN CONTROL ARRANGEMENTS NEOs are not eligible for any benefit solely upon a CIC. Our CIC Plan for senior executive officers, including the NEOs, provides for certain benefits upon an involuntary termination of employment without “Cause” or voluntary termination for “Good Reason” within two years following a CIC. To receive any benefits under the CIC Plan, a participant must abide by certain restrictive covenants, including a non-compete and non-solicitation for one year following termination. Additionally, the Equity Plan provides for the treatment of unassumed outstanding equity grants following a CIC and assumed outstanding equity grants upon an involuntary termination of employment without Cause or voluntary termination for Good Reason within two years following a CIC. The key elements of the CIC Plan and Equity Plan assuming a double trigger event are described in the table below. Plan Element Description Definition of "CIC" Subject to certain exceptions, the occurrence of one of the conditions below: ? Acquisition of 20% or more of our outstanding voting securities; ? Changes to Board membership during any consecutive 24-month period that results in less than 50% of the current Board members elected to the Board; ? After the reorganization, merger, statutory share exchange or consolidation or any other material transaction involving the Company or any of our subsidiaries, over 50% of outstanding voting securities are not owned by Company shareholders; or ? Complete liquidation of Mondel?z International or the sale of all or substantially all of our assets. Definition of “Cause” Subject to certain exceptions, the occurrence of one of the conditions below: ? Continued failure to substantially perform job duties (other than resulting from incapacity due to disability); ? Gross negligence, dishonesty or violation of any reasonable rule or regulation of the Company where the violation results in significant damage to the Company; or ? Engaging in other conduct which adversely reflects on the Company in any material respect. Definition of “Good Reason” ? Material reduction in job duties; ? Material reduction in compensation; ? Relocation beyond 50 miles; or ? Failure to assume the obligations under the CIC Plan or Equity Plan. Severance and Benefits Amounts ? CEO: 2.99 times base salary plus target annual incentive payable by the Company in a lump sum; ? All other U.S. NEOs: two times base salary plus target annual incentive payable by the Company in a lump sum; ? Health and welfare benefits equal to three years for the CEO and two years for the other NEOs; ? Continuation of financial counseling and car allowances for three years for the CEO and two years for the other NEOs; and ? Outplacement services for up to two years following termination. Treatment of AIP Awards and PSU Grants ? NEO is eligible to receive prorated cash payments (for service during the performance cycle) representing both the award under the AIP and outstanding PSU grants. In the case of outstanding PSUs, if at least fifty percent of the performance cycle has elapsed, cash payment would be calculated using the target level of PSUs (no proration). PSU value is calculated by multiplying the number of shares by the closing stock price on the last trading date preceding the date of CIC. Treatment of Equity Grants ? Deferred stock units and unvested stock option grants vest. Participants have the full term to exercise all stock options, including those previously vested. Maximum CIC Plan Benefit/No Gross Up ? The maximum benefit under the CIC Plan or otherwise is the greater of the full benefit or a reduced for Payment of Excise Tax benefit that does not trigger the excise tax under Code Section 4999 as determined on an after-tax basis for each.

Back to Contents

EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYOUT UPON A TERMINATION FOLLOWING A CHANGE IN CONTROL

The table below was prepared as if each of the NEOs covered under our CIC Plan and Equity Plan were involuntarily terminated without cause or voluntarily terminated for Good Reason immediately following a CIC on December 31, 2019.

Name	Separation Payment[1] ($)	Annual Incentive Award[2] ($)	Value of Unvested PSU Grants[3] ($)	Value of Unvested Stock Grants[4] ($)	Value of Unvested Stock Options[4] ($)	Health & Welfare Continuation[5] ($)	Continuation of Benefits[6] ($)	Total ($)
Van de Put, Dirk	11,922,625	2,537,500	28,544,145	–	4,608,182	43,237	124,999	47,780,688
Zaramella, Luca	3,000,000	750,000	3,101,555	1,325,776	938,262	27,579	70,000	9,213,172
Brusadelli, Maurizio	6,735,794	588,275	4,078,123	–	1,076,899	24,102	167,780	12,670,973
MacQuillan, Sandra	2,250,000	280,822	1,563,538	432,378	31,826	24,622	70,000	4,653,186
Walter, Glen	2,755,000	652,500	2,599,960	3,242,560	872,626	24,291	70,000	10,216,937

(1) Amounts reflect 2.99 times base salary plus target annual incentive for Mr. Van de Put and two times base salary plus target annual incentive for all other NEOs except Mr. Brusadelli. Under Italian law, amount reflected for Mr. Brusadelli is the maximum of a separation pay range converted to U.S. dollars using the Applicable Exchange Rate; actual amount may be lower.

(2) Amounts reflect target awards under our 2019 AIP. Amount for Mr. Brusadelli is converted to U.S. dollars using the Applicable Exchange Rate.

(3) Amounts reflect target PSU grants for the 2017-2019 and 2018-2020 performance cycles, as well as prorated target PSU grants for the 2019-2021 performance cycle. All amounts are based on a December 31, 2019 closing stock price of $55.08.

(4) Amounts reflect the value of immediate vesting of all outstanding unvested deferred stock unit grants and outstanding unvested stock options. All amounts are based on a December 31, 2019 closing stock price of $55.08.

(5) Amounts reflect our cost for providing medical, dental, vision, long-term disability and life insurance premiums for three years for Mr. Van de Put and two years for all other NEOs. Amount for Mr. Brusadelli is converted to U.S. dollars using the Applicable Exchange Rate.

(6) Amounts reflect the value for continuation of the financial counseling allowance (three years for Mr. Van de Put valued at $30,000 and two years for all other NEOs except Mr. Brusadelli valued at $15,000), car allowance (three years for Mr. Van de Put valued at $69,999, two years for Mr, Brusadelli valued at $100,588 and two years for all other NEOs valued at $30,000) and outplacement services (two years valued at $67,192 for Mr. Brusadelli and two years for all other NEOs valued at $25,000). Amounts for Mr. Brusadelli were converted to U.S. dollars using the Applicable Exchange Rate.

88 Mondelēz International
2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYOUT UPON OTHER TYPES OF SEPARATIONS

Death or Disability. If an NEO terminates employment due to death or disability, all of the NEO's outstanding unvested deferred stock units and stock option grants would vest. In addition, the NEO (or beneficiary) would become eligible for an award under the AIP and a prorated award for outstanding PSU grants.

The table below describes the estimated value of such payments based on a December 31, 2019 termination due to death or disability.

Name	Annual Incentive Award[1] ($)	Value of Unvested PSU Grants[2] ($)	Value of Unvested Stock Grants[3] ($)	Value of Unvested Stock Options[3] ($)	Total ($)
Van de Put, Dirk	2,537,500	25,695,775	–	4,608,182	32,841,457
Zaramella, Luca	750,000	2,532,946	1,325,776	938,262	5,546,984
Brusadelli, Maurizio	588,275	3,413,491	–	1,076,899	5,078,665
MacQuillan, Sandra	280,822	1,360,109	432,378	31,826	2,105,135
Walter, Glen	652,500	1,935,328	3,242,560	872,626	6,703,014

(1) Amounts reflect target awards under our 2019 AIP. Amount for Mr. Brusadelli is converted to U.S. dollars using the Applicable Exchange Rate.
(2) Amounts reflect target PSU grant for the 2017-2019 performance cycle as well as prorated target PSU grants for the 2018-2020 and 2019-2021 performance cycles. All amounts are based on a December 31, 2019 closing stock price of $55.08.
(3) Amounts reflect the value of immediate vesting of all outstanding unvested deferred stock unit grants and outstanding unvested stock options. All amounts are based on a December 31, 2019 closing stock price of $55.08.

Retirement (generally retirement on or after age 55 with at least 10 years of service, subject to local country laws). If an NEO terminates employment due to retirement:

Element	Treatment
AIP	Eligible for a prorated award under AIP.
Unvested Deferred Stock Units	Prorata vest based on the number of months employed during the vesting period.
Unvested Stock Options	Continue to vest per the original vesting schedule provided the employee is actively employed for at least 90 days following the grant date.
Unvested PSUs	Prorata vest based on the number of months employed during the applicable performance period, subject to actual Company performance.

None of our NEOs were eligible for retirement treatment on December 31, 2019.

Mondelēz International
2020 PROXY STATEMENT 89

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2019 The Compensation Committee oversees the compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended that the Board include the Compensation Discussion and Analysis in the Proxy Statement to be filed with the SEC in connection with the Annual Meeting and incorporate it by reference in the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 7, 2020. Human Resources and Compensation Committee: Lois D. Juliber, Chair Lewis W.K. Booth Charles E. Bunch Mark D. Ketchum Peter W. May Jean-François M. L. van Boxmeer

Back to Contents

CEO PAY RATIO Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K and represents a reasonable estimate. We identified our median employee (“Median Employee”) using 2019 base salaries, our consistently applied compensation measure, for all individuals who were employed by us on October 1, 2019, excluding our CEO, annualized for any employees who joined the Company during 2019. To identify the compensation of our Median Employee, we determined the annual base salary for each of our 92,403 full-time, part-time, temporary and seasonal employees without applying any cost-of-living adjustments. We excluded 1,576 employees in Venezuela from our calculation as we do not report Venezuela in our consolidated financials. For an employee paid in a currency other than U.S. dollars, we converted annual base salaries into U.S. dollars. We then applied the de minimis exemption excluding 4,612(1) non-U.S. employees who represented less than 5% of our employee population. After applying this exemption, we used base salary information for 87,791 of our employees. Based on this data and process, we determined that our Median Employee was a part-time hourly employee with annual total compensation of $32,280. This is the same employee we used for the 2017 and 2018 CEO pay ratio calculations. The 2019 compensation for this employee is slightly higher than in 2018 because the 2019 pension value is higher than the amount calculated in 2018, primarily due to lower interest rates. The annual total compensation for Dirk Van de Put, our CEO, as reported in the Summary Compensation Table was $18,115,449, which reflects compensation received for the full calendar year. Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation was 561 to 1. When you compare our CEO-to-Median Employee pay ratio to the ratio at other companies, you should consider some unique factors about our large work force. More than eight out of ten Mondel?z International employees are located outside the U.S. As a global company that generates 74% of our sales internationally, our employees are located in nearly 80 countries. Moreover, we have a heavy presence in emerging markets. In fact, seven of our top nine largest employee populations are in emerging market countries. In addition, a significant portion of our work force consists of part-time and seasonal employees. Approximately 60% of our employees are compensated on an hourly basis. (1) We excluded employees from the following countries: Vietnam (3,675), Morocco (601) and Swaziland (336).

Back to Contents

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of Common Stock beneficially owned as of March 12, 2020, unless otherwise noted, by each director and NEO, as well as the number of shares beneficially owned by all of our current directors and executive officers as a group. None of the Common Stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Beneficially Owned Shares[1]	Deferred Stock Units/ Additional Underlying Units[2]	Total Shares/ Interests Held	Beneficially Owned Shares Percent of Class[3]
Current Directors:				
Booth, Lewis W.K.	15,900	33,477	49,377	*
Bunch, Charles E.	7,987	15,096	23,083	*
Crew, Debra A.	360	9,076	9,436	*
Juliber, Lois D.	2,309	55,130	57,439	*
Ketchum, Mark D.	–	59,934	59.934	*
May, Peter W.[4]	15,836,264	9,076	15,845,340	1.1
Mesquita, Jorge S.	6,500	33,835	40,335	*
Neubauer, Joseph	25,000	22,852	47,852	*
Reynolds, Fredric G.	130,817	43,256	174,073	*
Shi, Christiana S.	–	17,800	17,800	*
Siewert, Patrick T.	–	33,629	33,629	*
van Boxmeer, Jean-François M. L.	2,267	39,492	41,759	*
Director Nominees:				
Todman, Michael A.	–	–	–	–
Named Executive Officers:				
Brusadelli, Maurizio	288,699	–	288,699	*
Cofer, Timothy P.	96,408	–	96,408	*
MacQuillan, Sandra	5,573	7,850	13,423	*
Van de Put, Dirk	786,966	–	786,966	*
Walter, Glen	57,977	58,870	113,847	*
Zaramella, Luca	216,368	24,070	240,438	*
All directors and executive officers as a group (22 persons)[5]	18,373,964	478,468	18,852,432	1.3

* Less than 1%.

(1) Includes stock options that are exercisable or will become exercisable within 60 days after March 12, 2020 as follows: Mr. Brusadelli – 164,794; Ms. MacQuillan – 0; Mr. Van de Put – 394,570; Mr. Walter – 57,977; Mr. Zaramella – 138,193; and all other executive officers – 673,831.

(2) Includes deferred stock units granted under the 2006 Stock Compensation Plan for Non-Employee Directors and the Equity Plan. For a description of these deferred stock units, see "Compensation of Non-Employee Directors" on page 49.

(3) Based on 1,429,694,317 issued and outstanding shares of our Common Stock as of March 12, 2020.

92 Mondelēz International 2020 PROXY STATEMENT

OWNERSHIP OF EQUITY SECURITIES

(4) Includes grants of 9,076 deferred stock units to Mr. May under the Equity Plan and 15,836,264 shares, in the aggregate, owned by Trian Fund Management, L.P. ("Trian") and certain funds and investment vehicles (collectively, the "Trian Entities") managed by Trian, an institutional investment manager located at 280 Park Avenue, 41st Floor, New York, NY 10017. Trian determines the investment and voting decisions of the Trian Entities with respect to the shares of the Company held by them as well as the shares it holds directly. None of the 15,836,264 shares are held directly by Mr. May. Substantially all of these shares are currently held in the ordinary course of business with other investment securities owned by the Trian Entities in co-mingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain Trian Entities, subject to applicable federal margin regulations, stock exchange rules and credit policies. Mr. May is a member of Trian Fund Management GP, LLC, which is the general partner of Trian, and therefore is in a position to determine the investment and voting decisions made by Trian on behalf of the Trian Entities. Accordingly, Mr. May may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares owned by Trian and the Trian Entities collectively. Mr. May disclaims beneficial ownership of such shares for all other purposes.

(5) This group includes, in addition to the individuals named in the table, Paulette R. Alviti, Vinzenz P. Gruber, Robin S. Hargrove, Gerhard W. Pleuhs and Gustavo Valle.

The following table displays information about persons we know were the beneficial owners of more than 5% of the issued and outstanding Common Stock as of December 31, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Calculated Based on Shares of the Issued and Outstanding Common Stock as of March 12, 2020
BlackRock, Inc.[1] 55 East 52nd Street New York City, NY 10055	93,664,769	6.5
The Vanguard Group[2] 100 Vanguard Blvd. Malvern, PA 19355	112,062,203	7.8

(1) Based on the Schedule 13G/A filed by BlackRock, Inc. on February 6, 2020 with the SEC. The Schedule 13G/A discloses that BlackRock, Inc., in its capacity as the parent holding company of certain subsidiaries, had sole voting power over 80,393,385 shares and sole dispositive power over 93,664,769 shares and shared voting and dispositive power over 0 shares.

(2) Based on the Schedule 13G/A filed by The Vanguard Group on February 10, 2020 with the SEC. The Schedule 13G/A discloses that The Vanguard Group, as investment advisor, had sole voting power over 2,133,450 shares, shared voting power over 441,662 shares, sole dispositive power over 109,618,494 shares and shared dispositive power over 2,443,709 shares.

Mondelēz International

2020 PROXY STATEMENT 93

ITEM 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION Our executives – including our NEOs – are critical to our success, and we design our executive compensation programs to attract, retain and motivate superior executive talent. At the same time, we expect our executives to deliver strong results, and we structure our executive compensation practices to focus on shareholders’ interests by incenting superior sustainable long-term performance. In so doing, we align pay and performance by making a significant portion of our NEOs’ compensation contingent on reaching specific annual and long-term performance measures and increasing shareholder value. We have strong compensation-related design and governance practices to protect our shareholders’ interests. Our independent Compensation Committee regularly assesses our executive compensation program to hold executives accountable for delivering performance targets and driving shareholder value. Shareholders can find more information about these practices under “Human Resources and Compensation Committee” on page 43 and in the “Compensation Discussion and Analysis" beginning on page 52. In addition, we value shareholder perspectives and feedback about our compensation program. We encourage you to read the “Compensation Discussion and Analysis” beginning on page 52 and the “Executive Compensation Tables” beginning on page 75 to learn more about our shareholder outreach regarding compensation-related issues, changes we have made to our incentive programs in response to shareholder feedback and details regarding how our 2019 pay aligned with 2019 performance. The Compensation Committee and the Board believe that our executive compensation program serves our shareholders’ interests by linking pay with performance, and we will continue to refine our compensation program to align compensation with the Company’s business and talent strategies as well as the long-term interests of shareholders. Accordingly, we ask you to vote “FOR” the following resolution at the Annual Meeting: “RESOLVED, that Mondel?z International’s shareholders approve, on an advisory basis, the compensation paid to Mondel?z International’s NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation Tables and related narrative discussion.” While the annual say-on-pay vote is advisory and therefore not binding on Mondel?z International, the Compensation Committee or the Board, we value the opinions of our shareholders. We carefully and thoughtfully consider our shareholders’ concerns and opinions in evaluating our executive compensation program. We believe the compensation paid to our NEOs for 2019 appropriately reflects and rewards their contribution to our performance and that the changes we have made to our compensation programs are responsive to shareholder feedback and our strategic goals. THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

Back to Contents

ITEM 3.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2020

The Audit Committee is directly responsible for the selection, appointment, compensation, retention, oversight and termination of the independent registered public accountants. PricewaterhouseCoopers LLP has been the Company's independent registered public accountants since 2001.

➡ REVIEW OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee annually reviews the performance of the independent registered public accountants and considers whether to reappoint the firm for the following year or appoint a different firm. In determining which firm to appoint as the Company's independent registered public accountants for 2020, the Audit Committee considered numerous factors, including:

- firm capabilities, approach and fees;
- firm tenure as our independent registered public accountants;
- the quality of the work that PricewaterhouseCoopers LLP has performed for Mondelēz International and its communications with the Audit Committee and management;
- PricewaterhouseCoopers LLP's qualifications and experience auditing companies of comparable size and complexity;
- PricewaterhouseCoopers LLP's familiarity with our global business and operations, accounting policies and practices, and internal control over financial reporting;
- the potential impacts to Mondelēz International from selecting a different independent registered public accountant, including the significant time commitment and potential distraction of resources related to changing independent registered public accountants;
- external data on audit quality and performance; and
- firm independence.

In assessing the independence of the Company's independent registered public accountants, the Audit Committee considered factors including the nature and amount of non-audit fees and services that the firm provides to Mondelēz International. We believe that the Audit Committee's periodic consideration of whether there should be a change in our independent registered public accounting firm helps assure auditor independence. In conjunction with the required rotation of the auditing firm's lead engagement partner at least every five years, the Audit Committee and its Chairman are involved in the selection of the independent registered public accountants' lead engagement partner through a process that includes candidate interviews.

The Audit Committee discusses with the independent registered public accountants the scope of and plans for the audit and is also responsible for the audit fees associated with the retention of the independent registered public accountants. As part of determining what firm to appoint, the Audit Committee discussed audit fees with PricewaterhouseCoopers LLP, including how to continue to increase efficiencies in the audit and leverage the benefits of PricewaterhouseCoopers LLP's familiarity with Mondelēz International and its technological transformation and innovations.

Mondelēz International
2020 PROXY STATEMENT 95

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS Following its review and consideration of the potential benefits and costs of choosing a different auditor, the Audit Committee selected PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2020. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP as the independent external auditor is in our and our shareholders’ best interests and are requesting, as a matter of good corporate governance, that shareholders ratify this selection. The Audit Committee and the Board are not required to take any action as a result of the outcome of the vote on this proposal. However, if our shareholders do not ratify the selection, the Audit Committee may investigate the reasons for our shareholders’ rejection and may consider whether to retain PricewaterhouseCoopers LLP or appoint another independent registered public accountant. Furthermore, even if the selection is ratified, the Audit Committee may appoint a different independent registered public accountant if, in its discretion, it determines that such a change would be in Mondel?z International’s and our shareholders’ best interests. We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if desired and to respond to appropriate questions from shareholders. Additional information about the independent registered public accountants, including the pre-approval policies and PricewaterhouseCoopers LLP’s aggregate fees for services rendered for 2019 and 2018, can be found in the section on the Audit Committee beginning on page 38. THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MONDEL?Z INTERNATIONAL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2020.

Back to Contents

SHAREHOLDER PROPOSALS In accordance with SEC rules, we are including the following shareholder proposal (Item 4), along with the supporting statement of the shareholder proponent. Mondel?z International is not responsible for any inaccuracies in this proposal and supporting statement. We have put a box around materials provided by the proponent so that readers can easily distinguish between materials provided by the proponent and materials provided by the Company. A shareholder proposal is required to be submitted to a vote at the Annual Meeting only if properly presented at the meeting. THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH IN THE STATEMENT IN OPPOSITION FOLLOWING THE PROPOSAL.

Back to Contents

ITEM 4. SHAREHOLDER PROPOSAL CONSIDER EMPLOYEE PAY IN SETTING CHIEF EXECUTIVE OFFICER PAY AFL-CIO Reserve Fund, 815 16th Street, NW, Washington, DC 20006, beneficial owner of 1,121 shares of Common Stock, is the proponent of the following shareholder proposal and has advised that a representative will present this proposal at the Annual Meeting. RESOLVED: Shareholders of Mondel?z International, Inc. (the “Company”) request that the Compensation Committee of the Board of Directors take into consideration the pay grades and/or salary ranges of all classifications of Company employees when setting target amounts for CEO compensation. The Compensation Committee should describe in the Company’s proxy statements for annual shareholder meetings how it complies with this requested policy. Compliance with this policy is excused if it will result in the violation of any existing contractual obligation or the terms of any existing compensation plan. Supporting Statement: This proposal encourages the Compensation Committee to consider whether the CEO’s compensation is internally aligned with the Company’s pay practices for its other employees. Under this proposal, the Compensation Committee will have discretion to determine how other employees’ pay should influence CEO compensation. This proposal does not require the Compensation Committee to use employee pay data in a specific way to set CEO compensation. The Compensation Committee also will retain authority to use peer group benchmarks. Like at many companies, our Company’s Compensation Committee has used peer group benchmarks of what other companies pay their CEOs to set its target CEO compensation. These target pay amounts are then subject to performance adjustments. To ensure that our Company’s CEO compensation is reasonable relative to our Company’s overall employee pay philosophy and structure, we believe that the Compensation Committee should also consider the pay grades and/or salary ranges of Company employees when setting CEO compensation target amounts. Over time, using peer group benchmarks as the primary measure to set CEO compensation targets can lead to pay inflation. Although many companies target CEO compensation at the median of their peer group, certain companies have targeted their CEO’s pay above median. In addition, peer groups can be cherry-picked to include larger or more successful companies where CEO compensation is higher. (Charles Elson and Craig Ferrere, “Executive Superstars, Peer Groups and Overcompensation," Journal of Corporation Law, Spring 2013). High levels of CEO pay relative to other employees may hurt organizational performance. High pay disparities between CEOs and other senior executives can undermine collaboration and teamwork. High levels of CEO pay can also negatively affect the morale and productivity of employees who are not senior executives. According to a recent MSCI study, labor productivity as measured by sales per employee was lower for companies with higher pay gaps. (Samuel Block, “Income Inequality and the Intracorporate Pay Gap,” MSCI, April 2016). We believe that shareholders have expressed concern about our Company's high levels of CEO pay. Only 56 percent of shareholders voted in favor of Company's advisory vote on executive compensation at the 2019 annual meeting. The Company's disclosed CEO to median employee pay ratio increased from 403 to 1 in 2017 to 489 to 1 in 2018. The disclosed annual total compensation of the Company's median employee fell from $42,893 in 2017 to $30,639 in 2018. For those reasons, we urge you to vote in favor of this proposal.

Back to Contents

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO ITEM 4. The Compensation Committee of our Board has established a thoughtful and robust practice for evaluating and reviewing executive compensation that takes into consideration the competition for talent in our industry, while emphasizing a strong pay-for-performance philosophy and creating appropriate incentives to align the interests of our executives with those of our shareholders. Its philosophy and process are detailed in our CD&A set forth on pages 52-74. Our approach to executive compensation occurs within the context of established global compensation principles to make our practices fair and reasonable for both executive and non-executive employees. These principles align with our vision and strategy, balance both individual and enterprise-wide performance, and seek to provide competitive wages and benefits with consistent positioning in the median range of the most relevant markets to all employees based on their roles, responsibilities, skills and performance. To monitor the effectiveness of our program, we regularly assess how our pay components compare to those of other similarly-sized multi-national companies, and we make adjustments as necessary to stay competitive and attract, retain and motivate a highly qualified diverse workforce at all levels throughout the organization. We have a robust process to set employee compensation levels, and we are mindful of the pay grades and/or salary ranges of all of our employees when we make compensation decisions. This is reflected in our compensation and benefits program design which is consistently applied across the globe. For example, executives generally participate in the same annual management incentive plan as many of our managers and individual contributors. Also, our executives do not participate in any “executive-only” benefits programs. They are offered the same benefits plans as all salaried and hourly non-union employees within the same geography. Our Board and Compensation Committee are thoughtful and diligent in their approach to evaluating executive compensation. In addition to being completely independent, the Compensation Committee retains an independent compensation consultant to advise on and evaluate the amount, form, reasonableness and competitiveness of our executive compensation, as well as how our compensation practices compare to those of peer companies. As part of its process, the Compensation Committee considers key drivers of Company performance and holds executives accountable for delivering on such performance targets. The Compensation Committee regularly assesses our executive compensation program, considering our strategy, market practices and shareholder input to confirm that it remains appropriately aligned with current market practices and shareholders’ interests. In addition, the Compensation Committee also considers broader issues such as leadership effectiveness, culture, diversity and succession planning. Our executive compensation practices are informed by shareholders. We value and carefully consider the feedback we receive from shareholders regarding our executive compensation programs. Following the 2019 Annual Meeting, we spoke with 32 shareholders representing 41% of our outstanding shares, with four independent directors participating in 20 of those conversations representing 34% of our outstanding shares. During these conversations, we solicited input on our executive compensation programs, governance practices and other important matters. These discussions provided us with direct shareholder feedback that informed refinements to our executive compensation program to closely align pay with long-term value creation. Shareholders were supportive of the proposed changes to our compensation program, which include, among other changes, increased rigor of target pay, capped PSU awards when TSR is negative, limited use of duplicative metrics in incentive plans, and the inclusion of more quantitative measurable metrics in individual performance factors that support our strategy, including metrics around diversity, talent and employee engagement. A comprehensive summary of investor feedback and our responses can be found in our CD&A on pages 52-74. Based on all of these factors, and given the breadth of the information available to and already taken into consideration by the Compensation Committee, we believe that mandating that certain information be utilized by the Compensation Committee in the performance of its duties is redundant, unnecessary and not in the best interests of our shareholders. THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

Back to Contents

OTHER MATTERS THAT MAY BE PRESENTED AT THE ANNUAL MEETING Other than Items 1 through 4, we do not expect any matters to be presented for action at the Annual Meeting. The requirements for shareholders to properly submit proposals and nominations at the Annual Meeting were described in the 2019 Proxy Statement. (They are similar to those described below under “2021 Annual Meeting of Shareholders.”) The Chairman of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the Board at the Annual Meeting if it is not properly submitted. If any other matters properly come before the Annual Meeting, your proxy gives authority to the designated proxies to vote on such matters in accordance with their best judgment.

Back to Contents

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING VOTING INSTRUCTIONS TO PROXIES At the Annual Meeting, the individuals named as proxies on each shareholder’s proxy card will vote the shares represented by the proxy card FOR or AGAINST or ABSTAIN from voting with respect to each of the nominees listed in Item 1 and with respect to Items 2, 3 and 4, as indicated in the shareholder’s voting instructions. If a properly executed proxy card does not include voting instructions, proxies will vote FOR each of the director nominees listed in Item 1, FOR Items 2 and 3, AGAINST Item 4 and in their discretion upon such other business as properly comes before the meeting. ATTENDING AND VOTING AT THE ANNUAL MEETING Due to the continued public health concerns about in-person gatherings related to the COVID-19 outbreak, the Annual Meeting will be a virtual meeting of shareholders. All shareholders of record as of March 12, 2020 may attend, vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MDLZ2020 and using the 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials, proxy card or VIF. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest but you will not be able to submit questions. See Question 12 on page 104 and Question 21 on page 106 for detailed information. ASKING QUESTIONS AT THE ANNUAL MEETING An online portal is available to shareholders of record as of March 12, 2020, at www.proxyvote.com where you can view and download our proxy materials and 2019 Form 10-K and vote your shares. On the day of and during the Annual Meeting, you can view our agenda and meeting procedures and submit questions on www.virtualshareholdermeeting.com/MDLZ2020. Shareholders must have their 16-digit control number to submit questions. Shareholders will have an opportunity to raise questions about the items of business for the meeting. In addition, after the business portion of the Annual Meeting concludes and the meeting is adjourned, shareholders will have another opportunity to raise questions of a more general nature. We intend to answer during the Annual Meeting all questions submitted that are pertinent to the Company and the items being voted on by shareholders, as time permits and in accordance with our meeting procedures. Answers to questions not addressed during the Annual Meeting will be posted following the meeting on the investor relations section of our website. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and address all shareholder questions, we will respond to no more than three questions from any single shareholder.

Back to Contents

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING 1. When and where is the Annual Meeting? Due to the continued public health concerns about in-person gatherings related to the COVID-19 outbreak, the Board of Directors has determined that this year we will hold a virtual Annual Meeting conducted via live webcast in order to support the health and well-being of our shareholders and other participants. We will hold the Annual Meeting at 9 a.m. CDT on May 13, 2020. Shareholders may attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/MDLZ2020 and using the 16-digit control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or VIF. 2. Who is entitled to vote at the Annual Meeting? The Board established March 12, 2020, as the record date (the “Record Date”) for the Annual Meeting. Each shareholder (registered or beneficial) who held shares of Common Stock at the close of business on the Record Date is entitled to receive notice of the Annual Meeting, to attend the Annual Meeting online and to vote on all matters that properly come before the Annual Meeting. At the close of business on the Record Date, 1,429,694,317 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting. 3. Why did I receive these proxy materials? You received these proxy materials because as of the Record Date, you directly or indirectly held, and had the right to vote, shares of Common Stock. In connection with the Board’s solicitation of proxies to be voted at the Annual Meeting, we are providing shareholders entitled to vote at the Annual Meeting with this Proxy Statement, the 2019 Form 10-K and a proxy card or VIF. We are providing your proxy card or VIF in the form of a paper card or a unique control number that allows you to give your proxy voting instructions online or by phone. We refer to these materials collectively as the “proxy materials.” These materials provide important information about Mondel?z International and describe the voting procedures and the matters to be voted on at the Annual Meeting. 4. What is the difference between registered shareholders and beneficial shareholders? Shareholders who hold Mondel?z International stock directly with our stock registrar and transfer agent, EQ Shareowner Services, are registered shareholders. If you are a registered shareholder, the proxy distributors will send the proxy materials directly to you, and your vote instructs the proxies how to vote your shares. Shareholders who hold stock indirectly through an account with an institutional or other nominee holder of stock, such as a broker or bank, are referred to as beneficial shareholders or shareholders “in street name.” If you are a beneficial shareholder, your broker, bank or other nominee delivers the proxy materials to you, and your vote instructs your nominee how to vote your shares; your nominee in turn instructs the proxies how to vote your shares. If you hold your shares beneficially in an employee benefit plan, your shares are voted by the trustee of the plan per your instructions. If you do not give instructions, your shares will be voted in accordance with the plan’s governing documents and applicable law. 5. How is Mondel?z International distributing proxy materials? We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about April 1, 2020, we mailed to our shareholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials electronically. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice instructs you on how to access the proxy materials and vote by going to a secure website. However, if you received the Notice by mail and would like to receive paper copies of the proxy materials in the mail on a one-time or ongoing basis, or if you would like to receive an electronic copy of the proxy materials by email on a one-time or ongoing basis, follow the instructions in the Notice for making such a request. The Notice is not a proxy card. You cannot use it to vote your shares.

Back to Contents

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING

6. How may I request printed copies of the proxy materials?

We will send printed, paper copies of proxy materials, including the 2019 Form 10-K, free of charge to any shareholder who requests copies in writing to: Investor Relations, Mondelēz International, Inc., 905 West Fulton Street, Suite 200, Chicago, Illinois 60607.

Shareholders may also request copies of these materials using one of the following methods:

- **By telephone:** Call free of charge 1-800-579-1639 in the United States and Canada.
- **Via the Internet:** Access the Internet and go to *www.proxyvote.com* and follow the instructions to log in and order copies. You can select from the following:
  – your preference to receive (a) printed materials via mail or (b) an e-mail with links to the electronic materials; and
  – if you would like your election to apply to the delivery of materials for all future meetings.
- **Via e-mail:** Please send a blank e-mail to *sendmaterial@proxyvote.com* with the control number that is printed in the box marked by the arrow in the subject line.

These materials are also available at *http://materials.proxyvote.com/609207*.

7. I am a participant in the Altria Deferred Profit Sharing Plan for Hourly Employees, the Altria Deferred Profit Sharing Plan for Salaried Employees, the Philip Morris International Deferred Profit-Sharing Plan or the Miller Coors LLC Employees Retirement & Savings Plan and have investments in the Mondelēz International Stock Fund(s). Can I vote? If so, how do I vote?

Yes, you are entitled to vote. Your proxy card or control number for voting electronically includes all shares allocated to your Mondelēz International Stock Fund account(s). With regard to each plan in which you hold the stock, your vote directs the plan trustee how to vote the shares allocated to you.

In order to direct the plan trustee how to vote the shares held in your Mondelēz International Stock Fund account(s), you must vote these plan shares (whether by Internet, QR barcode, telephone or mailed proxy card) by 11:59 p.m. EDT on May 8, 2020. If the trustee(s) does not receive your voting instructions or proxy card by that time, the trustee(s) will vote the shares allocated to your account(s) in the same proportion as the respective plan shares for which the trustee timely received voting instructions, unless doing so would be contrary to the Employee Retirement Income Security Act of 1974. Please follow the instructions for registered shareholders described in Question 12 below to cast your vote. Note that although you may attend the Annual Meeting online, you may not vote shares held in your Mondelēz International Stock Fund account(s) at the Annual Meeting.

8. How do I vote if I participate in Mondelēz International's Direct Purchase Plan?

If you hold shares in the Direct Purchase Plan, follow the instructions for registered shareholders described in Question 12 below to vote your shares. When you vote those shares, you will be voting all the shares you hold at our transfer agent as a registered shareholder. If you do not vote your shares, they will not be voted. PLEASE VOTE.

9. I hold CREST Depository Interests ("CDIs") that represent entitlements to shares of Common Stock as a result of Mondelēz International's acquisition of Cadbury in 2010. Can I vote the shares of Common Stock underlying my CDIs? If so, how do I vote?

Computershare Investor Services Plc ("Computershare") will send all CREST Participants (including nominee companies and sponsored individuals) that hold CDIs a notice and Form of Proxy that allow these participants to vote prior to the Annual Meeting. If you hold your CDIs in CREST, you can vote the underlying shares by completing and sending the Form of Proxy to the Voting Agent, Computershare, or via CREST as detailed on the Form of Proxy. Computershare must receive your vote by 3:00 p.m. London time on May 6, 2020. Computershare will then notify the Registrar of the vote for the underlying shares and your vote will be included in the final tally for the Annual Meeting.

If Computershare holds your CDIs on your behalf within Mondelēz International Corporate Sponsored Nominee Service, Computershare, as the international nominee for your CDIs, will send you a notice and Form of Direction. You may direct Computershare how to vote your underlying shares online or by returning your Form of Direction according to the instructions in the notice and Form of Direction by 3:00 p.m. London time on May 5, 2020. Computershare will then arrange to vote your underlying shares according to your instructions.

If another international nominee holds your CDIs on your behalf, your nominee may have its own arrangements in place to provide you with a separate notice of the Annual Meeting and proxy voting card with respect to your underlying shares. In that case, please follow your nominee's voting instructions to direct your nominee how to vote your underlying shares. Please vote by the deadline stated on the nominee's notice and proxy voting card.

Mondelēz International
2020 PROXY STATEMENT 103

If you hold CDIs and have questions about voting your shares of Common Stock underlying your CDIs, please contact Computershare at +44 (0)344 472 6005. 10. May I change or revoke my vote? Yes. If you are a registered shareholder, any subsequent vote you cast will replace your earlier vote. This applies whether you vote by mailing a proxy card or via QR barcode, telephone or the Internet. You may also revoke an earlier vote by voting online at the Annual Meeting. Alternatively, you may revoke your proxy by submitting a written revocation to the Corporate Secretary at Mondel?z International, Inc., 905 West Fulton Street, Suite 200, Chicago, Illinois 60607. If you are a beneficial shareholder, you must contact your broker, bank or other nominee for specific instructions on how to change or revoke your vote. 11. What is the quorum requirement for the Annual Meeting? We need a quorum of shareholders to validly hold the Annual Meeting. A quorum will be present if a majority of the outstanding shares of Common Stock entitled to vote as of the Record Date is represented at the Annual Meeting, either online or by proxy. Abstentions and broker non-votes (described in Question 15 below) will be counted for the purpose of determining whether a quorum is present for the Annual Meeting. 12. How do I vote my shares? If you are a registered shareholder, you may vote any of these four ways: ? online before the Annual Meeting at www.proxyvote.com or scan the QR barcode provided (control number is required). The Internet voting system will be available 24 hours a day until 11:59 p.m. EDT on May 12, 2020; ? by telephone, if you are located within the United States and Canada. Call 1-800-690-6903 (toll-free) from a touch-tone telephone. The telephone voting system will be available 24 hours a day until 11:59 p.m. EDT on May 12, 2020; ? by returning a properly executed proxy card. We must receive your proxy card before the polls close at the Annual Meeting on May 13, 2020; or ? online during the Annual Meeting through the online portal hosting the virtual annual meeting. Please log in to www.virtualshareholdermeeting.com/MDLZ2020 using the 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or proxy card. If you are a beneficial shareholder, you may vote any of these four ways: ? online before the Annual Meeting at www.proxyvote.com or scan the QR barcode provided (control number is required). The Internet voting system will be available 24 hours a day until 11:59 p.m. EDT on May 12, 2020 (May 8, 2020 for plan participants); ? by telephone, if you are located within the United States and Canada call 1-800-454-8683 (toll-free) or by the “vote-by-phone” number indicated on your VIF as instructed by your bank or broker; ? by returning a properly executed VIF by mail specified by your broker, bank or other nominee; or ? online during the Annual Meeting through the online portal hosting the virtual annual meeting. Please log in to www.virtualshareholdermeeting.com/MDLZ2020 using the 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials, your VIF or your power of attorney issued by your bank or broker. 13. What vote is needed to elect directors? To be elected in an uncontested election such as at this Annual Meeting, a director nominee must receive a majority of the votes cast – i.e., more votes FOR than AGAINST. Abstentions and broker non-votes (described in Question 15 below) are not considered as votes cast and will have no effect on the vote outcome for these matters. In an uncontested election, if an incumbent director nominated for re-election receives a greater number of votes AGAINST than votes FOR, the director must tender his or her resignation to the Governance Committee for its consideration following certification of the election results. The Governance Committee then will recommend to the Board whether to accept the resignation. The director will continue to serve until the Board decides whether to accept the resignation but will not participate in the committee’s recommendation or the Board’s action regarding whether to accept the resignation offer. The Board considers all factors it deems relevant to the Company’s best interests and will publicly disclose its decision and rationale within 90 days after certification of the election results. If the Board does not accept the director’s resignation, the director will continue to serve until the next annual meeting of shareholders or until the director’s successor is duly elected and qualified.

Back to Contents

14. What vote is needed to approve the other proposals? Approval of each of Item 2 (Advisory Vote to Approve Executive Compensation), Item 3 (Ratification of the Selection of the Independent Registered Public Accountants) and Item 4 (Shareholder Proposal) also requires a majority of votes cast – i.e., more votes FOR than AGAINST. Abstentions and broker non-votes (described in Question 15 below) are not considered as votes cast and will have no effect on the vote outcome for Items 2 and 4. There should not be any broker non-votes with respect to Item 3 (as explained in Question 15 below). 15. What are broker non-votes? If you are a beneficial shareholder, your vote instructs your broker, bank or other nominee, as the holder of record, how to vote your shares. If you do not provide voting instructions to your broker, bank or other nominee, your nominee has discretion to vote your shares only on matters classified as “routine” under stock exchange rules. The ratification of the selection of the independent registered public accountants (Item 3) is the only item on the agenda for the Annual Meeting that is considered routine. If you do not provide voting instructions to your broker or other nominee, your nominee may vote your shares only on Item 3. In that case, your shares will count toward the quorum for the Annual Meeting and be voted on Item 3, but they will not be voted on Items 1, 2 and 4 and any other matters that may come to vote at the Annual Meeting, resulting in “broker non-votes.” 16. Who bears the cost of soliciting votes for the Annual Meeting? The Company bears the cost of soliciting your vote. The Company’s directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities. The Company will enlist the help of banks, brokers and other nominee holders in soliciting proxies for the Annual Meeting from their customers (i.e., beneficial shareholders) and reimburse those firms for related out-of-pocket expenses. We retained Morrow Sodali LLC to aid in soliciting votes for the Annual Meeting for a fee not to exceed $30,000 plus reasonable expenses. 17. What is Householding? We have adopted procedures that allow us to deliver proxy materials more cost effectively. If you are a beneficial shareholder and you and other residents at your mailing address share the same last name and also own shares of Common Stock in an account at the same broker, bank or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs, and helps the environment. Shareholders participating in householding continue to receive separate proxy cards and control numbers for voting electronically. A shareholder who received a single Notice or set of proxy materials to a shared address may request a separate copy of the Notice or proxy materials by contacting in writing Broadridge Financial Solutions, Inc., Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-866-540-7095. We will deliver promptly a separate copy of the Notice or proxy materials to a shareholder at a shared address to which a single copy was delivered, if requested. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee. Beneficial shareholders who share an address and receive multiple copies of the proxy materials but want to receive only a single copy of these materials in the future should contact their broker, bank or other nominee and make this request. If you are a registered shareholder or hold your shares in an employee benefit plan, we sent you and each registered or plan shareholder at your address separate Notices or sets of proxy materials. 18. Are my votes confidential? Yes. Your votes will not be disclosed to our directors, officers or employees except: ? as necessary to meet applicable legal requirements and to assert or defend claims for or against us; ? in the case of a contested proxy solicitation; ? if you provide a comment with your proxy or otherwise communicate your vote to us outside of the normal procedures; or ? as necessary to allow the inspector of election to certify the results.

Back to Contents

19. Who counts the votes and certifies the voting results? Broadridge Financial Solutions will receive and tabulate the proxies. Representatives of Hagberg Associates LLC will act as the inspectors of election and will certify the results. 20. How do I find out the voting results? We expect to announce preliminary voting results at the Annual Meeting. We will disclose final voting results in a Current Report on Form 8-K to be filed with the SEC on or before May 19, 2020. The Form 8-K will be available at http://ir.mondelezinternational.com/sec.cfm and on the SEC’s website at www.sec.gov. 21. What do I need to do if I want to attend the Annual Meeting? Due to the continued public health concerns about in-person gatherings related to the COVID-19 outbreak, the Annual Meeting will be a virtual meeting of shareholders. All shareholders of record as of March 12, 2020 may attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/MDLZ2020 and using the 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials, proxy card or VIF. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest but you will not be able to submit questions. 22. May I raise questions at the Annual Meeting? Yes. On the day of, and during, the Annual Meeting, shareholders of record can submit questions via www.virtualshareholdermeeting.com/MDLZ2020. Shareholders must have their 16-digit control number to submit questions. Shareholders will have an opportunity to raise questions about the items being voted on at the Annual Meeting. In addition, after the business portion of the Annual Meeting concludes and the meeting is adjourned, shareholders will have another opportunity to raise questions of a more general nature. We intend to answer during the Annual Meeting all questions submitted that are pertinent to the Company and the items being voted on by shareholders, as time permits and in accordance with our meeting procedures. Answers to questions not addressed during the Annual Meeting will be posted following the meeting on the investor relations section of our website. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and address all shareholder questions, we will respond to no more than three questions from any single shareholder.

Back to Contents

2021 ANNUAL MEETING OF SHAREHOLDERS We currently anticipate holding the 2021 Annual Meeting of Shareholders on approximately the same date as this year’s Annual Meeting. shareholder nominations and proposals for the 2021 annual meeting Shareholders should mail all nominations and proposals to the Corporate Secretary at Mondel?z International, Inc., 905 West Fulton Street, Suite 200, Chicago, Illinois 60607. You may obtain a copy of the By-Laws from the Corporate Secretary (please make a written request to the same address) or by visiting www.mondelezinternational.com/investors/corporate-governance. Shareholder Nominations of a Candidate for Election as a Director or Shareholder Proposal of Business for Consideration at an Annual Meeting of Shareholders (not for inclusion in the Company’s 2021 proxy materials) Under the By-Laws, a shareholder may nominate a candidate for election as a director or propose business for consideration at an annual meeting of shareholders (but, in either case, not for inclusion in the proxy materials) by delivering written notice that contains certain required information to the Corporate Secretary and otherwise complying with other requirements included in our By-Laws. To be considered at the 2021 Annual Meeting of Shareholders, the Corporate Secretary must receive a shareholder’s written notice of nomination or proposal between December 14, 2020 and January 13, 2021. If we change the date of an annual meeting by more than 30 days from the date of the previous year’s annual meeting, then we must receive this written notice no later than 60 days before the date of the annual meeting. Shareholder Director Candidates for Possible Inclusion in the Company’s 2021 Proxy Materials (“Proxy Access”) The By-Laws provide for proxy access. One or more shareholders may nominate and include in the 2021 proxy materials director nominees provided that the shareholder(s) and the nominee(s) satisfy the terms, conditions and requirements specified in the By-Laws. The key parameters are: ? Minimum Ownership Threshold: the nominating shareholder(s) must own 3% or more of the outstanding Common Stock ? Ownership Duration: such Common Stock must have been held continuously for at least three years ? Nominating Group Size: a nominating shareholder group cannot consist of more than 20 shareholders ? Number of Nominees: appropriate shareholders may nominate the greater of 20% of the Board or 2 nominees To be included in the proxy materials for the 2021 Annual Meeting of Shareholders, the Corporate Secretary must receive the required written notice and required information specified in the By-Laws on or before November 27, 2020. Shareholder Proposals for Possible Inclusion in the Company’s 2021 Proxy Materials Under SEC Rule 14a-8, a shareholder may submit a proposal for possible inclusion in the 2021 proxy materials for an annual meeting of shareholders. The Corporate Secretary must receive the proposal and other required information at our principal executive offices not later than 120 calendar days before the one-year anniversary date of the proxy statement's release for the previous year's annual meeting. Accordingly, to be considered for inclusion in the proxy materials for the 2021 Annual Meeting of Shareholders, the Corporate Secretary must receive a shareholder's submission of a proposal on or before the close of business on November 27, 2020. Ellen M. Smith Senior Vice President & Chief Counsel, Chief Compliance Officer and Corporate Secretary

Back to Contents

ANNEX A:

FINANCIAL MEASURES DEFINITIONS

We report our financial results in accordance with U.S. GAAP. However, we use non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Therefore, we also base financial targets for our AIP and PSUs on non-GAAP and other financial measures. The chart below defines each measure and describes the adjustments to the related GAAP measure (if applicable), modifications to our non-GAAP measures for purposes of our compensation targets and our reasons for using these measures. (See our 2019 Form 10-K for additional information on our non-GAAP financial measures and definitions of terms used in the Definitions column below.)

Measures	Definitions (Including Adjustment to GAAP Measure)	Modifications	Rationale
Organic Volume Growth (AIP)	Organic Volume is defined as volume excluding the impacts of: • acquisitions; and • divestitures[1].		Reflects the volume growth rates for our base business by eliminating the impact of certain disclosed one-time factors, facilitating comparisons to prior year(s).
Organic Net Revenue Growth (AIP and PSUs)	Organic Net Revenue is defined as net revenues excluding the impacts of: • acquisitions; • divestitures[1]; and • currency rate fluctuations (calculated based on prior year rates)[2].	*Organic Net Revenue Growth*: Actual results calculated based on the definition of Organic Net Revenue Growth used for each year of the three-year performance cycle.	Reflects the revenue growth rates for our base business by eliminating the impact of certain disclosed one-time factors, facilitating comparisons to prior year(s).
Defined Gross Profit Dollars (AIP)	Adjusted Gross Profit is defined as gross profit excluding the impacts of: • the Simplify to Grow Program[3]; • acquisition integration costs; • divestiture-related costs; • operating results from divestitures[1]; and • mark-to-market impacts from commodity and forecasted currency transaction derivative contracts[5].	*Defined Gross Profit Dollars:* Defined as Adjusted Gross Profit Dollars calculated at currency exchange rates utilized in our internal financial planning for 2019.	Indicator of overall business trends and performance, based on what business leaders can control.
Defined Operating Income (AIP)	Adjusted Operating Income is defined as operating income excluding the impacts of: • the Simplify to Grow Program[3]; • gains or losses (including non-cash impairment charges) on goodwill and intangible assets; • divestiture[1] or acquisition gains or losses and related divestiture[1], acquisition and integration costs; • operating income from divestitures[1]; • remeasurement of net monetary position[4]; • mark-to-market impacts from commodity and forecasted currency transaction derivative contracts[5]; • impact from resolution of tax matters[6]; • CEO transition remuneration[7]; • impact from pension participation changes[8]; and • Swiss tax reform impacts[9].	*Defined Operating Income*: Defined as Adjusted Operating Income calculated at currency exchange rates utilized in our internal financial planning for 2019.	Indicator of overall business trends and performance, based on what business leaders can control.

A-1 Mondelēz International 2020 PROXY STATEMENT

ANNEX A: FINANCIAL MEASURES DEFINITIONS

Measures	Definitions (Including Adjustment to GAAP Measure)	Modifications	Rationale
Defined EPS (AIP)	Adjusted EPS is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of: • the Simplify to Grow Program[3]; • gains or losses (including non-cash impairment charges) on goodwill and intangible assets; • divestiture[1] or acquisition gains or losses and related divestiture[1], acquisition and integration costs; • net earnings from divestitures[1]; • remeasurement of net monetary position[4]; • mark-to-market impacts from commodity and forecasted currency transaction derivative contracts[5]; • impact from resolution of tax matters[6]; • CEO transition remuneration[7]; • impact from pension participation changes[8]; • incremental expenses related to the 2017 malware incident; • losses on debt extinguishment and related expenses; • gain on equity method investment transactions; • gains or losses on interest swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; • U.S. tax reform discrete impacts[9]; • Swiss tax reform impacts[9]; And within Adjusted EPS: • equity method investment earnings exclude our proportionate share of our investees' unusual or infrequent items[10].	*Defined EPS*: Defined as Adjusted EPS calculated at currency exchange rates utilized in our internal financial planning for 2019.	Indicator of overall business trends and performance, based on what business leaders can control.

Mondelēz International
2020 PROXY STATEMENT A-2

ANNEX A: FINANCIAL MEASURES DEFINITIONS

Measures	Definitions (Including Adjustment to GAAP Measure)	Rationale
Free Cash Flow (AIP)	Free Cash Flow is defined as Net Cash Provided By Operating Activities less capital expenditures.	Reflects financial liquidity, working capital efficiency and financial health.
Adjusted ROIC (PSUs)	Adjusted Net Operating Profit After Taxes ("NOPAT") divided by Adjusted Invested Capital, which are defined below: Adjusted NOPAT is defined as Operating Income less taxes plus Equity Method Investment Earnings excluding the impacts of: • the Simplify to Grow Program[3]; • divestiture[1] or acquisition gains or losses and related divestiture[1], acquisition and integration costs; • gains or losses (including non-cash impairment charges) on goodwill and intangible assets; • the operating results of divestitures[1]; • remeasurement of net monetary position[4]; • mark-to-market impacts from commodity and forecasted currency transaction derivative contracts[5]; • Impact from the resolution of tax matters[6]; • CEO transition remuneration[7]; • impact form pension participation changers[8]; • incremental expenses related to the 2017 malware incident; • gain on equity method investment transactions; • U.S. tax reform discrete impacts[9]; • Swiss tax reform impacts[9]; And Equity Method Investment Earnings excludes: • our proportionate share of our investees' unusual or infrequent items[10]. Adjusted Invested Capital (calculated as the simple average of beginning and year-end balances) is defined as: • Current assets, excluding cash; • Property, Plant and Equipment, net; • Goodwill; • Intangibles, net; and • Other Assets adjusted for the JDE investment step-up recorded in 2015. *Less:* • Current liabilities, excluding Debt; • Deferred Taxes; • Accrued Pension and Postretirement; • Other Liabilities; and • Non-Controlling Interest.	Reflects a metric used to measure effectiveness in managing working capital and stresses the importance of continued focus on asset and cash management.

(1) Divestitures include completed sales of businesses and the exits of major product lines upon completion of a sale or licensing agreement. See Note 2, *Divestitures and Acquisitions*, in our 2019 Form 10-K for more information.

(2) Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

(3) Non-GAAP adjustments related to the Simplify to Grow Program reflect costs incurred that relate to the objectives of our program to transform our supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments.

(4) During the third quarter of 2018, as we began to apply highly inflationary accounting for Argentina, we excluded the remeasurement gains or losses related to remeasuring net monetary assets or liabilities in Argentina to be consistent with our prior accounting for these remeasurement gains or losses for Venezuela when it was subject to highly inflationary accounting prior to 2016. See Note 1, *Summary of Significant Accounting Policies*, in our 2019 Form 10-K for more information.

A-3 Mondelēz International

2020 PROXY STATEMENT

(5) During the third quarter of 2016, we began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from our non-GAAP earnings measures until such time that the related exposures impact our operating results. Since we purchase commodity and forecasted currency transaction contracts to mitigate price volatility primarily for inventory requirements in future periods, we made this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of our underlying operating performance across periods. We also discontinued designating commodity and forecasted currency transaction derivatives for hedge accounting treatment. To facilitate comparisons of our underlying operating results, we have recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts. (6) See Note 14, Commitments and Contingencies – Tax Matters, in our 2019 Form 10-K for more information. (7) On November 20, 2017, Dirk Van de Put succeeded Irene Rosenfeld as CEO of Mondel?z International in advance of her retirement at the end of March 2018. In order to incent Mr. Van de Put to join us, we provided him compensation with a total combined target value of $42.5 million to make him whole for incentive awards he forfeited or grants that were not made to him when he left his former employer. The compensation we granted took the form of cash, deferred stock units, performance share units and stock options. In connection with Irene Rosenfeld’s retirement, we made her outstanding grants of performance share units for the 2016-2018 and 2017-2019 performance cycles eligible for continued vesting and approved a $0.5 million salary for her service as Chairman from January through March 2018. We refer to these elements of Mr. Van de Put’s and Ms. Rosenfeld’s compensation arrangements together as “CEO transition remuneration.” We are excluding amounts we expense as CEO transition remuneration from our non-GAAP results because those amounts are not part of our regular compensation program and are incremental to amounts we would have incurred as ongoing CEO compensation. As a result, in 2017, we excluded amounts expensed for the cash payment to Mr. Van de Put and partial vesting of his equity grants. In 2018, we excluded amounts paid for Ms. Rosenfeld’s service as Chairman and partial vesting of Mr. Van de Put’s and Ms. Rosenfeld’s equity grants. In 2019, we excluded amounts related to the partial vesting of Mr. Van de Put's equity grants. (8) The impact from pension participation changes represents the charges incurred when employee groups are withdrawn from multiemployer pension plans and other changes in employee group pension plan participation. We exclude these charges from our non–GAAP results because those amounts do not reflect our ongoing pension obligations. See Note 11, Benefit Plans, in our 2019 Form 10-K for more information. (9) We exclude the impact of the 2019 Swiss tax reform and 2017 U.S. tax reform. During the third quarter of 2019, Swiss Federal and Zurich Cantonal tax events drove our recognition of a Swiss tax reform net benefit to our results of operations. On December 22, 2017, the United States enacted tax reform legislation that included a broad range of business tax provisions. We exclude these tax reform impacts from our Adjusted EPS as they do not reflect our ongoing tax obligations under the new tax reforms. Refer to Note 16, Income Taxes, in our 2019 Form 10-K for more information. (10) We have excluded our proportionate share of our equity method investees’ unusual or infrequent items such as acquisition and divestiture related costs, restructuring program costs and discrete U.S. tax reform impacts, in order to provide investors with a comparable view of our performance across periods. Although we have shareholder rights and board representation commensurate with our ownership interests in our equity method investees and review the underlying operating results and unusual or infrequent items with them each reporting period, we do not have direct control over their operations or resulting revenue and expenses. Our use of equity method investment net earnings on an adjusted basis is not intended to imply that we have any such control. Our GAAP “diluted EPS attributable to Mondel?z International from continuing operations” includes all of the investees’ unusual and infrequent items. GAAP TO NON-GAAP RECONCILIATIONS Net Revenues to Organic Net Revenue Mondel?z (in millions of U.S. dollars) (Unaudited) International For the Twelve Months Ended December 31, 2019 Reported (GAAP) $ 25,868 Acquisitions(1) (88) Divestitures(2) (55) Currency 1,154 Organic (Non-GAAP) $ 26,879 For the Twelve Months Ended December 31, 2018 Reported (GAAP) $ 25,938 Divestitures(2) (126) Organic (Non-GAAP) $ 25,812 % Change Reported (GAAP) (0.3)% Organic (Non-GAAP) 4.1% (1) Refer to Note 2, Divestitures and Acquisitions, to the consolidated financial statements in the 2019 Form 10-K for more information on the 2018 acquisition of Tate’s Bake Shop and the 2019 acquisition of a majority interest in Perfect Snacks. (2) Refer to Note 2, Divestitures and Acquisitions, to the consolidated financial statements in the 2019 Form 10-K for more information on divestitures.

Back to Contents

ANNEX A: FINANCIAL MEASURES DEFINITIONS
GAAP TO NON-GAAP RECONCILIATIONS

Gross Profit to Adjusted Gross Profit (in millions of U.S. dollars) (Unaudited)	For the Twelve Months Ended December 31, 2019	2018	$ Change	% Change
Reported (GAAP)	**$ 10,337**	**$ 10,352**	**$ (15)**	**(0.1)%**
Simplify to Grow Program(1)	101	189	(88)	
Mark-to-market (gains)/losses from derivatives(2)	(92)	(140)	48	
Divestiture-related costs(3)	1	-	1	
Operating results from divestitures(3)	(14)	(28)	14	
Impact from resolution of tax matters(4)	-	(1)	1	
Rounding	-	1	(1)	
Adjusted (Non-GAAP)	**$ 10,333**	**$ 10,373**	**$ (40)**	**(0.4)%**
Impact of unfavorable currency	452	–	452	
Adjusted @ Constant FX (Non-GAAP)	**$ 10,785**	**$ 10,373**	**$ 412**	**4.0%**

(1) Refer to Note 8, *Restructuring Program*, to the consolidated financial statements in the 2019 Form 10-K for more information.
(2) Refer to Note 10, *Financial Instruments*, and Note 18, *Segment Reporting*, to the consolidated financial statements in the 2019 Form 10-K for more information on the unrealized gains and losses on commodity and forecasted currency transaction derivatives.
(3) Refer to Note 2, *Divestitures and Acquisitions*, to the consolidated financial statements in the 2019 Form 10-K for more information on divestitures.
(4) Refer to Note 14, *Commitments and Contingencies – Tax Matters*, to the consolidated financial statements in the 2019 Form 10-K for more information.

Diluted EPS to Adjusted EPS(1) (Unaudited)	For the Twelve Months Ended December 31, 2019	2018	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	**$ 2.65**	**$ 2.28**	**$ 0.37**	**16.2%**
Simplify to Grow Program(2)	0.24	0.32	(0.08)	
Intangible asset impairment charges(3)	0.03	0.03	-	
Mark-to-market gains/losses from derivatives(2)	(0.05)	(0.09)	0.04	
Acquisition-related costs(4)	-	0.01	(0.01)	
Divestiture-related costs(2)	0.01	-	0.01	
Net earnings from divestitures(2)	(0.01)	(0.01)	-	
Net gain on divestiture(2)	(0.03)	-	(0.03)	
Remeasurement of net monetary position(5)	-	0.01	(0.01)	
Impact from pension participation changes(6)	(0.02)	0.22	(0.24)	
Impact from resolution of tax matters(2)	0.05	(0.01)	0.06	
CEO transition remuneration(7)	0.01	0.01	–	
Net gain related to interest rate swaps(8)	0.08	(0.01)	0.09	
Loss on debt extinguishment(9)	-	0.07	(0.07)	
Swiss tax reform net impacts(10)	(0.53)	-	(0.53)	
U.S. tax reform discrete net tax expense/(benefit)(10)	-	0.01	(0.01)	
Net loss/(gain) on equity method investment transaction(11)	0.01	(0.39)	0.40	
Equity method investee acquisition-related and other charges/(benefits)(12)	0.03	(0.03)	0.06	
Adjusted EPS (Non-GAAP)	**$ 2.47**	**$ 2.42**	**$ 0.05**	**2.1%**
Impact of unfavorable currency	0.15	–	0.15	
Adjusted EPS @ Constant FX (Non-GAAP)	**$ 2.62**	**$ 2.42**	**$ 0.20**	**8.3%**

A-5 Mondelēz International
2020 PROXY STATEMENT

(1) The tax expense/(benefit) of each of the pre-tax items excluded from our GAAP results was computed based on the facts and tax assumptions associated with each item, and such impacts have also been excluded from Adjusted EPS. ? For the year ended December 31, 2019, taxes for the: Simplify to Grow Program were $(103) million, intangible asset impairment charges were $(14) million, mark-to-market gains from derivatives were $19 million, divestiture-related costs were zero, net earnings from divestiture were zero, net gain on divestiture were $3 million, impact from pension participation changes were $8 million, impact from the resolution of tax matters were $(21) million, CEO transition remuneration were zero, net loss related to interest rate swaps were zero, Swiss tax reform were $(769) million, net loss on equity method investment transactions were $6 million and equity method investee and other charges/benefits were $(12) million. ? For the year ended December 31, 2018, taxes for the: Simplify to Grow Program were $(156) million, intangible asset impairment charges were $(16) million, mark-to-market gains from derivatives were $10 million, acquisition-related costs were $(3) million, net earnings from divestiture were zero, impact from pension participation changes were $(108) million, impact from resolution of tax matters were $(6) million, CEO transition remuneration were $(5) million, net gain related to interest rate swaps were $2 million, loss on debt extinguishment were $(35) million, U.S. tax reform were $19 million, gain on equity method investment transactions were $192 million and equity method investee and other charges/benefits were $16 million. (2) See the Gross Profit table and the related footnotes for more information. (3) Refer to Note 6, Goodwill and Intangible Assets, to the consolidated financial statements in the 2019 Form 10-K for more information on trademark impairments. (4) Refer to Note 2, Divestitures and Acquisitions, to the consolidated financial statements in the 2019 Form 10-K for more information on the 2018 acquisition of Tate’s Bake Shop. (5) Refer to Note 1, Summary of Significant Accounting Policies – Currency Translation and Highly Inflationary Accounting, to the consolidated financial statements in the 2019 Form 10-K for more information on our application of highly inflationary accounting for Argentina. (6) Refer to Note 11, Benefit Plans, to the consolidated financial statements in the 2019 Form 10-K for more information. (7) Refer to the Financial Measures definitions and related table notes. (8) Refer to Note 10, Financial Instruments, to the consolidated financial statements in the 2019 Form 10-K for more information on our interest rate swaps, which we no longer designate as cash flow hedges. (9) Refer to Note 9, Debt and Borrowing Arrangements, to the consolidated financial statements in the 2019 Form 10-K for more information on losses on debt extinguishment. (10) Refer to Note 16, Income Taxes, to the consolidated financial statements in the 2019 Form 10-K for more information on the impact of Swiss tax reform and U.S. tax reform. (11) Refer to Note 7, Equity Method Investments, to the consolidated financial statements in the 2019 Form 10-K for more information on our equity method investment transactions. (12) Includes our proportionate share of unusual or infrequent items, such as acquisition and divestiture-related costs, restructuring program costs and discrete U.S. tax reform impacts recorded by our JDE and Keurig equity method investees. Net Cash Provided by Operating Activities to Free Cash Flow For the Twelve Months Ended (in millions of U.S. dollars) (Unaudited) December 31, 2019 Net Cash Provided by Operating Activities (GAAP) $ 3,965 Capital Expenditures (925) Free Cash Flow (Non-GAAP) $ 3,040 FINANCIAL TARGETS Our long-term financial targets for Organic Net Revenue growth, Adjusted EPS growth on a constant currency basis and Free Cash Flow are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in currency exchange rates, restructuring activities, acquisitions and divestitures. We are not able to reconcile our target Organic Net Revenue growth to comparable reported net revenue growth because we are unable to predict the impact from potential acquisitions or divestitures, as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of our operations are outside the U.S. We are not able to reconcile our target Adjusted EPS growth on a constant currency basis to comparable reported diluted EPS growth because we are unable to predict the timing of our restructuring program costs, mark-to-market impacts from commodity and forecasted currency transaction derivative contracts and impacts from potential acquisitions or divestitures as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. We are not able to reconcile our target Free Cash Flow to comparable net cash from operating activities because we are unable to predict during this period the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.

Back to Contents

Back to Contents

AT-A-GLANCE ABOUT SNACKING MADE RIGHT Our purpose is to empower people to snack right. We will lead the future of snacking around the world by offering the right snack, for the right moment, made the right way. OUR 20251MPACTGOALS SUSTAINABLE SNACKING MINDFUL SNACKING Sustainable ingredients cocoa volum12 for chocolat12 brands sourc12d sustainably from Cocoa Lif12 by 2025 Portion control of global n12t r12v12nu12 from snacks from portion control products by 2025 Environmental impact r12duction in 12nd-to-12nd (2018 bas12lin12) On pack communication products including portion amounts 00 and mindful snacking information on pack globally by 2025 Packaging innovation packaging r12cyclabl12 and Innovation in r12v12nu12 from Snack 10000 lab12l12d with consum12r r12cycling information by 2025 $100M Futur12s by 2022 WHY WE'RE DIFFERENT Powerful global brands and local jewels We have a rich portfolio of strong brands-both global and local. Strong global presence and scale 74% of our business is outside of the United States. We have a strong presence in emerging markets which represent 37% of our business. Strong value chain Across the globe, we have a powerful value chain. We touch millions of stores and combine this with state-of the-art manufacturing. Committed people Our people are energized for growth. We have a diverse employee community that can make things happen , and happen fast.

Back to Contents

For More Information on Our Company, Purpose and Strategies Visit: www.mondelezinternational.com

Back to Contents

Back to Contents